                                     [LOGO]

                                October 8, 1997

To the shareholders of GB Bancorporation:

    You are cordially invited to attend a Special Meeting of shareholders of GB Bancorporation ("GB") to be held on Monday, November 10, 1997 at 4:00 p.m., local time at which each shareholder of GB will be asked (1) to consider and vote on a proposal to approve the principal terms of a proposed merger of GB with and into Zions Bancorporation ("Zions"), pursuant to an Agreement and Plan of Merger, dated as of July 3, 1997, as amended, by and between Zions and GB and
(2) to approve the accelerated vesting of certain stock options held by certain directors and officers of GB to acquire GB common stock (the "Management Stock Options"). Upon the merger becoming effective, each issued and outstanding share of common stock, no par value, of GB will be converted into the right to receive
2.2748 (the "Conversion Number") shares of common stock, no par value, of Zions.

    THE BOARD OF DIRECTORS OF GB HAS CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF GB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE GB SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. Goldman, Sachs & Co., GB's financial advisor, has delivered to the GB Board its opinion, dated July 7, 1997, that the Conversion Number is fair to the GB shareholders. In addition, the Board of Directors recommends that the GB shareholders vote to approve the accelerated vesting of the Management Stock Options.

    Consummation of the merger is subject to certain conditions, including the approval of the merger by the GB shareholders and various regulatory authorities and the receipt of an opinion of counsel in respect of certain federal income tax consequences of the merger. Subject to satisfaction or waiver of the conditions to the Merger, the merger currently is expected to close in the fourth quarter of 1997.

    The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus describe the merger and provide specific information concerning the Special Meeting. Please read these materials carefully and consider the information contained in them.

    It is important that your shares be represented and voted at the Special Meeting regardless of the number of shares you own and whether or not you plan to attend the Special Meeting. The affirmative vote of the holders of a majority of the votes that may be cast by all holders of GB common stock entitled to vote at the Special Meeting is required for approval of the principal terms of the merger, while the affirmative vote of holders of more than 75% of the votes that may be cast (excluding common stock owned or attributable to certain members of management and the Board of Directors) is required for the approval of the accelerated vesting of the Management Stock Options. Your failure to vote for approval of the principal terms of the merger has the same effect as a vote against the merger. Likewise, your failure to vote for approval of the accelerated vesting of Management Stock Options has the same effect as a vote against that proposal.

          4320 La Jolla Village Drive, Suite 355, San Diego, CA 92122
                      (619) 623-3190 - Fax (619) 552-0463

    We urge each of you to sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope, whether or not you currently plan to attend the Special Meeting. Returning your proxy card now will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. If you decide to attend the Special Meeting and wish to vote in person, you may withdraw your proxy at that time. Please do not send in certificates for your shares of GB common stock at this time. Instructions for exchange of stock certificates will be sent to GB shareholders upon consummation of the merger.

                                          Sincerely,

                                               [SIG]

                                          Robert G. Sarver
                                          CHAIRMAN AND CEO

                                                    [SIG]

                                          Allan W. Severson
                                          PRESIDENT

                               GB BANCORPORATION
                     4320 LA JOLLA VILLAGE DRIVE, SUITE 355
                          SAN DIEGO, CALIFORNIA 92122

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 10, 1997

                             ---------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of GB Bancorporation, a California corporation ("GB"), has been called by the Board of Directors of GB and will be held at the offices of GB, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122 on Monday, November 10, 1997 at 4:00 p.m., local time.

    The purposes of the Special Meeting are:

    (1) to consider and vote on a proposal to approve the principal terms of a proposed merger (the "Merger") of GB with and into Zions Bancorporation, a Utah corporation ("Zions"), pursuant to an Agreement and Plan of Merger, dated as of July 3, 1997 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and between Zions and GB, with Zions being the surviving corporation;

    (2) to approve the accelerated vesting of certain stock options to acquire GB common stock held by certain directors and officers of GB (the "Management Stock Options"); and

    (3) to transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

    Holders of record of shares of GB common stock at the close of business on October 1, 1997, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of GB is required to approve the principal terms of the Merger, while the affirmative vote of holders of more than 75% of the outstanding shares (excluding common stock owned or attributable to certain members of management and the Board of Directors) is required for the approval of the accelerated vesting of the Management Stock Options.

    The terms of the Merger and the Zions common stock to be issued in connection therewith are described in detail in the accompanying Proxy Statement-Prospectus. The Board of Directors of GB has concluded that the Merger is fair to and in the best interests of GB and its shareholders and unanimously recommends that the GB shareholders vote for the approval of the principal terms of the Merger. In addition, the Board of Directors of GB recommends that the GB shareholders vote to approve the accelerated vesting of the Management Stock Options.

    To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you currently plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement-Prospectus at any time before it is voted at the Special Meeting.

    Shareholders of GB are entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of common stock of GB as of July 6, 1997, in lieu of receiving the Zions common stock in the Merger by complying with certain procedures specified by California law. See "The Merger--Dissenters' Rights" in the accompanying Proxy Statement-Prospectus. The complete text of

Chapter 13 of the California General Corporation Law relating to dissenters' rights is set forth as Appendix C to the Proxy Statement-Prospectus.

                                          By Order of the Board of Directors,

                                                    [SIG]

                                          Peggy Standefer
                                          ASSISTANT SECRETARY

San Diego, California
October 8, 1997

                            ------------------------

    YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON EVEN IF YOU PREVIOUSLY SUBMITTED A PROXY.

    YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR SHARES OF GB COMMON STOCK AT THIS TIME.

                            ------------------------

                                PROXY STATEMENT

                               GB BANCORPORATION

                         SPECIAL MEETING TO BE HELD ON

                               NOVEMBER 10, 1997
                            ------------------------

                                   PROSPECTUS

                              ZIONS BANCORPORATION

                                  COMMON STOCK

                            (NO PAR VALUE PER SHARE)
                            ------------------------

    This Proxy Statement-Prospectus is being furnished to the shareholders of GB Bancorporation (the "GB Shareholders"), a California corporation ("GB"), in connection with the solicitation of proxies by the Board of Directors of GB (the "GB Board") from holders of outstanding shares of GB's common stock, no par value ("GB Common Stock"), for use at a special meeting of shareholders of GB to be held at the offices of GB, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122, on November 10, 1997, at 4:00 p.m., local time, and at any adjournments and postponements thereof (the "Special Meeting").

    At the Special Meeting, GB Shareholders will be asked to consider and vote to approve the principal terms of a merger of GB with and into Zions Bancorporation (the "Merger"), a Utah corporation ("Zions"), with Zions being the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), pursuant to an Agreement and Plan of Merger, dated as of July 3, 1997 and amended on September 5, 1997 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and between Zions and GB, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. GB Shareholders also will be asked to approve the acceleration of certain stock options to acquire GB Common Stock ("Management Stock Options") held by certain directors and officers of GB ("Stock Option Proposal").

    Under the Merger Agreement, each share of GB Common Stock issued and outstanding at the Effective Time (as defined herein) (other than (a) shares which have not been voted in favor of the principal terms of the Merger and with respect to which Dissenters' Rights (as defined herein) shall have been perfected in accordance with the California General Corporation Law (the "CGCL") and (b) shares held directly or indirectly by Zions) will be converted automatically at the Effective Time into the right to receive 2.2748 shares (the "Conversion Number") of common stock of Zions ("Zions Common Stock"). Based upon
(a) the 2,014,036 shares of GB Common Stock outstanding on October 2, 1997 and
(b) assuming the issuance, prior to the Effective Time, of the 151,000 shares of GB Common Stock upon exercise of stock options to acquire GB Common Stock outstanding on October 2, 1997 and no Dissenters' Rights are perfected by GB Shareholders and no cash is paid in lieu of fractional shares, 4,925,024 shares of Zions Common Stock would be issued in the Merger.

    This Proxy Statement-Prospectus constitutes a prospectus of Zions in respect of up to 4,925,024 shares of Zions Common Stock to be issued upon consummation of the Merger pursuant to the Merger Agreement.

    The outstanding shares of Zions Common Stock are traded on The Nasdaq National Market System ("NASDAQ"). The last reported closing price of Zions Common Stock on NASDAQ on October 2, 1997 was $38.00 per share.

    This Proxy Statement-Prospectus and the accompanying proxy cards are first being mailed to GB Shareholders on or about October 8, 1997.
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

THE SHARES OF ZIONS COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
      DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND
            ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                   CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
                            ------------------------

        THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS OCTOBER 8, 1997.

                             AVAILABLE INFORMATION

    Zions is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 1801 California Street, Suite 4800, Denver, Colorado 80202, at prescribed rates. Copies of such materials can also be obtained at prescribed rates by mail addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Zions Common Stock is quoted on NASDAQ, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

    This Proxy Statement-Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Zions with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Zions Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. The statements contained in this Proxy Statement-Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are of necessity brief descriptions and are qualified in their entirety by reference to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and copies of such material can be obtained at prescribed rates by mail addressed to the Commission, Public Reference Section, Washington, D.C. 20549.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed with the Commission by Zions are hereby incorporated herein by reference and made a part hereof:

        (a) Zions' Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 26, 1997.

        (b) Zions' Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed on May 13, 1997 and August 12, 1997, respectively.

        (c) Zions' Current Reports on Forms 8-K filed on March 11, 1997, July 9, 1997 and October 3, 1997.

        (d) Zions' Form 8-A registration statement dated October 10, 1996.

    All documents and reports filed by Zions pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded. Such incorporation by reference shall not be deemed specifically to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

                            ------------------------

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO ZIONS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST AND WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO ZIONS BANCORPORATION, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111, ATTENTION: DALE M. GIBBONS, SENIOR VICE PRESIDENT (801-524-4787). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE NOT LATER THAN NOVEMBER 3, 1997.

    All information contained in this Proxy Statement-Prospectus with respect to Zions and its subsidiaries has been supplied by Zions, and all information with respect to GB and its subsidiaries has been supplied by GB.

                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR THEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

    Certain statements included or incorporated by reference in this Proxy Statement-Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Zions to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic conditions in Zions' market areas; variances in interest rates; changes in or amendments to regulatory authorities, capital requirements or other regulations applicable to Zions' banking subsidiaries; increased competition for loans and deposits; and other factors referred to elsewhere in this Proxy Statement-Prospectus and the documents incorporated by reference herein. GIVEN THESE UNCERTAINTIES, SHAREHOLDERS OF GB ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Zions disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included or incorporated by reference herein to reflect future events or developments.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           2

INDEX OF CERTAIN DEFINED TERMS.............................................................................           6

SUMMARY....................................................................................................           8
  The Companies............................................................................................           8
  The Special Meeting......................................................................................           9
  The Merger...............................................................................................          10
  The Merger Agreement.....................................................................................          12
  Comparison of Shareholder Rights; "Anti-Takeover" Provisions.............................................          13
  Markets and Market Prices................................................................................          13
  Selected Financial Information...........................................................................          15
  Comparative Per Share Data...............................................................................          14
  Vote on Stock Option Proposal............................................................................          15

THE COMPANIES..............................................................................................          16
  Zions....................................................................................................          16
  Stock Prices and Dividends on Zions Common Stock.........................................................          16
  GB.......................................................................................................          17
  Financial Presentation...................................................................................          18
  Selected Financial Data for GB...........................................................................          18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GB FOR THE SIX
  MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996.............................................................          20
  Overview.................................................................................................          20
  Results of Operations....................................................................................          20
  Financial Condition......................................................................................          22
  Selected Financial Data for Grossmont Bank...............................................................          24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GROSSMONT BANK FOR
  THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994.........................................................          26
  Overview.................................................................................................          26
  Results of Operations....................................................................................          26
  Financial Condition......................................................................................          28

THE SPECIAL MEETING........................................................................................          34
  Date, Time and Place.....................................................................................          34
  Matters to be Considered at the Special Meeting..........................................................          34
  Record Date; Stock Entitled to Vote......................................................................          34
  Votes Required; Quorum...................................................................................          34
  Voting of Proxies........................................................................................          34
  Revocability of Proxies..................................................................................          35
  Solicitation of Proxies..................................................................................          35
  Security Ownership of Certain Beneficial Owners and Management...........................................          35

THE MERGER.................................................................................................          36
  Background of the Merger.................................................................................          36
  Effect of Merger.........................................................................................          37
  Reasons for the Merger; Recommendations of the Board of Directors........................................          37

                                                                                                                PAGE
                                                                                                                -----
  Opinion of Financial Advisor.............................................................................          38
  Certain Federal Income Tax Consequences..................................................................          42
  Regulatory Approvals.....................................................................................          43
  Resale of Zions Common Stock.............................................................................          44
  Interests of Certain Persons in the Merger...............................................................          45
  Dissenters' Rights.......................................................................................          47
  Accounting Treatment.....................................................................................          49

THE MERGER AGREEMENT.......................................................................................          50
  The Merger...............................................................................................          50
  Conversion of GB Common Stock............................................................................          50
  Effective Time...........................................................................................          50
  Exchange of Stock Certificates...........................................................................          50
  Conduct of the Business of GB Prior to the Merger........................................................          51
  Representations and Warranties...........................................................................          51
  Certain Covenants........................................................................................          51
  Conditions...............................................................................................          54
  Waiver and Amendment.....................................................................................          56
  Termination..............................................................................................          56

THE SHAREHOLDER AGREEMENTS.................................................................................          58

COMPARISON OF ZIONS COMMON STOCK AND GB COMMON STOCK.......................................................          59
  Description of Zions Capital Stock.......................................................................          59
  General..................................................................................................          59
  Voting Rights............................................................................................          59
  Shareholder Rights Plan..................................................................................          60
  Board of Directors.......................................................................................          60
  Shareholder Meetings.....................................................................................          62
  Amendment of Articles and Bylaws.........................................................................          62
  Dissenters' Rights.......................................................................................          62
  Preferred Stock..........................................................................................          62
  Dividend Rights..........................................................................................          63
  Liquidation Rights.......................................................................................          63
  Inspection Rights........................................................................................          64

ACCELERATION OF STOCK OPTIONS..............................................................................          65
  General..................................................................................................          65
  Vote on Acceleration of Certain Stock Options............................................................          65
  Purpose of Vote..........................................................................................          66
  Vote Required for Approval; Recommendation of the Board of Directors.....................................          67

VALIDITY OF ZIONS COMMON STOCK.............................................................................          67

EXPERTS....................................................................................................          67

                                                   LIST OF APPENDICES

Appendix A--Agreement and Plan of Merger, dated as of July 3, 1997, between Zions and GB, as amended.
Appendix B--Fairness Opinion of Goldman, Sachs & Co.
Appendix C--Chapter 13 of the CGCL.

                         INDEX OF CERTAIN DEFINED TERMS

                                                                                                         DEFINED
TERM                                                                                                     AT PAGE
-----------------------------------------------------------------------------------------------------  -----------
Acquiring Person.....................................................................................           60
Acquisition Proposal.................................................................................           53
Affiliates...........................................................................................           54
Approval Notice......................................................................................           48
Articles.............................................................................................           59
Bancomer.............................................................................................           17
BHCA.................................................................................................            8
California Selected Bank Mergers.....................................................................           40
Centennial...........................................................................................            8
Certificate..........................................................................................           50
CGCL.................................................................................................            1
Code.................................................................................................            9
Commission...........................................................................................            2
Committee............................................................................................           65
Conversion Number....................................................................................            1
CRA..................................................................................................           44
Director Shareholders................................................................................           58
Dissenters' Rights...................................................................................           11
Effective Time.......................................................................................           12
Employment Agreements................................................................................           46
Exchange Act.........................................................................................            2
Exchange Agent.......................................................................................           50
FDIC.................................................................................................           23
FDICIA...............................................................................................           33
Federal Reserve Board................................................................................           11
Flip-in Date.........................................................................................           60
GB...................................................................................................            1
GB Board.............................................................................................            1
GB Common Stock......................................................................................            1
GB Estimates.........................................................................................           40
GB Shareholders......................................................................................            1
Goldman Sachs Opinion................................................................................           38
Grossmont Bank.......................................................................................            8
Indemnified Parties..................................................................................           53
Letter of Transmittal................................................................................           50
Management Stock Options.............................................................................            1
Maximum Amount.......................................................................................           53
Merger...............................................................................................            1
Merger Agreement.....................................................................................            1
Merger Consideration.................................................................................           50
NASDAQ...............................................................................................            1
NBA..................................................................................................            8
Non-Competition Agreement............................................................................           46
Notional Price.......................................................................................           40
Period of Employment.................................................................................           46
Pitkin...............................................................................................            8
Record Date..........................................................................................            9

                                                                                                         DEFINED
TERM                                                                                                     AT PAGE
-----------------------------------------------------------------------------------------------------  -----------
Registration Statement...............................................................................            2
Right................................................................................................           60
Securities Act.......................................................................................            2
Shareholder Agreements...............................................................................            9
Shareholder Rights Plan..............................................................................           60
SOLC.................................................................................................            9
Special Meeting......................................................................................            1
State Commissioner...................................................................................           11
Stock Option Plan....................................................................................           15
Stock Option Proposal................................................................................            1
Surviving Corporation................................................................................            1
Tri-State............................................................................................            8
Valley...............................................................................................            8
Vectra...............................................................................................            8
ZFNB.................................................................................................            8
Zions................................................................................................            1
Zions Certificate....................................................................................           50
Zions Common Stock...................................................................................            1
Zions Independent Directors Committee................................................................           10
Zions Selected Large Cap Banks.......................................................................           41
Zions Selected Small Cap Banks.......................................................................           41

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. GB SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN ITS ENTIRETY. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "ZIONS" HEREIN SHALL BE TO ZIONS AND ITS SUBSIDIARIES AND REFERENCES TO "GB" HEREIN SHALL BE TO GB AND ITS SUBSIDIARIES.

THE COMPANIES

    ZIONS

    Zions is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and organized under the laws of Utah, engaged primarily in the commercial banking business through its banking subsidiaries. Zions' principal executive offices are located at One South Main, Suite 1380, Salt Lake City, Utah 84111 (telephone: 801-524-4787). Zions is the second largest bank holding company headquartered in Utah. Zions First National Bank ("ZFNB"), Salt Lake City, Utah, founded in 1873, is a wholly owned subsidiary of Zions (except for directors' qualifying shares) and as of June 30, 1997 had 106 offices located throughout the State of Utah, plus one foreign office, for a total of 107 banking offices, including its head office. ZFNB is the second largest commercial banking organization headquartered in the State of Utah.

    Zions also owns Nevada State Bank, Las Vegas, Nevada; National Bank of Arizona ("NBA"), Phoenix, Arizona; Pitkin County Bank and Trust Co. ("Pitkin"), Aspen, Colorado; Valley National Bank of Cortez ("Valley"), Cortez, Colorado; and Centennial Savings Bank, F.S.B. ("Centennial"), Durango, Colorado. As of June 30, 1997, Nevada State Bank operated 27 offices in Nevada and was the fifth largest commercial bank in Nevada; NBA operated 17 offices in Arizona and was the fifth largest commercial bank in Arizona. Through Pitkin, Valley and Centennial, Zions operates its commercial banking and thrift business through 12 branches in western Colorado and one branch in northwestern New Mexico.

    On July 11, 1997, Zions also acquired Zions Bank (formerly Tri-State Bank) in Montpelier, Idaho. Subsequent to the acquisition by Zions of Zions Bank, Zions Bank acquired 10 branches located in Idaho from Wells Fargo Bank, and opened two DE NOVO branches in Idaho. On July 18, 1997, ZFNB, Nevada State Bank and NBA acquired 1, 5 and 11 branches from Wells Fargo, respectively. On September 19, 1997, ZFNB acquired 4 additional branches located in Utah from Wells Fargo. On August 15, 1997, Zions Bank merged into ZFNB. As a result, ZFNB now operates 14 branches in Idaho. In addition, Zions has entered into agreements to acquire Sun State Bank, Las Vegas, Nevada, with 5 branches in Nevada, and The First National Bank in Alamosa in Alamosa, Colorado, with 3 branches in Colorado. On September 23, 1997, Zions entered into an agreement with Vectra Banking Corporation, a Colorado corporation ("Vectra"), pursuant to which Vectra will merge with and into Zions; Vectra's wholly-owned banking subsidiary, Vectra Bank, operates 15 branches in Denver, Colorado. Finally, also on September 23, 1997, Zions entered into an agreement with Tri-State Finance Corporation, a Colorado corporation ("Tri-State"), pursuant to which Tri-State will merge with and into a subsidiary of Zions; Tri-State operates 2 branches in Denver, Colorado. The agreements relating to the acquisition of Vectra and Tri-State provide for the issuance of Zions Common Stock in exchange for the outstanding shares of capital stock of such corporations. Specifically, the agreement with Vectra provides that each outstanding share of Vectra common stock will be converted into the right to receive 0.685 shares of Zions Common Stock and each outstanding share of Vectra preferred stock will be converted into the right to receive 7.755 shares of Zions Common Stock, in each case subject to adjustment under certain circumstances. Zions currently estimates that up to 4,420,000 shares of Zions Common Stock will be issued in connection with the acquisition of Vectra. The Tri-State agreement provides for the issuance of 710,000 shares of Zions Common Stock for all outstanding stock of Tri-State. For accounting and financial reporting purposes, it is intended that the acquisitions of Vectra and

Tri-State be accounted for as poolings of interests in accordance with generally accepted accounting principles.

    At June 30, 1997, Zions had total consolidated assets of approximately $8.0 billion, deposits of $5.2 billion, and shareholders' equity of $0.6 billion. See "The Companies--Zions."

    GB

    GB is a bank holding company registered under the BHCA and organized under the laws of California, and its principal business is to serve as a bank holding company for Grossmont Bank, a California state bank ("Grossmont Bank") established in 1972. GB is the largest independent bank holding company headquartered in San Diego, California. Substantially all of GB's revenue and income is derived from the operation of Grossmont Bank, which currently has 14 branches in the San Diego County area. Grossmont Bank provides a full range of banking services to small and middle market businesses and retail consumers primarily in the San Diego metropolitan area. At June 30, 1997, GB had consolidated assets of approximately $716 million, deposits of $639 million and shareholders' equity of $53 million. GB's principal executive offices are located at 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122 (telephone: 619-623-3190).

THE SPECIAL MEETING

    DATE, TIME AND PLACE

    The Special Meeting is scheduled to be held at the offices of GB, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122 on Monday, November 10, 1997 at 4:00 p.m., local time.

    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    The purposes of the Special Meeting are (a) to consider and vote upon the approval of the principal terms of the Merger, (b) to approve the Stock Option Proposal (as defined herein) and (c) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. See "The Special Meeting--Matters to be Considered at the Special Meeting."

    RECORD DATE; STOCK ENTITLED TO VOTE

    Only holders of record of GB Common Stock at the close of business on October 1, 1997 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof. As of the Record Date, there were 2,014,036 shares of GB Common Stock outstanding. See "The Special Meeting--Record Date; Stock Entitled to Vote."

    VOTES REQUIRED; QUORUM

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of GB Common Stock entitled to vote at the Special Meeting is required to approve the principal terms of the Merger. Approval of the Stock Option Proposal will require the affirmative vote of holders of more than 75% of the outstanding shares of GB Common Stock entitled to vote (excluding common stock owned or attributable to the holders of the Management Stock Options under the Internal Revenue Code of 1986, as amended (the "Code")). Each holder of shares of GB Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting and any postponement or adjournment thereof. A majority of all shares of GB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the principal terms of the Merger or of the Stock Option Proposal, as the case may be. See "The Special Meeting--Votes Required; Quorum."

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of the Record Date, the directors and officers of GB beneficially held, in the aggregate, the ability to direct the voting with respect to 939,250 shares of GB Common Stock, comprising approximately 46.6% of the voting power of the GB Common Stock outstanding on the Record Date. In addition, pursuant to shareholder agreements (the "Shareholder Agreements") entered into in connection with the Merger Agreement, the directors of GB, in their capacity as shareholders, together holding or controlling an aggregate of 939,250 shares of GB Common Stock (or approximately 46.6% of the shares of GB Common Stock outstanding on the Record Date), have agreed to vote their shares in favor of the principal terms of the Merger. Such shares include 198,000 shares of GB Common Stock owned by Simmons One, L.C. ("SOLC"). SOLC is owned by members of the Simmons family, including Harris H. Simmons, L.E. Simmons and David Simmons. Roy W. Simmons is the Chairman of Zions, Harris H. Simmons is the President and Chief Executive Officer and a director of Zions and L.E. Simmons is a director of Zions. David Simmons, the son of Roy W. Simmons and the brother of Harris H. Simmons and L.E. Simmons, is a director of GB and the President of SOLC. In addition, as of the Record Date, Zions owned 98,000 shares of GB Common Stock (or approximately 4.9% of the shares of GB Common Stock outstanding on the Record Date).

    If all such persons and institutions vote their shares in favor of the principal terms of the Merger, the principal terms of the Merger will be approved by the requisite vote of the GB Common Stock. See "The Special Meeting--Security Ownership of Certain Beneficial Owners and Management."

THE MERGER

    EFFECT OF MERGER

    At the Effective Time, GB will merge with and into Zions, and Zions will be the surviving corporation in the Merger and will continue its corporate existence under Utah law. The separate corporate existence of GB will then cease.

    Upon the Merger becoming effective, each share of GB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of the principal terms of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Zions) will be converted automatically into the right to receive 2.2748 shares of Zions Common Stock. See "The Merger Agreement--Effective Time" and "The Merger Agreement--The Merger."

    REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    GB. The GB Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. THE MEMBERS OF THE GB BOARD UNANIMOUSLY BELIEVE THAT THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE FAIR TO, AND ARE IN THE BEST INTERESTS OF, THE GB SHAREHOLDERS AND UNANIMOUSLY RECOMMEND A VOTE "FOR" THE MATTERS TO BE VOTED UPON BY SUCH SHAREHOLDERS IN CONNECTION WITH THE MERGER. THE CONCLUSION OF THE GB BOARD WITH RESPECT TO THE MERGER IS BASED UPON A NUMBER OF FACTORS. See "The Merger--Background of the Merger," "--Reasons for the Merger; Recommendations of the Board of Directors" and "--Opinion of Financial Advisor."

    ZIONS. An independent committee (the "Zions Independent Directors Committee") of seven members of the Board of Directors of Zions has unanimously approved the Merger Agreement and determined that the Merger and the issuance of the Zions Common Stock pursuant thereto are fair to, and in the best interests of, Zions and its shareholders. The approval of the Merger Agreement by the shareholders of Zions is not required.

    OPINION OF FINANCIAL ADVISOR

    Goldman, Sachs & Co., GB's financial advisor, has rendered its written opinion, dated July 7, 1997, to the GB Board to the effect that, as of such date, the Conversion Number was fair to the GB Shareholders.

Goldman, Sachs & Co. has also delivered a written opinion to the GB Board that, as of the date of this Proxy Statement-Prospectus, the Conversion Number is fair to the GB Shareholders. For additional information, see "The Merger--Opinion of Financial Advisor." The opinion of Goldman, Sachs & Co., dated the date of this Proxy Statement-Prospectus, is attached as Appendix B to this Proxy Statement-Prospectus. GB Shareholders are urged to read such opinion in its entirety for descriptions of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith.

    CERTAIN FEDERAL TAX CONSEQUENCES

    Zions and GB have received from Sullivan & Cromwell, special counsel to Zions, an opinion of counsel regarding the material tax consequences of the Merger. Consummation of the Merger is conditional, among other things, on confirmation, immediately prior to the Effective Time, of the opinion of Sullivan & Cromwell to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) Zions and GB will each be a party to that reorganization; (iii) except with respect to cash received in lieu of fractional share interests, holders of GB Common Stock will not recognize gain or loss for federal income tax purposes as a result of the receipt of Zions Common Stock in the Merger; (iv) the basis of the Zions Common Stock received by GB Shareholders in the Merger will equal the basis of the GB Common Stock for which it is exchanged; and (v) the holding period of the Zions Common Stock received by the GB Shareholders in the Merger will include the holding period of the GB Common Stock for which it is exchanged, assuming that such GB Common Stock is a capital asset in the hands of the holder thereof at the Effective Time. See "The Merger--Certain Federal Income Tax Consequences."

    Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each GB Shareholder, each GB Shareholder should consult a tax advisor concerning certain other federal and all state, local and foreign tax consequences of the Merger that may be applicable.

    REGULATORY APPROVALS

    The Merger is subject to prior approval by the Board of Governors of The Federal Reserve System (the "Federal Reserve Board") under Section 3 of the BHCA and the Commissioner of Financial Institutions of the State of California (the "State Commissioner") pursuant to Section 700 ET SEQ. of the California Financial Code. On August 15, 1997, Zions submitted both a notice to the Federal Reserve Board seeking approval of the Merger and related matters and an application to the State Commissioner. The Federal Reserve Board approved the Merger and related matters on September 30, 1997. The State Commissioner approved the application on September 30, 1997. See "The Merger--Regulatory Approvals" and "The Merger Agreement--Conditions."

    DISSENTERS' RIGHTS

    In connection with the Merger, GB Shareholders may be entitled to dissenters' rights under Chapter 13 of the CGCL ("Dissenters' Rights") the text of which is attached hereto as Appendix C. GB Shareholders who do not vote in favor of the Merger and who fully comply with the applicable provisions of Chapter 13 of the CGCL have the right to require the purchase of the shares of GB Common Stock held by them for cash at the fair market value of those shares on the day before the terms of the Merger were first announced, excluding appreciation or depreciation because of the Merger. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF CHAPTER 13 OF THE CGCL MAY RESULT IN A WAIVER OR FORFEITURE OF SUCH DISSENTERS' RIGHTS. SEE "THE MERGER--DISSENTERS' RIGHTS."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the GB Board, GB Shareholders should be aware that certain members of the Boards of Directors and managements of GB and Zions have interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and which may create potential conflicts of interest. These interests include, among other things, the following: (i) in September 1995, GB was purchased from a trust for which a Mexican bank was the beneficial owner by an investor group which included Zions and certain members of the current managements of GB and Zions. This investor group included Robert G. Sarver, Allan W. Severson and Christopher L. Skillern, who are, respectively, the Chairman and Chief Executive Officer, the President, and the Secretary of GB. The investor group also included (through SOLC) Roy W. Simmons, Harris W. Simmons, L. E. Simmons and David Simmons who are, respectively, the Chairman of the Board of Directors, the President and Chief Executive Officer and a director, a director of Zions, and a director of GB; (ii) certain members of the Board of Directors and the management of GB are members of the Board of Directors of Zions or are affiliated with members of the Board of Directors and the management of Zions;
(iii) certain members of the Board of Directors and the management of GB are direct or indirect beneficial owners of Zions Common Stock; (iv) certain members of the Board of Directors and the management of Zions are direct or indirect beneficial owners of GB Common Stock; (v) in connection with the Merger, options to acquire an aggregate of 151,000 shares of GB Common Stock which are held by directors and officers of GB and Grossmont Bank will be accelerated and become exercisable at an average exercise price of $20.70 per share; (vi) in connection with the Merger, Grossmont Bank will enter into employment agreements and non-competition agreements with certain officers of GB and Grossmont Bank; and
(vii) Zions will indemnify the directors and officers of GB and Grossmont Bank from certain liabilities and provide them with directors' and officers' liability insurance. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement--Certain Covenants."

    ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, it is intended that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. See "The Merger-- Accounting Treatment." In the event that the requisite shareholder approval is not obtained for the Stock Option Proposal and the Merger Agreement is not terminated, the Merger will be accounted for as a purchase transaction rather than a pooling, and the vote of GB Shareholders to approve the principal terms of the Merger will be resolicited.

THE MERGER AGREEMENT

    EFFECTIVE TIME

    The Merger will become effective (the "Effective Time") on the date and at the time that articles of merger and related documents are filed with the Utah Division of Corporations and Commercial Code or such later date as may be specified in such articles. Subject to satisfaction or waiver of the conditions specified in the Merger Agreement, the parties expect the Merger to become effective in the fourth quarter of 1997, although there can be no assurance as to whether or when the Merger will occur. See "The Merger Agreement--Effective Time" and "--Conditions."

    CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, receipt of opinion of counsel in respect of certain federal income tax consequences of the Merger and other matters and satisfaction of other closing conditions. See "The Merger Agreement--Conditions."

    WAIVER AND AMENDMENT

    Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by the provision or by both parties, or amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties and approved by the respective Boards of Directors. See "The Merger Agreement--Waiver and Amendment."

    TERMINATION

    The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the GB Shareholders, upon the occurrence of various events and under certain circumstances, including by the mutual consent of Zions and GB; by either party in the event of the failure of the GB Shareholders to approve the Merger Agreement at the Special Meeting or upon the material breach of the other party of any representation, warranty, covenant or agreement not cured or curable within a specified grace period; by either party upon the failure to obtain any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated by the Merger Agreement; by Zions or GB in the event that the Merger is not consummated by March 31, 1998; by Zions in the event that GB takes or allows to be taken certain actions in connection with a merger of GB with a third party; and by GB prior to approval of GB Shareholders at the Special Meeting if GB receives a proposal from a third party on such terms that the GB Board determines that to proceed with the Merger would violate their fiduciary duty to the GB Shareholders and to accept such third party proposal. Under certain circumstances, a termination fee may be payable by GB to Zions upon termination of the Merger Agreement. See "The Merger Agreement--Termination."

COMPARISON OF SHAREHOLDER RIGHTS; "ANTI-TAKEOVER" PROVISIONS

    The rights of GB Shareholders currently are determined by reference to the CGCL, GB's Articles of Incorporation and GB's Bylaws. At the Effective Time, GB Shareholders will become shareholders of the Surviving Corporation. Their rights as shareholders will then be determined by reference to the Utah Revised Business Corporation Act, Zions' Articles of Incorporation and Zions' Bylaws. The Articles of Incorporation and Bylaws of Zions contain provisions which may be considered to be anti-takeover in nature, including staggered terms of office for directors, absence of cumulative voting and special shareholder vote requirements for certain types of extraordinary corporate transactions. Additionally, Zions has adopted a shareholders' rights plan which will have the effect of encouraging entities interested in acquiring Zions to negotiate any such transactions with Zions' management and of deterring or discouraging unfriendly takeovers by making any such takeover substantially more expensive to the entity sponsoring the unfriendly takeover. See "Comparison of Zions Common Stock and GB Common Stock."

MARKETS AND MARKET PRICES

    Zions Common Stock is currently traded on NASDAQ under the symbol "ZION." There is no public market for the GB Common Stock. The following table sets forth (i) the closing price per share of Zions Common Stock on the dates indicated and (ii) the equivalent per share price for GB Common Stock (based upon the Conversion Number):

                                                                    ZIONS    EQUIVALENT PRICE
                                                                   COMMON         PER GB
                                                                    STOCK     COMMON SHARE(1)
                                                                  ---------  -----------------
July 7, 1997(2).................................................  $  36.325     $     82.63
October 2, 1997.................................................  $   38.00     $   86.4386

------------------------

(1) The equivalent price per share of GB Common Stock at the specified date represents the closing price of a share of Zions Common Stock on such date multiplied by the Conversion Number.

(2) The last full trading day before the public announcement of the signing of the Merger Agreement.

    There have been no recent purchases or sales of GB Common Stock among private parties. However, on February 28, 1997, GB sold 13,893 shares of GB Common Stock to employees at a per share price of $30.

SELECTED FINANCIAL INFORMATION

    The following table sets forth certain historical financial information for Zions and GB. This information is based on the respective historical financial statements of Zions and GB incorporated by reference or included herein, as the case may be, and should be read in conjunction with such statements and information and the related notes. Because GB was acquired by an investor group from a trust for the benefit of a Mexican bank on September 30, 1995, information with respect to periods prior to this acquisition has been omitted.

                                  SIX MONTHS ENDED
                                      JUNE 30,                       YEAR ENDED DECEMBER 31,
                                --------------------  -----------------------------------------------------
                                  1997       1996       1996       1995       1994       1993       1992
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
ZIONS

Earnings
  Net interest income.........  $ 143,650  $ 123,439  $ 260,473  $ 227,094  $ 198,606  $ 174,657  $ 157,282
  Provision for loan losses...      1,810      1,360      3,540      2,800      2,181      2,993     10,929
  Net income..................  $  54,739  $  48,735  $ 101,350  $  81,328  $  63,827  $  58,205  $  45,209

Per Share
  Net income..................        .92        .83       1.71       1.38       1.09       1.02        .86
  Cash Dividends..............        .23        .21        .43        .35        .29        .25        .19

Statement of Condition at
  Period End
  Assets......................  $8,049,952 $6,087,914 $6,484,964 $5,620,646 $4,934,095 $4,801,054 $4,107,924
  Deposits....................  5,159,917  4,340,316  4,552,017  4,097,114  3,705,976  3,432,289  3,075,110
  Long-term debt..............    251,171     55,992    251,620     56,229     58,182     59,587     99,223
  Shareholders' equity........    589,194    473,522    507,452    428,506    365,770    312,592    260,070

                                                        YEAR
                                  SIX MONTHS ENDED    ENDED DEC
                                      JUNE 30,           31,
                                --------------------  ---------
                                  1997       1996       1996
                                ---------  ---------  ---------
                                        (IN THOUSANDS,
                                   EXCEPT PER SHARE AMOUNTS)

GB

Earnings
  Net interest income.........  $  18,672  $  13,188  $  29,125
  Provision for loan losses...      1,230        300      1,100
  Net income..................  $   4,735  $   2,581  $   6,073

Per Share
  Net income..................       2.24       1.24       2.91
  Cash Dividends..............     --         --         --

Statement of Condition at
  Period End
  Assets......................  $ 716,253  $ 527,494  $ 631,488
  Deposits....................    639,313    465,995    567,647
  Long-term debt..............      7,500     --         --
  Shareholders' equity........     52,623     43,570     47,158

COMPARATIVE PER SHARE DATA

    The following table sets forth for the periods indicated certain historical, pro forma and pro forma equivalent per share financial information. The unaudited pro forma combined financial information reflects the application of the pooling-of-interests method of accounting. The following table should be read in conjunction with the financial information as incorporated by reference or included herein. The pro forma data in the table, presented as of and for the six months ended June 30, 1997 and as of and for the year ended December 31, 1996, are presented for comparative and illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the Merger been consummated during the periods or as of the dates for which the information in the table is presented. The following data are based on the respective historical financial statements of Zions and GB incorporated by reference or included herein, as the case may be, and should be read in conjunction with such financial statements and such information and the related notes to each.

                                                                                  SIX MONTHS ENDED    YEAR ENDED
                                                                                      JUNE 30,       DECEMBER 31,
                                                                                        1997             1996
                                                                                  -----------------  -------------
Net Income Per Common Share
  Zions.........................................................................      $     .92        $    1.71
  GB............................................................................           2.24             2.91
  Pro Forma Combined............................................................            .93             1.68
  Equivalent Pro Forma..........................................................           2.12             3.82
Book Value Per Common Share
  Zions.........................................................................      $    9.82        $    8.61
  GB............................................................................          26.13            23.58
  Pro Forma Combined............................................................           9.93             8.74
  Equivalent Pro Forma..........................................................          22.59            19.88
Cash Dividends Declared Per Common Share
  Zions(1)......................................................................      $     .23        $     .43
  GB............................................................................         --               --
  Pro Forma Combined............................................................            .23              .43
  Equivalent Pro Forma..........................................................            .52              .98

------------------------

(1) While Zions is not obligated to pay cash dividends, the Board of Directors of Zions presently intends to continue its policy of paying quarterly cash dividends. Future dividends will depend, in part, upon the earnings and financial condition of Zions.

VOTE ON STOCK OPTION PROPOSAL

    The GB Shareholders are being asked to approve separately the acceleration of the vesting of Management Stock Options held by Robert G. Sarver, Allan W. Severson and Christopher L. Skillern, to the extent such acceleration would otherwise constitute a "parachute payment" to such individuals. Under the GB 1995 Stock Option Plan (the "Stock Option Plan"), all unvested options to acquire shares of GB Common Stock will accelerate and become fully exercisable within 30 days before the Effective Time of the Merger. With respect to Messrs. Sarver, Severson and Skillern, outstanding options were exercisable as to 5,714, 12,857 and 8,571 shares of GB Common Stock, respectively, as of July 31, 1997, and options for an additional 14,286, 32,143, and 21,429 shares of GB Common Stock, respectively, will accelerate and become exercisable under the Stock Option Plan during such 30-day period. If the separate approval by the GB Shareholders of the Stock Option Proposal is not obtained, Messrs. Sarver, Severson and Skillern will forfeit all rights to the presently unvested options and the unvested options will terminate at the Effective Time. See "Acceleration of Stock Options--General" and "--Purpose of Vote."

    Approval of the Stock Option Proposal will not reduce the number of shares of Zions Common Stock that GB Shareholders will receive upon consummation of the Merger. Likewise, the failure to approve the Stock Option Proposal will not increase the number of shares of Zions Common Stock issuable to the GB Shareholders upon consummation of the Merger, nor will it increase the number of shares of Zions Common Stock issued to any other holder of options.

                                 THE COMPANIES

ZIONS

    Zions is a bank holding company registered under the BHCA, and organized under the laws of Utah, engaged primarily in the commercial banking business through its banking subsidiaries. Zions' principal executive offices are located at One South Main, Suite 1380, Salt Lake City, Utah 84111 (telephone:
801-524-4787). Zions is the second largest bank holding company headquartered in Utah. ZFNB, Salt Lake City, Utah, founded in 1873, is a wholly owned subsidiary of Zions (except for directors' qualifying shares) and as of June 30, 1997 had 106 offices located throughout the State of Utah, plus one foreign office, for a total of 107 banking offices, including its head office. ZFNB is the second largest commercial banking organization headquartered in the State of Utah.

    Zions also owns Nevada State Bank, Las Vegas, Nevada; NBA, Phoenix, Arizona; Pitkin, Aspen, Colorado; Valley, Cortez, Colorado; and Centennial, Durango, Colorado. As of June 30, 1997, Nevada State Bank operated 27 offices in Nevada and was the fifth largest commercial bank in Nevada, and NBA operated 17 offices in Arizona and was the fifth largest commercial bank in Arizona. Through Pitkin, Valley and Centennial, Zions operates its commercial banking and thrift business through 12 branches in western Colorado and one branch in northwestern New Mexico.

    On July 11, 1997, Zions also acquired Zions Bank (formerly Tri-State Bank) in Montpelier, Idaho. Subsequent to the acquisition by Zions of Zions Bank, Zions Bank acquired 10 branches located in Idaho from Wells Fargo Bank, and opened two DE NOVO branches in Idaho. On July 18, 1997, ZFNB, Nevada State Bank and NBA acquired 1, 5 and 11 branches from Wells Fargo Bank, respectively. On September 19, 1997, ZFNB acquired 4 additional branches located in Utah from Wells Fargo Bank. On August 15, 1997, Zions Bank merged into ZFNB. As a result, ZFNB currently operates 14 branches in Idaho. In addition, Zions has entered into agreements to acquire Sun State Bank, Las Vegas, Nevada, with 5 branches in Nevada, and The First National Bank in Alamosa, Alamosa, Colorado, with 3 branches in Colorado. On September 23, 1997, Zions entered into an agreement with Vectra Banking Corporation, a Colorado corporation ("Vectra"), pursuant to which Vectra will merge with and into Zions; Vectra's wholly-owned banking subsidiary, Vectra Bank, operates 15 branches in Denver, Colorado. Finally, also on September 23, 1997, Zions entered into an agreement with Tri-State Finance Corporation, a Colorado corporation ("Tri-State"), pursuant to which Tri-State will merge with and into a subsidiary of Zions; Tri-State operates 2 branches in Denver, Colorado. The agreements relating to the acquisition of Vectra and Tri-State provide for the issuance of Zions Common Stock in exchange for the outstanding shares of capital stock of such corporations. Specifically, the agreement with Vectra provides that each outstanding share of Vectra common stock will be converted into the right to receive 0.685 shares of Zions Common Stock and each outstanding share of Vectra preferred stock will be converted into the right to receive 7.755 shares of Zions Common Stock, in each case subject to adjustment under certain circumstances. Zions currently estimates that up to 4,420,000 shares of Zions Common Stock will be issued in connection with the acquisition of Vectra. The Tri-State agreement provides for the issuance of 710,000 shares of Zions Common Stock for all outstanding stock of Tri-State. For accounting and financial reporting purposes, it is intended that the acquisitions of Vectra and Tri-State be accounted for as poolings of interests in accordance with generally accepted accounting principles.

    At June 30, 1997, Zions had total consolidated assets of approximately $8.0 billion, deposits of $5.2 billion, and shareholders' equity of $0.6 billion.

STOCK PRICES AND DIVIDENDS ON ZIONS COMMON STOCK

    Zions Common Stock is traded in the over-the-counter market under the symbol "ZION" and is listed on NASDAQ. The following table has been adjusted to reflect Zions' May 9, 1997 stock split and sets forth the high and low bid quotations for Zions Common Stock for the periods indicated, in each case as reported by NASDAQ, and the cash dividends per share declared on Zions Common Stock for such periods. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                                    QUARTERLY BID
                                                                     PRICE RANGE          CASH
                                                                 --------------------   DIVIDENDS
                                                                   HIGH        LOW      DECLARED
                                                                 ---------  ---------  -----------
1995
First Quarter..................................................  $   10.13  $    8.88   $    .075
Second Quarter.................................................      12.50       9.53       .0875
Third Quarter..................................................      15.38      12.38       .0875
Fourth Quarter.................................................      20.28      15.22       .1025
                                                                                       -----------
                                                                                        $   .3525
                                                                                       -----------
                                                                                       -----------
1996
First Quarter..................................................  $   19.81  $   16.69   $   .1025
Second Quarter.................................................      19.75      17.00       .1025
Third Quarter..................................................      22.44      18.00         .11
Fourth Quarter.................................................      26.00      21.69         .11
                                                                                       -----------
                                                                                        $    .425
                                                                                       -----------
                                                                                       -----------
1997
First Quarter..................................................  $   33.25  $   25.69   $     .11
Second Quarter.................................................      37.63      28.38         .12
                                                                                       -----------
Third Quarter (through October 2, 1997)........................      40.00      34.69   $  --
                                                                                       -----------
                                                                                       -----------

    On July 7, 1997, the last NASDAQ trading day prior to the public announcement of the Merger, the closing sale price for the Zions Common Stock was $36.325. On October 2, 1997, the closing sale price for Zions Common Stock was $38.00. On June 30, 1997, there were 60,025,863 shares of Zions Common Stock outstanding, held by approximately 4,616 shareholders of record.

    While Zions is not obligated to pay cash dividends, Zions' Board of Directors presently intends to continue the policy of paying quarterly cash dividends. Future dividends will depend, in part, upon the earnings and financial condition of Zions.

GB

    GB is the largest independent bank holding company headquartered in San Diego, California. Substantially all of GB's revenue and income is derived from the operation of its community bank subsidiary, Grossmont Bank, a California state bank established in 1972 which currently has 14 branches in the San Diego County area. Grossmont Bank provides a full range of banking services to small and middle market businesses and retail consumers primarily in the San Diego metropolitan area. At June 30, 1997, GB had consolidated assets, deposits and shareholders' equity of approximately $716 million, $639 million and $53 million, respectively.

    On September 30, 1995, GB was purchased by an investor group, which included members of the current management of GB and Zions, from a trust for which Bancomer, S.A., a Mexican bank ("Bancomer"), was the beneficial owner. Since the investor group's acquisition of GB, Grossmont Bank has experienced significant loan and deposit growth as bank mergers have increased the concentration in the California banking market. In addition, Grossmont Bank has hired several senior level San Diego bankers from competing institutions.

    Grossmont Bank, GB's principal subsidiary, provides a full range of commercial and retail banking services in the San Diego area that compete directly with major regional banks. The primary lending focus of Grossmont Bank is on small and medium-sized businesses, commercial mini-perm mortgages and construction and development loans. Other business loan products include lines of credit, term loans, asset-based loans, letters of credit and small business loans under Small Business Administration 7(a) and 504 loan programs. Other business products and services include checking accounts, money market accounts, cash management systems, on-line information services and merchant credit card services.

    Loans to consumers include auto loans (new and used), personal credit lines, home equity lines, residential construction and mortgage loans, boat loans and credit card loans. Other consumer products and services include deposit accounts such as checking, interest checking, savings, money market, certificates of deposit and IRA accounts, direct deposit/automatic payments and ATM network and safe deposit box services.

    Generally, Grossmont Bank's commercial loans are underwritten in Grossmont Bank's primary market area on the basis of the borrower's ability to service such debt from income. Approximately 28% of Grossmont Bank's real estate loans are loans to commercial businesses collateralized by real estate and other assets. Single-family residential mortgage loans are collateralized by owner-occupied properties located in Grossmont Bank's primary market area, and generally have been originated in amounts of no more than 80% of appraised value.

    GB's headquarters are located at 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122, and its telephone number is (619) 623-3190.

FINANCIAL PRESENTATION

    Prior to the September 30, 1995 acquisition of GB from a trust beneficially owned by Bancomer, Grossmont Bank was operated as a stand-alone entity. The operations of Bancomer Holding Company, the predecessor to GB, were apart and separate from those of Grossmont Bank. Audited consolidated financial statements were not prepared for the combined entity of Bancomer and Grossmont Bank prior to September 30, 1995. The financial presentation that follows provides consolidated selected financial data for GB for the relevant periods since the acquisition and the consolidated selected financial data for Grossmont Bank for the relevant periods prior to the acquisition. The operations of GB for the year ended December 31, 1995 are the same as for Grossmont Bank, except for (1) additional interest expense of $219,000 as a result of debt recorded at GB; (2) amortization expense of $23,000 relating to the additional amortization of goodwill at the holding company level recorded in connection with the acquisition; (3) additional interest income of $2,000 as a result of investments recorded at GB; and (4) general and administrative holding company expenses of $8,000. Since the operations of GB are materially the same as Grossmont Bank and a comparison of the results of operations of GB for the year ended December 31, 1996 with the three months ended December 31, 1995 would not be meaningful, for the purposes of Management's Discussion and Analysis of Financial Condition and Results of Operations, the operations of Grossmont Bank for the year ended December 31, 1996 are compared to Grossmont Bank's operations for the year ended December 31, 1995.

SELECTED FINANCIAL DATA FOR GB

    The following selected financial data for GB should be read in conjunction with the Financial Statements of GB and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of GB for the Six Months ended June 30, 1997 and June 30, 1996." The selected financial data at December 31, 1996 and 1995 and for the year ended December 31, 1996 have been derived from GB's Financial Statements which have been audited by Ernst & Young LLP, independent public accountants. The selected financial data at and for the six months ended June 30, 1997 and 1996 and the three months ended December 31, 1995 have been derived from financial statements of GB which have not been audited but, in the opinion of management, contain all adjustments

(consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations of GB at and for those time periods.

                                                                                                   THREE MONTHS
                                                                   SIX MONTHS         YEAR ENDED       ENDED
                                                                 ENDED JUNE 30,      DECEMBER 31,  DECEMBER 31,
                                                             ----------------------  ------------  -------------
                                                                1997        1996         1996          1995
                                                             ----------  ----------  ------------  -------------
INCOME STATEMENT DATA (IN THOUSANDS)
  Interest income..........................................  $   26,122  $   18,344   $   40,465    $     9,013
  Interest expense.........................................       7,450       5,156       11,340          2,558
                                                             ----------  ----------  ------------  -------------
    Net interest income....................................      18,672      13,188       29,125          6,455
  Provision for loan losses................................       1,230         300        1,100            200
                                                             ----------  ----------  ------------  -------------
    Net interest income after provision for loan losses....      17,442      12,888       28,025          6,255
  Other operating income...................................       3,327       2,309        4,919          1,083
  Other operating expenses.................................      13,024      10,773       22,912          5,443
                                                             ----------  ----------  ------------  -------------
    Income before income taxes.............................       7,745       4,424       10,032          1,895
  Provision for income taxes...............................       3,010       1,843        3,959            838
                                                             ----------  ----------  ------------  -------------
  Net income...............................................  $    4,735  $    2,581   $    6,073    $     1,057
                                                             ----------  ----------  ------------  -------------
                                                             ----------  ----------  ------------  -------------
PERFORMANCE RATIOS(1)
  Return on average assets.................................        1.39%       1.04%        1.12%          0.89%
  Return on average common equity..........................       19.03       12.16        13.75          10.36
  Net interest margin......................................        6.30        6.17         6.20           6.23
  Efficiency ratio.........................................       57.94       67.77        65.68          68.02


                                                                  AT JUNE 30,              AT DECEMBER 31,
                                                             ----------------------  ---------------------------
                                                                1997        1996         1996          1995
                                                             ----------  ----------  ------------  -------------
BALANCE SHEET DATA (PERIOD END, IN THOUSANDS)
  Total assets.............................................  $  716,253  $  527,494   $  631,488    $   474,869
  Securities...............................................     178,963     147,929      173,954        154,155
  Loans....................................................     453,792     302,908      383,421        260,376
  Allowance for loan losses................................      (8,107)     (6,275)      (6,844)        (5,882)
  Total deposits...........................................     639,313     465,995      567,647        413,956
  Long term debt...........................................       7,500      --           --            --
  Total shareholders' equity...............................      52,623      43,570       47,158         41,172

ASSETS QUALITY RATIOS
  Nonperforming assets to loans and other real estate......        0.41%       0.45%        0.31%          1.35%
  Net charge-offs (recoveries) to average loans............       (0.02)      (0.07)        0.05           0.16
  Allowance for loan losses to total loans.................        1.79        2.07         1.79           2.26
  Allowance for loan losses to non-performing loans........      439.18      464.84       580.49         167.53

CAPITAL RATIOS
  Leverage ratio...........................................        7.36%       6.71%        6.19%          6.75%
  Tier 1 risk-based capital ratio..........................       10.05        9.77         8.71          10.33
  Total risk-based capital ratio...........................       11.30       11.02         9.96          11.59

------------------------

(1) Performance ratios for the six months ended June 30, 1997 and 1996 and three months ended December 31, 1995 are annualized.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GB FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996

OVERVIEW

    GB's net income for the six months ended June 30, 1997 and 1996 was $4.7 million and $2.6 million, respectively. The increase in net income for the first six months of 1997 compared to the same period of 1996 was due primarily to an increase in net interest income from GB's loan and deposit growth.

RESULTS OF OPERATIONS

    NET INTEREST INCOME

    Net interest income was $18.7 million for the six months ended June 30, 1997, a $5.5 million or 41.6% increase over the $13.2 million for the six months ended June 30, 1996. The increase in net interest income was due primarily to a 38.8% increase in average earning assets, including in particular, a 52.2% increase in average loans for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. GB's yield on average earning assets increased 22 basis points for the six months ended June 30, 1997 to 8.81% from 8.59% for the 1996 period while its cost of average interest bearing liabilities increased 19 basis points to 3.51% from 3.32% for the 1996 period. The higher net interest spread combined with the positive effects of the volume increase in earning assets caused GB's net interest margin to increase to 6.30% for the first six months of 1997 from 6.17% for the same period in 1996.

    The following table presents for the periods indicated the total dollar amount of average balances, interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. All average balances are daily average balances. Nonaccruing loans have been included in the tables as loans carrying a zero yield.

                                                   SIX MONTHS ENDED                       SIX MONTHS ENDED
                                                     JUNE 30, 1997                          JUNE 30, 1996
                                         -------------------------------------  -------------------------------------
                                                                  ANNUALIZED                             ANNUALIZED
                                           AVERAGE    INTEREST      AVERAGE       AVERAGE    INTEREST      AVERAGE
                                         OUTSTANDING   EARNED/      YIELD/      OUTSTANDING   EARNED/      YIELD/
                                          BALANCES      PAID         RATE        BALANCES      PAID         RATE
                                         -----------  ---------  -------------  -----------  ---------  -------------
                                                                     DOLLARS IN THOUSANDS
ASSETS
Interest Earning Assets
  Loans................................   $ 414,763   $  20,359         9.82%    $ 272,526   $  13,603         9.98%
  Securities...........................     168,141       5,488         6.53       145,464       4,504         6.19
  Fed funds sold.......................      10,104         275         5.44         9,236         237         5.13
                                         -----------  ---------                 -----------  ---------
    Total interest earning assets......     593,008      26,122         8.81       427,226      18,344         8.59
Less allowance for loan loss...........       7,435                                  6,078
                                         -----------                            -----------
Total earning assets net of
  allowance............................     585,573                                421,148
Non-earning Assets.....................      96,641                                 74,331
                                         -----------                            -----------
    TOTAL ASSETS.......................   $ 682,214                              $ 495,479
                                         -----------                            -----------
                                         -----------                            -----------

LIABILITIES & SHAREHOLDERS' EQUITY
Interest bearing liabilities
  Interest bearing demand deposits.....   $  63,910         318         1.00     $  49,288         242         0.98
  MMC & Savings Accounts...............     184,994       2,598         2.81       151,749       1,999         2.64
  TCD's................................     163,403       4,050         4.96        98,697       2,487         5.04
  Repo/Fed Funds purchased.............       4,619         113         4.88         1,670          41         4.91
  Norwest Note/Capital Securities......       7,678         371         9.74         9,226         387         8.39
                                         -----------  ---------                 -----------  ---------
    Total interest bearing
      liabilities......................     424,604       7,450         3.51       310,630       5,156         3.32

Non-interest bearing liabilities
  Non-interest bearing demand
    deposits...........................     191,226                                126,909
  Other liabilities....................      16,189                                 15,313
Shareholders' Equity...................      50,195                                 42,627
                                         -----------                            -----------
    TOTAL LIABILITIES & EQUITY.........   $ 682,214                              $ 495,479
                                         -----------  ---------                 -----------  ---------
                                         -----------                            -----------
Net Interest Income....................               $  18,672                              $  13,188
                                                      ---------                              ---------
                                                      ---------                              ---------
Net Interest Spread....................                                 5.30                                   5.27
Net Interest Margin....................                                 6.30                                   6.17

    PROVISION FOR LOAN LOSSES

    The provision for loan losses is based on the growth of the loan portfolio, the amount of net loan losses incurred and management's estimation of potential future losses based on an ongoing evaluation of the portfolio risk and economic conditions. The provisions for loan losses equaled $1.2 million and $300,000 for the six months ended June 30, 1997 and 1996, respectively. The increase in the provision for loan losses in the first six months of 1997 compared to the same 1996 period principally reflects the rapid growth in GB's loan portfolio.

    OTHER OPERATING INCOME

    Other operating income was $3.3 million and $2.3 million for the first six months of 1997 and 1996, respectively. The $1.0 million increase was due primarily to an increase in service charges on deposit accounts and an increase in merchant credit card fees.

    OTHER OPERATING EXPENSES

    Other operating expenses totaled $13.0 million and $10.8 million for the first six months of 1997 and 1996, respectively. The increase was due primarily to a $1.4 million (26.3%) increase in salaries and benefits. The increase in salaries and benefits was primarily a result of GB's efforts to recruit experienced local bankers who left local competitors acquired by larger banks. The efficiency ratio was 57.9% and 67.8% for the first six months of 1997 and 1996, respectively. The decrease was due primarily to large increases in earning assets and GB's efforts to control non-growth and non-profit related overhead expenses.

    INCOME TAXES

    Income tax expense includes the regular federal income taxes at the statutory rate plus income tax components of the California franchise tax. The federal income tax expense is a function of GB's taxable income, tax exempt income, non-deductible interest expense and other non-deductible expenses, including goodwill amortization. Income tax expense was $3.0 million for the first six months of 1997, resulting in an effective tax rate of 38.9% and $1.8 million for the same period of 1996, resulting in an effective tax rate of 41.7%.

FINANCIAL CONDITION

    LOAN PORTFOLIO

    Loan growth during 1996 and the first six months of 1997 was the result of GB's focus on lending to small business and middle market companies and private banking for individuals. The consolidation of the banking industry in GB's service area created a unique opportunity for GB to market its products and services.

    Total loans at June 30, 1997 were $453.8 million, an increase of $70.4 million from December 31, 1996. At June 30, 1997, total loans represented 71% of deposits and 63% of total assets.

    NON-PERFORMING ASSETS

    Non-performing assets at June 30, 1997 and June 30, 1996 were $1.8 million and $1.4 million, respectively. The ratio of non-performing assets to loans and other real estate owned equaled 0.41% and 0.45% at June 30, 1997 and 1996, respectively.

    ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Based on evaluation of the loan portfolio, management presents a quarterly review of the allowance for loan losses to the GB Board, indicating any changes in the allowance since the last review and any recommended actions as to adjustments in the allowance. In making its evaluation, management considers the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of non-performing loans and related collateral security and the evaluation of its loan portfolio by the loan review function. Charge-offs occur when loans are deemed to be uncollectible.

    In order to determine the adequacy of the allowance for loan losses, management considers the risk classification or delinquency status of loans and other factors, such as prior charge-off experience of classified assets' collateral value, portfolio composition, trends in economic conditions and the financial strength of borrowers. Management establishes specific allowances for loans which management believes require reserves greater than those allocated according to their classification or delinquent status. An unallocated allowance is also established based on other internal and external factors. GB then charges to operations a provision for loan losses determined on an annualized basis to maintain the allowance for loan losses at an adequate level determined according to the foregoing methodology. The allowance for loan losses was $8.1 million and $6.3 million at June 30, 1997 and 1996, respectively. Management believes that the allowance for loan losses at June 30, 1997 is adequate to cover losses inherent in the portfolio as of such date.

    DEPOSITS

    Total deposits were $639.3 million at June 30, 1997. This represented an increase of $71.7 million from December 31, 1996. GB's ratio of non-interest bearing demand deposits to total deposits as of June 30, 1997, and December 31, 1996 was 33.6% and 33.0%, respectively. An aggressive marketing campaign and key personnel additions in 1996 enabled GB to attract new customers. Non-interest bearing accounts increased 43.4% to $187.5 million in 1996 due to various new deposit account incentives available to the customers combined with a focused marketing effort.

    CAPITAL RESOURCES

    Capital management consists of providing equity to support both current and future operations. GB is subject to capital adequacy requirements imposed by the Federal Reserve Board, and Grossmont Bank is subject to capital adequacy requirements imposed by the Federal Deposit Insurance Corporation ("FDIC") and the State Commissioner. The Federal Reserve Board, FDIC and the State Commissioner have adopted risk-based capital standards for assessing capital adequacy. These standards define capital and establish minimum capital requirements in relation to assets and off-balance sheet exposure. The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among bank holding companies and banks by assigning risk weights to broad categories of assets and off-balance sheet items based upon their relative credit risks.

    The risk-based capital standards require all banks and bank holding companies to maintain a minimum "Tier 1 capital" ratio of at least 4.0% of risk-weighted assets and "total risk-based" capital (Tier 1 and Tier 2) ratio of at least 8.0% of risk-weighted assets. "Tier 1 capital" consists primarily of common shareholders' equity and qualifying perpetual preferred stock, together with related surpluses and retained earnings, and minority interests in equity accounts of consolidated subsidiaries, less deductions for goodwill and various other intangibles. "Tier 2 capital" may include a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, preferred stock not qualifying as Tier 1 capital and a limited amount of the general valuation allowance for loan and lease losses. The sum of Tier 1 capital and Tier 2 capital is "total risk-based capital."

    Under the risk-based capital standards, bank holding companies and banks are required to maintain a minimum leverage ratio of Tier 1 capital to average total consolidated assets ("leverage ratio"). Institutions with well diversified risk, including no undue interest rate exposure; excellent asset quality; high liquidity; good earnings; and that are generally considered to be strong banking organizations, rated composite 1 under applicable federal guidelines, and not experiencing or anticipating significant growth are required to maintain a minimum leverage ratio of 3.0%. Other banking organizations are required to maintain a leverage ratio of at least 4.0% to 5.0% depending on the organization's condition. The regulatory capital requirements further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum levels and comparable to peer group averages, without significant reliance on intangible assets.

    The following table provides a comparison of GB's leverage and risk-based capital ratios as of June 30, 1997 to the regulatory standards:

                                                                                       MINIMUM
                                                                          GB RATIO    REQUIRED
                                                                          ---------   ---------
Leverage ratio..........................................................      7.36%       3.00%
Tier 1 risk-based capital ratio.........................................     10.05%       4.00%
Total risk-based capital ratio..........................................     11.30%       8.00%

    The following is a table of GB's regulatory capital, the required amount of regulatory capital and the amount of excess regulatory capital at June 30, 1997.

                                                                          REQUIRED         EXCESS
                                                                         REGULATORY      REGULATORY
                                                        JUNE 30, 1997      CAPITAL         CAPITAL
                                                        -------------   -------------   -------------
                                                                       (IN THOUSANDS)
Leverage Capital......................................  $     52,045    $     15,360    $     36,685
Tier 1 Capital........................................        51,457          20,480          30,977
Total Capital.........................................        57,878          40,960          16,918

Shareholders' equity was $52.6 million and $47.2 million at June 30, 1997 and December 31, 1996, respectively. The $52.6 million at June 30, 1997 does not include $7.5 million in debentures issued in February 1997 that is considered Tier 1 capital for regulatory purposes.

SELECTED FINANCIAL DATA FOR GROSSMONT BANK

    The following financial data for Grossmont Bank should be read in conjunction with the Financial Statements of Grossmont Bank and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Grossmont Bank for the Years ended December 31, 1996, 1995 and 1994." The statement of income and balance sheet data as of and for the years ended December 31, 1996 and 1995 have been derived from Grossmont Bank's financial statements which have been audited by Ernst & Young LLP, independent public accountants. The statement of income and balance sheet data as of and for the years ended December 31, 1994 and 1992 have been derived from

Grossmont Bank's financial statements which have been audited by KPMG Peat Marwick LLP, independent auditors. The statement of income and balance sheet data as of and for the year ended December 31, 1993 have been derived from Grossmont Bank's audited financial statements.

                                                                             AS OF AND FOR THE
                                                                         YEARS ENDING DECEMBER 31,
                                               -----------------------------------------------------------------------------
                                                   1996            1995            1994            1993            1992
                                               -------------   -------------   -------------   -------------   -------------
INCOME STATEMENT DATA (IN THOUSANDS)
  Interest income............................  $      40,445   $      35,162   $      29,809   $      25,206   $      26,002
  Interest expense...........................         10,604           8,715           7,302           6,614           7,731
                                               -------------   -------------   -------------   -------------   -------------
    Net interest income......................         29,841          26,447          22,507          18,592          18,271
  Provision for loan losses..................          1,100             200             350             985           7,608
                                               -------------   -------------   -------------   -------------   -------------
    Net interest income after provision for
      loan losses............................         28,741          26,247          22,157          17,607          10,663
  Other operating income.....................          4,919           4,032           6,726           5,682           6,299
  Other operating expense....................         22,799          20,692          21,201          21,158          25,946
                                               -------------   -------------   -------------   -------------   -------------
    Income before income taxes...............         10,861           9,587           7,682           2,131          (8,984)
  Provision for income taxes.................          4,307           2,309           2,675             395          (1,867)
                                               -------------   -------------   -------------   -------------   -------------
  Net income.................................  $       6,554   $       7,278   $       5,007   $       1,736   $      (7,117)
                                               -------------   -------------   -------------   -------------   -------------
                                               -------------   -------------   -------------   -------------   -------------

BALANCE SHEET DATA (YEAR END, IN THOUSANDS)
  Total assets...............................  $     628,927   $     473,387   $     452,860   $     446,715   $     367,584
  Securities.................................        173,129         154,155         127,580         175,449          87,259
  Loans......................................        383,421         260,376         253,507         210,063         216,933
  Allowance for loan losses..................          6,844           5,882           6,095           6,161           6,154
  Total deposits.............................        567,724         414,370         406,506         402,586         327,586
  Total shareholders' equity.................         53,820          50,820          37,477          32,650          30,914

PERFORMANCE RATIOS
  Return on average assets...................           1.22%           1.60%           1.12%           0.46%          (1.95)%
  Return on average common equity............          12.40           16.98           14.26            5.56           (9.24)
  Net interest margin........................           6.36            6.49            5.63            5.59            5.83
  Efficiency ratio...........................          64.27           67.51           72.52           87.16          105.60

ASSET QUALITY RATIOS
  Nonperforming assets to loans and other
    real estate..............................           0.31%           1.35%           1.71%           4.07%           2.45%
  Net charge-offs (recoveries) to average
    loans (annualized).......................           0.05            0.16            0.18            0.47            1.74
  Allowance for loan losses to total loans...           1.78            2.26            2.40            2.93            2.84
  Allowance for loan losses to non-performing
    loans....................................         580.49          167.53          159.22           72.11          116.00

CAPITAL RATIOS
  Leverage ratio.............................           7.48%           9.29%           8.26%           7.31%           8.41%
  Tier 1 risk-based capital ratio............          10.55           14.05           12.44           12.62           13.08
  Total risk-based capital ratio.............          11.80           15.31           13.70           13.89           14.60

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          RESULTS OF OPERATIONS OF GROSSMONT BANK FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994

OVERVIEW

    Total assets for Grossmont Bank at December 31, 1996, 1995 and 1994 were $628.9 million, $473.4 million and $452.9 million, respectively. Loans totaled $383.4 million at December 31, 1996, an increase of $123.0 million or 47.2% from $260.4 million at year end 1995. Deposits experienced a similar growth pattern, increasing 37.0% to $567.7 million at year end 1996 from $414.4 million at year end 1995.

    Grossmont Bank's net income totaled $6.6 million in 1996, a decrease of $724,000 or 10% from the 1995 net income of $7.3 million. The decrease in net income from 1995 to 1996 was due primarily to a significantly higher tax provision in 1996 than in 1995. Grossmont Bank's effective tax rate increased from 24.1% in 1995 to 39.7% in 1996 as a result of a $2.0 million non-recurring positive adjustment in 1995. Pre-tax income at Grossmont Bank in 1996 increased $1.3 million or 13.3% to $10.9 million from the 1995 level of $9.6 million.

    Grossmont Bank's net income in 1995 increased $2.3 million or 45.4% from the 1994 level of $5.0 million. Grossmont Bank's 1994 net income included a $1.6 million non-recurring gain from the settlement of a law suit and a $1.1 million gain from the sale of Grossmont Bank's trust department. Grossmont Bank also earned $366,000 of non recurring trust fees in 1994.

    Grossmont Bank's return on average assets for the years ended December 31, 1996, 1995, and 1994 was 1.22%, 1.60% and 1.12%, respectively. Grossmont Bank's return on common equity for the years ended December 31, 1996, 1995 and 1994 was 12.4%, 17.0% and 14.3%, respectively.

RESULT OF OPERATIONS

    NET INTEREST INCOME

    Net interest income in 1996 totaled $29.8 million, an increase of $3.4 million or 12.8% from 1995. The increase in net interest income from 1995 to 1996 was due primarily to a 15.3% increase in average earning assets during the year, including a 20.7% increase in average loans. Interest expense in 1996 grew at a higher rate than interest income as Grossmont Bank's yield on average earning assets dropped 2 basis points in 1996 to 8.61% while its cost of average interest bearing liabilities increased 20 basis points to 3.21%. This lower net interest spread offset the positive effects of the volume increase in earning assets and caused Grossmont Bank's net interest margin to decline to 6.36% in 1996 from 6.49% in 1995.

    Net interest income in 1995 totaled $26.4 million, an increase of $3.9 million or 17.5% from 1994. The increase in net interest income from 1994 to 1995 was due primarily to a higher yielding mix of earning assets and higher overall yields received on average assets. Average earnings assets increased 1.9% to $407.3 million in 1995 while average loans outstanding increased 10.2%. Grossmont Bank's mix of earning assets increased its yield on average earnings assets 117 basis points in 1995 to 8.63% while Grossmont Bank's cost of average interest bearing liabilities increased 56 basis points to 3.01%. The higher net spreads earned in 1995 caused Grossmont Bank's net interest margin to increase to 6.49% from 5.63% in 1994.

    The following table presents for the periods indicated the total dollar amount of average balances, interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. All average balances are daily average balances. Non accruing loans have been included in the tables as loans carrying a zero yield.

                                YEAR ENDING 12/31/96                YEAR ENDING 12/31/95
                          ---------------------------------   ---------------------------------
                                                 ANNUALIZED                          ANNUALIZED
                            AVERAGE     INTEREST  AVERAGE       AVERAGE     INTEREST  AVERAGE
                          OUTSTANDING   EARNED/    YIELD/     OUTSTANDING   EARNED/    YIELD/
                           BALANCES      PAID       RATE       BALANCES      PAID       RATE
                          -----------   -------  ----------   -----------   -------  ----------
                                                  DOLLARS IN THOUSANDS
ASSETS
Interest Earning Assets
  Loans.................   $305,448     $30,334     9.93%      $253,012     $26,059    10.30%
  Securities............    149,826      9,374      6.26        116,051      6,940      5.98
  Fed funds sold........     14,200        737      5.19         38,244      2,163      5.66
                          -----------   -------               -----------   -------
    Total interest
      earning assets....    469,474     40,445      8.61        407,307     35,162      8.63
Less allowance for loan
  loss..................      6,311                               5,974
                          -----------                         -----------
Total earning assets net
  of allowance..........    463,163                             401,333
Non-earning Assets......     72,023                              53,565
                          -----------                         -----------
    TOTAL ASSETS........   $535,186                            $454,898
                          -----------                         -----------
                          -----------                         -----------

LIABILITIES &
  SHAREHOLDERS EQUITY
Interest bearing
  liabilities
  Interest bearing
    demand deposits.....   $ 53,246        530      1.00       $ 45,889        438      0.95
  MMC & Savings
    Accounts............    160,921      4,293      2.67        161,634      4,368      2.70
  TCD's.................    114,717      5,713      4.98         80,914      3,862      4.77
  Repo/Fed Funds
    purchased...........      1,599         68      4.25          1,201         47      3.91
                          -----------   -------               -----------   -------
    Total interest
      bearing
      liabilities.......    330,483     10,604      3.21        289,638      8,715      3.01
Non-interest bearing
  liabilities
  Non-interest bearing
    demand deposits.....    144,804                             114,846
  Other liabilities.....      7,065                               7,556
Shareholders Equity.....     52,834                              42,858
                          -----------                         -----------
    TOTAL LIABILITIES &
      EQUITY............   $535,186                            $454,898
                          -----------   -------               -----------   -------
                          -----------                         -----------
Net Interest Income.....                $29,841                             $26,447
                                        -------                             -------
                                        -------                             -------
Net Interest Spread.....                            5.40                                5.62
Net Interest Margin.....                            6.36                                6.49

                                YEAR ENDING 12/31/94
                          ---------------------------------
                                                 ANNUALIZED
                            AVERAGE     INTEREST  AVERAGE
                          OUTSTANDING   EARNED/    YIELD/
                           BALANCES      PAID       RATE
                          -----------   -------  ----------

ASSETS
Interest Earning Assets
  Loans.................   $229,605     $21,140     9.21%
  Securities............    160,046      8,205      5.13
  Fed funds sold........     10,187        464      4.55
                          -----------   -------
    Total interest
      earning assets....   $399,838     29,809      7.46
Less allowance for loan
  loss..................      5,997
                          -----------
Total earning assets net
  of allowance..........    393,841
Non-earning Assets......     52,253
                          -----------
    TOTAL ASSETS........   $446,094
                          -----------
                          -----------
LIABILITIES &
  SHAREHOLDERS EQUITY
Interest bearing
  liabilities
  Interest bearing
    demand deposits.....   $ 47,691        526      1.10
  MMC & Savings
    Accounts............    173,763      4,249      2.45
  TCD's.................     71,816      2,375      3.31
  Repo/Fed Funds
    purchased...........      4,527        152      3.36
                          -----------   -------
    Total interest
      bearing
      liabilities.......    297,797      7,302      2.45
Non-interest bearing
  liabilities
  Non-interest bearing
    demand deposits.....    104,659
  Other liabilities.....      8,517
Shareholders Equity.....     35,121
                          -----------
    TOTAL LIABILITIES &
      EQUITY............   $446,094
                          -----------   -------
                          -----------
Net Interest Income.....                $22,507
                                        -------
                                        -------
Net Interest Spread.....                            5.01
Net Interest Margin.....                            5.63

    PROVISION FOR LOAN LOSSES

    The provision for loan losses is based on the growth of the loan portfolio, the amount of net loan losses incurred and management's estimation of potential future losses on an ongoing evaluation of portfolio risk and economic conditions. The provisions for loan losses equaled $1.1 million in 1996 compared to $200,000 in 1995 and $350,000 in 1994. The increase in the provision for loan losses for 1996 compared to prior periods reflects the rapid growth in Grossmont Bank's loan portfolio.

    OTHER OPERATING INCOME

    Other operating income for 1996 was $4.9 million, an increase of $887,000 or 22.0% over the 1995 level. This increase was primarily due to increases in service charges on deposit accounts and merchant credit card fees of $279,000 and $460,000, respectively.

    Other operating income for 1995 was $4.0 million, a decrease of $2.7 million from the $6.7 million recorded in 1994. This decrease was the result of unusually high income recorded in 1994 as the result of several non-recurring items as follows: $1.6 million received for litigation settlement, a $1.1 million gain recorded on the sale of the trust department and $366,000 in non-recurring trust fees earned by the trust department.

    OTHER OPERATING EXPENSE

    Other operating expense totaled $22.8 million in 1996, an increase of $2.1 million or 10.2% from 1995. The increase from 1995 to 1996 was due primarily to a $1.4 million or 14.06% increase in salaries and benefits and a $342,000 increase in goodwill amortization. The increase in salaries and benefits was the result of the bank's efforts to recruit experienced local bankers disaffected by the acquisition of local competitors by larger banks. The increase in goodwill amortization in 1996 reflected a full year of goodwill amortization compared to three months of goodwill amortization in 1995 associated with the change of control on September 30, 1995. Other operating expense totaled $20.7 million in 1995, a decrease of $509,000 or 2.4% from the $21.2 million recorded in 1994. This decrease was primarily due to a $482,000 decrease in FDIC assessment fees that resulted from the FDIC reduction of rates charged on deposit balances. In addition to this decrease, the bank also experienced lower losses associated with the sale of assets than were experienced in 1994.

    The efficiency ratio for Grossmont Bank equaled 64.3%, 67.5% and 72.5% for 1996, 1995 and 1994, respectively. The decreasing trend in efficiency ratio has been due primarily to significant increases in earning assets and Grossmont Bank's efforts to control overhead expenses.

    INCOME TAXES

    Income tax expense includes federal taxes paid at the statutory rate plus income tax components of the California franchise tax. The amount of federal income tax expense is a function of Grossmont Bank's taxable income, the amount of tax exempt income, the amount of non-deductible interest expense and the amount of other non-deductible expenses, including goodwill amortization. Grossmont Bank currently has a tax-sharing agreement with GB, whereby it dividends an amount to GB on a quarterly basis sufficient enough to fund its share of GB's consolidated tax liability. Income tax expense at Grossmont Bank for 1996 was $4.3 million. Income tax expense at Grossmont Bank for 1995 was $2.3 million, which included a one time positive adjustment of approximately $2.0 million caused by the reversal of a valuation allowance for a deferred tax asset that resulted in an effective tax rate of only 24.1%. Income tax expense at Grossmont Bank for 1994 was $2.7 million based on pre-tax earnings of $7.7 million. The effective tax rate of 34.8% included a partial benefit of prior years tax loss carry-forwards.

FINANCIAL CONDITION

    LOAN PORTFOLIO

    Total loans at December 31, 1996 equaled $383.4 million, an increase of $123.0 million or 47.3% from the year end 1995 total of $260.4 million. At December 31, 1996, total loans represented 67.5% of deposits and 61.0% of total assets. At December 31, 1995, total loans represented 62.8% of deposits and 55.0% of total assets.

    The following table sets forth the amount of loans outstanding in each category and the percentage of total loans outstanding for each category as of the dates indicated.

                                                                                AT DECEMBER 31,
                                                   -------------------------------------------------------------------------
                                                            1996                     1995                     1994
                                                   -----------------------  -----------------------  -----------------------
IN THOUSANDS                                         AMOUNT      PERCENT      AMOUNT      PERCENT      AMOUNT      PERCENT
-------------------------------------------------  ----------  -----------  ----------  -----------  ----------  -----------
Commercial & Industrial..........................  $  119,281        31.1%  $   90,266        34.7%  $   89,199        35.2%
Real Estate Loans
  Construction & land development................      23,341         6.1       16,688         6.4       23,986         9.5
  1 to 4 family residential......................      63,169        16.5       48,298        18.5       44,597        17.6
  Multi-family residential.......................       8,966         2.3        2,710         1.0        3,750         1.5
  Commercial.....................................     138,693        36.2       83,523        32.1       71,293        28.1
Foreign Bank.....................................      --          --           --          --            5,727         2.3
Consumer.........................................      28,793         7.5       16,150         6.2       13,965         5.5
Other............................................       1,178         0.3        2,741         1.1          990         0.4
                                                   ----------         ---   ----------         ---   ----------       -----
    Total Loans..................................  $  383,421         100%  $  260,376         100%  $  253,507         100%
                                                   ----------         ---   ----------         ---   ----------       -----
                                                   ----------         ---   ----------         ---   ----------       -----

    The maturity ranges of the commercial and industrial and real estate construction loan portfolio and the amount of such loans with fixed interest rates and floating rates in each maturity as of December 31, 1996 are summarized in the following table:

                                                                                 AFTER ONE
                                                                     ONE YEAR     THROUGH    AFTER FIVE
IN THOUSANDS                                                         OR LESS    FIVE YEARS      YEARS       TOTAL
------------------------------------------------------------------  ----------  -----------  -----------  ----------
Commercial & Industrial
        Floating rate.............................................  $   93,302   $  --        $  --       $   93,302
           Fixed rate.............................................  $    8,114   $  16,590    $   1,275   $   25,979
Real Estate Loans
  Construction & land development
        Floating rate.............................................      21,108      --           --           21,108
           Fixed rate.............................................       1,739         494       --            2,233
  1 to 4 family residential
        Floating rate.............................................      28,012      11,320        2,939       42,271
           Fixed rate.............................................         188       2,930       17,780       20,898
  Commercial/Multifamily
        Floating rate.............................................      83,208         562        1,246       85,016
           Fixed rate.............................................       4,588      33,352       24,703       62,643
Consumer..........................................................      14,760      10,200        3,833       28,793
Other.............................................................       1,178      --           --            1,178
                                                                    ----------  -----------  -----------  ----------
    Total.........................................................  $  256,197   $  75,448    $  51,776   $  383,421
                                                                    ----------  -----------  -----------  ----------
                                                                    ----------  -----------  -----------  ----------

    NON-PERFORMING ASSETS

    Grossmont Bank has developed procedures to achieve and maintain a high level of credit quality in its loan portfolio. These procedures include a Credit Quality Assurance Process that begins with approval of lending policies and underwriting guidelines by the Grossmont Bank Board of Directors, an independent loan review department staffed with experienced lending personnel, low individual lending limits for officers, Senior Loan Committee approval for large credit relationships and quality loan documentation procedures. The loan review department has developed a system to identify and analyze weaknesses in the portfolio and to report credit risk grade changes on a monthly basis to Grossmont Bank management and directors. Grossmont Bank also maintains a system to monitor loan concentrations based on Standard Industrial Codes, real estate collateral types and large credits. Grossmont Bank also monitors delinquency levels for any negative or adverse trends. There can be no assurance, however, that Grossmont Bank's loan portfolio will not become adversely affected by declining economic conditions.

    Grossmont Bank generally places a loan on nonaccrual status and ceases accruing interest when loan repayments of all principal and interest is uncertain. All loans are past due after 90 days unless the loan is both well collateralized and in the process of collection. Cash payments received while a loan is classified as nonaccrual are recorded as a reduction of principal as long as doubt exists as to collection of all principal and interest due.

    Grossmont Bank regularly updates appraisals on loans collateralized by real estate, particularly those categorized as non-performing loans and potential problem loans. In instances where updated appraisals reflect reduced collateral values, an evaluation of the borrower's overall financial condition is made to determine the need, if any, for possible writedowns or appropriate additions to the allowance for loan losses. Grossmont Bank records real estate acquired by foreclosure at the lesser of the outstanding loan balance, net of any reduction in basis, or the fair value at the time of foreclosure, less estimated costs to sell.

    Non-performing assets at December 31, 1996 were $1.2 million, compared with $3.5 million at December 31, 1995 and $4.3 million at December 31, 1994. The ratio of non-performing assets to loans and other real estate owned equaled 0.31%, 1.35% and 1.71% at December 31, 1996, 1995 and 1994, respectively. During 1994 and 1995, non-accrual loans included one fully secured loan of $3.4 million. All interest due on this loan was paid and recognized on a cash receipt basis. The loan remained on non-accrual for all of 1995 and was subsequently paid in full in 1996.

    The following table sets forth information regarding non-performing assets as of the dates indicated.

                                                                           AT DECEMBER 31,
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
                                                                            IN THOUSANDS
Non-Accrual Loans................................................  $   1,178  $   3,437  $   3,811
Accruing 90 or more days past due................................          1         74        518
                                                                   ---------  ---------  ---------
    Total Non-Performing Assets..................................  $   1,179  $   3,511  $   4,329
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Non-Performing Assets to Total Loans & Other Real Estate.........      0.31%      1.35%      1.71%

    ALLOWANCE FOR LOAN LOSSES

    The following table presents, for the periods indicated, an analysis of the allowance for loan losses and related data:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
                                                                            IN THOUSANDS
Balance, beginning of year.......................................  $   5,882  $   6,095  $   6,161
Provision charged to operating expense...........................      1,100        200        350
Loans charged off, net of recoveries.............................       (138)      (413)      (416)
                                                                   ---------  ---------  ---------
Balance, end of year.............................................  $   6,844  $   5,882  $   6,095
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    SECURITIES

    The following table summarizes the amortized cost of securities held by Grossmont Bank as of the dates shown:

                                                                                DECEMBER 31,
                                                                     ----------------------------------
IN THOUSANDS                                                            1996        1995        1994
-------------------------------------------------------------------  ----------  ----------  ----------
U.S. Treasuries....................................................  $   34,498  $   54,203  $   75,129
U.S. Government Agencies...........................................     132,943      94,550      52,439
Municipals.........................................................       5,642       5,211         342
                                                                     ----------  ----------  ----------
    Total Securities...............................................  $  173,083  $  153,964  $  127,910
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------

    The following table summarizes the carrying value and classification of securities as of the dates shown:

                                                                                DECEMBER 31,
                                                                     ----------------------------------
IN THOUSANDS                                                            1996        1995        1994
-------------------------------------------------------------------  ----------  ----------  ----------
Available for sale.................................................  $   19,881  $   45,108  $   36,816
Held to maturity...................................................     153,248     109,047      90,764
                                                                     ----------  ----------  ----------
                                                                     $  173,129  $  154,155  $  127,580
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------

    The following table presents the amortized cost of securities classified as available for sale and their approximate values at December 31, 1996:

                                                                            DECEMBER 31, 1996
                                                           ----------------------------------------------------
                                                                            GROSS          GROSS
                                                            AMORTIZED    UNREALIZED     UNREALIZED      FAIR
AVAILABLE FOR SALE                                            COST          GAINS         LOSSES        VALUE
---------------------------------------------------------  -----------  -------------  -------------  ---------
                                                                               IN THOUSANDS
U.S. Treasuries..........................................   $   4,925     $  --          $       6    $   4,919
U.S. Government Agencies.................................      14,910            52         --           14,962
                                                           -----------          ---            ---    ---------
    Total Securities.....................................   $  19,835     $      52      $       6    $  19,881
                                                           -----------          ---            ---    ---------
                                                           -----------          ---            ---    ---------

    The following table presents the amortized cost of securities classified as held to maturity and their approximate values at December 31, 1996:

                                                                          DECEMBER 31, 1996
                                                         ----------------------------------------------------
                                                                         GROSS          GROSS
                                                         AMORTIZED    UNREALIZED     UNREALIZED
                                                            COST         GAINS         LOSSES      FAIR VALUE
                                                         ----------  -------------  -------------  ----------
                                                                             IN THOUSANDS
U.S. Treasuries........................................  $   29,573    $     230      $      24    $   29,779
U.S. Government Agencies...............................     118,033          691            430       118,294
Municipals.............................................       5,642       --                 40         5,602
                                                         ----------        -----          -----    ----------
    Total Securities...................................  $  153,248    $     921      $     494    $  153,675
                                                         ----------        -----          -----    ----------
                                                         ----------        -----          -----    ----------

    DEPOSITS

    Total deposits at December 31, 1996 increased to $567.7 million from $414.4 million at December 31, 1995, an increase of $153.4 million or 37%. Grossmont Bank's ratio of average non-interest bearing demand deposits to average deposits for the years ended December 31, 1996, 1995 and 1994 was 30.5%, 28.4% and 26.3%, respectively.

    The year-end balance and weighted average rates paid on deposits for each of the years ended December 31, 1996, 1995 and 1994 are presented below:

                                                                                AT DECEMBER 31,
                                                   -------------------------------------------------------------------------
                                                            1996                     1995                     1994
                                                   -----------------------  -----------------------  -----------------------
                                                     AMOUNT      PERCENT      AMOUNT      PERCENT      AMOUNT      PERCENT
                                                   ----------  -----------  ----------  -----------  ----------  -----------
                                                   ----------  -----------  ----------  -----------  ----------  -----------
                                                                                 IN THOUSANDS
Savings Accounts.................................  $   34,956         2.1%  $   36,078         2.2%  $   45,776         2.3%
Super-Now Accounts...............................      63,716         1.0       45,385         1.0       47,517         1.1
Money Market Checking............................     136,895         2.8      110,164         2.9      121,914         2.5
TCD's < $100,000.................................      72,510         5.0       51,007         4.7       40,323         3.3
TCD's > $100,000.................................      73,473         4.9       40,564         4.8       32,668         3.3
                                                   ----------               ----------               ----------
  Total interest bearing deposits................     381,550         3.2      283,198         3.0      288,198         2.5
Non-interest bearing deposits....................     186,174                  131,172                  118,308
                                                   ----------               ----------               ----------
    Total Deposits...............................  $  567,724         2.2   $  414,370         2.2   $  406,506         1.8
                                                   ----------               ----------               ----------
                                                   ----------               ----------               ----------

    The following table sets forth the maturity of Grossmont Bank's certificates of deposit that are $100,000 or greater as of the dates indicated:

                                                                       AT DECEMBER 31,
                                                               -------------------------------
                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                        IN THOUSANDS
3 months or less.............................................  $  46,927  $  16,783  $  18,849
Between 3 months and 1 year..................................     23,885     22,170     13,402
Over 1 year..................................................      2,661      1,611        417
                                                               ---------  ---------  ---------
    Total....................................................  $  73,473  $  40,564  $  32,668
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    CAPITAL RESOURCES

    Shareholders' equity at the bank level was $53.8 million, $50.8 million and $37.5 million at December 31, 1996, 1995 and 1994, respectively. The increase of $3.0 million from 1995 to 1996 is a result of Grossmont Bank's net income less approximately $3.5 million of dividends to GB during 1996. The increase from 1994 to 1995 was a result of the bank's retained earnings as well as a mark to market of the balance sheet at September 30, 1995 to account for the acquisition by the investor group under purchase accounting methods.

    For further discussion concerning Capital Resources, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of GB for the Six Months ended June 30, 1997 and June 30, 1996--Financial Condition--Capital Resources."

    The following table provides a comparison of Grossmont Bank's leverage and risk-weighted capital ratios as of December 31, 1996 to the regulatory standards:

                                                                                              WELL-
                                                                                           CAPITALIZED
                                                               12/31/96       MINIMUM        MINIMUM
                                                              BANK RATIO     REQUIRED       REQUIRED
                                                              -----------  -------------  -------------
Leverage Ratio..............................................        7.48%         3.00%          5.00%
Tier 1 risk-based capital ratio.............................       10.55%         4.00%          8.00%
Total risk-based capital ratio..............................       11.80%         8.00%         10.00%

    Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency revised its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. Also pursuant to FDICIA, each federal banking agency has promulgated regulations setting the levels at which an insured institution would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized" for purposes of taking "prompt correction action." Under the FDIC's regulations, Grossmont Bank is classified as "well capitalized."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

    The Special Meeting is scheduled to be held at the offices of GB, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122 on Monday, November 10, 1997 at 4:00 p.m. local time.

    GB SHAREHOLDERS ARE REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID PRE-ADDRESSED ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER OR THE STOCK OPTION PROPOSAL, AS THE CASE MAY BE.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    The purposes of the Special Meeting are (a) to consider and vote upon the approval of the principal terms of the Merger, (b) approve the Stock Option Proposal and (c) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    FOR THE REASONS SET FORTH ON PAGES 37 AND 38 HEREIN, THE GB BOARD HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. THE GB BOARD ALSO RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OPTION PROPOSAL.

RECORD DATE; STOCK ENTITLED TO VOTE

    Only holders of record of GB Common Stock on the Record Date will be entitled to receive notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

VOTES REQUIRED; QUORUM

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of GB Common Stock entitled to vote at the Special Meeting is required to approve the principal terms of the Merger.

    Approval of the Stock Option Proposal will require the affirmative vote of holders of more than 75% of the outstanding shares of GB Common Stock entitled to vote (excluding common stock owned by Messers. Sarver, Severson and Skillern and any person whose GB stock ownership would be attributable to any one of those individuals under the Code).

    As of the Record Date, there were 2,014,036 shares of GB Common Stock outstanding. Each holder of shares of GB Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting and any postponement or adjournment thereof. A majority of all shares of GB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the principal terms of the Merger or in favor of the Stock Option Proposal, as the case may be. THE FAILURE TO VOTE, AN ABSTENTION OR A BROKER NON-VOTE, THUS, HAS THE SAME EFFECT AS A VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER OR AGAINST THE STOCK OPTION PROPOSAL, AS THE CASE MAY BE.

    If a quorum is not obtained, or fewer shares of GB Common Stock are voted in favor of the principal terms of the Merger or the Stock Option Proposal, as the case may be, than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

VOTING OF PROXIES

    Shares represented by proxies properly executed and received in time to be voted at the Special Meeting will be voted in accordance with the instructions indicated on the proxies. Proxies which do not contain voting instructions will be voted "FOR" the proposal to approve the principal terms of the Merger and "FOR" the Stock Option Proposal, as the case may be. All proxies voted "FOR" such matters, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; PROVIDED, HOWEVER, that no proxy which is voted against approval of the principal terms of the Merger or against the Stock Option Proposal or on which the relevant shareholder specifically abstains from voting with respect to such approval will be voted in favor of any such adjournment or postponement.

    It is not expected that any matters other than as described herein will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

REVOCABILITY OF PROXIES

    The presence of a shareholder at the Special Meeting (or at any postponement or adjournment thereof) will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by
(a) delivery to the Secretary of GB of a written notice of revocation prior to the Special Meeting (or, if the Special Meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); (b) delivery to the Secretary of GB of a duly executed proxy bearing a later date prior to the Special Meeting (or, if the Special Meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); or (c) attending the Special Meeting (or, if the Special Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person. Any written revocation of proxy or other related communications should be addressed to Peggy J. Standefer, GB Bancorporation, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122.

SOLICITATION OF PROXIES

    In addition to solicitation by mail, directors, officers and employees of GB and/or Grossmont Bank may solicit proxies from GB Shareholders personally or by telephone or telegram without additional remuneration therefor. GB will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. GB will bear the cost of solicitation of proxies from its own shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of the Record Date, the directors and officers of GB beneficially held, in the aggregate, the ability to direct the voting with respect to 939,250 shares of GB Common Stock, comprising approximately 46.6% of the voting power of the GB Common Stock outstanding on the Record Date. In addition, pursuant to the Shareholder Agreements, the directors of GB, in their capacity as shareholders, together holding or controlling an aggregate of 939,250 shares of GB Common Stock (or approximately 46.6% of the shares of GB Common Stock outstanding on the Record Date), have agreed to vote their shares in favor of the principal terms of the Merger. Such shares include 198,000 shares of GB Common Stock owned by SOLC. SOLC is owned by members of the Simmons family, including Harris H. Simmons, L.E. Simmons and David Simmons. Roy W. Simmons is the Chairman of Zions, Harris H. Simmons is the President and Chief Executive Officer and a director of Zions and L.E. Simmons is a director of Zions. David Simmons, the son of Roy W. Simmons and the brother of Harris H. Simmons and L.E. Simmons, is a director of GB and the President of SOLC. In addition, as of the Record Date, Zions owned 98,000 shares of GB Common Stock (or approximately 4.9% of the shares of GB Common Stock outstanding on the Record Date).

    If all such persons and institutions vote their shares in favor of the principal terms of the Merger, the principal terms of the Merger will be approved by the requisite vote of GB Common Stock.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, AND SUCH INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS SET FORTH AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS, AND THE TEXT THEREOF IS INCORPORATED HEREIN BY REFERENCE; REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. GB SHAREHOLDERS ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT AND EACH OF THE OTHER APPENDICES HERETO IN THEIR ENTIRETY.

BACKGROUND OF THE MERGER

    An investment group that included members of Grossmont Bank's and Zions' management purchased Bancomer Holding Company, the previous owner of Grossmont Bank, in September 1995 and changed its name to GB. Since the time of that acquisition, the Board of Directors and management of GB have periodically reviewed and discussed the goals and objectives of GB and various strategic alternatives available to GB.

    For the first 18 months after the acquisition of Grossmont Bank, GB's Board of Directors and management chose to enhance shareholder value and GB's banking franchise by expanding Grossmont Bank through the opening of new offices and the recruitment of additional, seasoned San Diego business bankers. These actions, coupled with the disintermediation of customers resulting from the Wells Fargo/ First Interstate merger and the related branch closures in San Diego County, have resulted in significant asset and earnings growth for GB. In addition, GB increased its regulatory capital in February 1997 through the issuance of $7.5 million of trust preferred capital securities.

    More recently, the GB Board and management began to explore additional options available to further expand GB's San Diego banking franchise and to provide a source of liquidity for GB investors. These options have included (i) the acquisition of local banks for cash; (ii) an initial public offering of GB Common Stock to provide a marketable and more easily valued currency for making local bank acquisitions in stock-for-stock transactions; and (iii) a business combination with a larger, well-capitalized strategic banking partner.

    In April 1997, the Chairman of GB submitted a package of relevant information on GB to three potential acquirors identified by GB. Shortly thereafter, an additional potential acquiror expressed interest in the acquisition of GB and was provided the same package of material. Management of GB met and conducted discussions with representatives from each of these four institutions and discussed their level of interest in GB and general terms for the pricing of an acquisition. Based upon these preliminary expressions of interest, GB invited two institutions that it identified as being able to provide the best offer and strategic fit to perform detailed due diligence of GB and to present a final proposal. In June 1997, the GB Board also engaged Goldman, Sachs & Co. as its financial advisor, which performed due diligence on the two potential acquirors, evaluated preliminary offers, evaluated the current and future prospects for both institutions' stock and rendered an opinion as to the fairness of the Conversion Number.

    Upon the completion of GB's due diligence of both potential acquirors and the potential acquirors' due diligence of GB, final offers were presented to the GB Board on July 3, 1997. Following a detailed evaluation of each proposal, including a review of strategic alternatives and a determination of the fairness of the Conversion Number by GB's financial advisor, the GB Board unanimously approved the Merger Agreement and the transactions contemplated therein.

EFFECT OF MERGER

    At the Effective Time, GB will merge with and into Zions, and Zions will be the surviving corporation in the Merger and will continue its corporate existence under Utah law. The separate corporate existence of GB will then cease.

    Upon the Merger becoming effective, each share of GB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Zions) will be converted automatically into the right to receive 2.2748 shares of Zions Common Stock.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    ZIONS

    The Zions Independent Directors Committee has unanimously approved the Merger Agreement and has determined that the Merger and the issuance of the Zions Common Stock pursuant thereto are fair to, and in the best interests of, the shareholders of Zions. The approval of the Merger Agreement by the shareholders of Zions is not required.

    GB

    The GB Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, GB and its shareholders. As a consequence, the GB Board unanimously recommends that the holders of GB Common Stock vote to approve the principal terms of the Merger. The GB Board believes that the Merger will enable holders of GB Common Stock to realize both increased value and liquidity. The GB Board also believes that this business combination will provide additional opportunities for the continued growth of Grossmont Bank. In considering its decision to approve the Merger Agreement, the GB Board consulted with its outside counsel regarding the legal terms of the Merger and the GB Board's fiduciary obligations in its consideration of the proposed Merger. The GB Board also consulted with its financial advisor, Goldman, Sachs & Co., regarding the financial aspects and fairness of the proposed Merger.

    In reaching its determination to approve the terms of the Merger, the GB Board considered the following material factors from both a short-term and long-term perspective:

        (i) the GB Board's familiarity with, and review of, the business, financial condition, results of operations and prospects of GB, including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated therewith;

        (ii) the current and prospective environment within which GB operates, including national and local economic conditions, the increased competitive environment for financial institutions generally, the increased regulatory burden on financial institutions and the trend toward consolidation in the financial services industry;

       (iii) the potential appreciation in the market and book value of GB's Common Stock if it remained an independent institution;

        (iv) the proposals of all potential acquirers who expressed serious interest in acquiring GB;

        (v) information concerning the business, financial condition, results of operations, asset quality and prospects of Zions, including the long-term growth potential for Zions Common Stock, the future growth prospects of Zions after a merger with GB and the potential synergies expected from the Merger and the business risks associated therewith;

        (vi) the advantages and disadvantages of GB remaining as an independent institution, either privately or publicly owned, or affiliating with a larger institution;

       (vii) the fact that the Merger can be effected on a tax-free basis for GB Shareholders and the potential for appreciation and growth of the market and book value of Zions Common Stock following the Merger;

      (viii) the short and long-term interests of GB and its shareholders, the interests of GB's employees and customers and the interests of the community that may be served better by an appropriate affiliation with a larger institution that can provide capital for growth and additional financial services to the community while allowing Grossmont Bank to remain a locally-managed community bank; and

        (ix) the compatibility with respect to the business and management philosophies of GB and Zions and Zions' strong, proven commitment to the communities it serves.

    The foregoing discussion of the information and factors considered by the GB Board is not intended to be exhaustive, but constitutes the material factors considered by the GB Board. In reaching its determination to approve and recommend the principal terms of the Merger, the GB Board did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

    FOR THE REASONS SET FORTH ABOVE, THE GB BOARD HAS UNANIMOUSLY APPROVED THE MERGER AS FAIR TO AND IN THE BEST INTERESTS OF GB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT GB SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER.

OPINION OF FINANCIAL ADVISOR

    Goldman Sachs was retained by GB to act as its financial advisor and performed due diligence on the two potential acquirors, evaluated preliminary offers, evaluated the current and future prospects of both institutions' stock and rendered an opinion as to the fairness of the Conversion Number, all in connection with a possible merger or sale of all or a portion of GB. At a meeting of the GB Board held on July 3, 1997, Goldman Sachs made a presentation on financial aspects of the Merger and delivered to the GB Board its oral opinion (which opinion was subsequently delivered to the GB Board in written form dated July 7, 1997) dated as of July 3, 1997 to the effect that, as of the date of such opinion, based on the matters set forth in such opinion, the proposed Conversion Number pursuant to the Merger Agreement was fair to the holders of the GB Common Stock. Goldman Sachs has confirmed its July 3, 1997 opinion by delivery of its written opinion to the GB Board, dated the date of this Proxy Statement-Prospectus, stating that, as of the date hereof and based on the matters set forth in such opinion, the proposed Conversion Number pursuant to the Merger Agreement is fair to the holders of the GB Common Stock.

    Goldman Sachs has consented to the inclusion of its opinion, dated the date hereof, in this Proxy Statement-Prospectus (the "Goldman Sachs Opinion").

    THE FULL TEXT OF THE GOLDMAN SACHS OPINION, DATED THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE GOLDMAN SACHS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. THE GOLDMAN SACHS OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION DELIVERED TO THE GB BOARD DATED JULY 3, 1997. GB SHAREHOLDERS ARE URGED TO READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

    Goldman Sachs is a nationally recognized investment banking firm and was selected by GB based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of banking businesses and because of its familiarity with, and prior work for, GB. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    In connection with rendering its opinions dated July 3, 1997 and the date hereof, Goldman Sachs, among other things: (i) reviewed the Merger Agreement;
(ii) reviewed annual audited financial statements for GB (and its predecessor Bancomer Holding Company) and Grossmont Bank for the five years ended December 31, 1996; (iii) reviewed the Annual Reports to Stockholders and Annual Reports on Form 10-K of Zions for the five years ended December 31, 1996; (iv) reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Zions; (v) reviewed certain internal financial analyses and forecasts for GB and Zions prepared by their respective managements; (vi) held discussions with members of the senior managements of GB and Zions regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the past and current business operations, financial condition and future prospects of their respective companies; (vii) reviewed the reported price and trading activity for the Zions Common Stock; (viii) compared certain financial information for GB and Zions and stock market information for Zions with similar information for certain other companies the securities of which are publicly traded; (ix) reviewed the financial terms of certain recent business combinations in the commercial banking industry and (x) performed such other studies and analyses as Goldman Sachs deemed appropriate. In addition, in connection with rendering the Goldman Sachs Opinion, Goldman Sachs reviewed the Registration Statement of which this Proxy Statement-Prospectus is a part.

    In connection with rendering the Goldman Sachs Opinion, as set forth therein, Goldman Sachs relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of such opinion. With GB's consent, Goldman Sachs assumed that the financial forecasts (including, without limitation, certain information regarding under-performing and non-performing assets and net charge-offs) were reasonably prepared on a basis reflecting the best currently available judgments and estimates of GB and Zions, and that such forecasts would be realized in the amounts and at the times contemplated thereby. Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, and assumed, with GB's consent, that such allowances for each of GB and Zions are in the aggregate adequate to cover all such losses. In addition, Goldman Sachs has not reviewed individual credit files nor has it made an independent evaluation or appraisal of the assets and liabilities of GB and Zions or any of their respective subsidiaries and has not been furnished with any such evaluation or appraisal.

    The following is a summary of the material financial analyses presented by Goldman Sachs to the GB Board in connection with providing its opinion to the GB Board on July 3, 1997, and does not purport to be a complete description of the analyses performed by Goldman Sachs. Goldman Sachs used substantially the same types of financial analyses in preparing its written opinion dated as of the date of this Proxy Statement-Prospectus as it used in providing its opinion dated as of July 3, 1997.

    SUMMARY OF TERMS OF PROPOSED TRANSACTION

    Goldman Sachs reviewed the terms of the proposed Merger, including the form of consideration offered, the expected method of accounting, the Conversion Number, the closing price of Zions Common Stock as of July 2, 1997, and the resulting notional price per share of GB Common Stock pursuant to the proposed Merger. The proposed form of consideration offered in connection with the Merger was Zions Common Stock. The proposed method of accounting for the Merger was the pooling method. The notional price per share of GB Common Stock for the Merger was $82.14, determined by multiplying the Conversion Number by the closing price of the Zions Common Stock on July 2, 1997 (the "Notional Price"). The Notional Price, therefore, was necessarily dependent on the closing price of the Zions Common Stock at a specific time. Based upon the Notional Price, the aggregate consideration to be received by holders of GB Common Stock in the Merger is approximately $178 million.

    In addition to reviewing the Notional Price resulting from the Merger, the analyses described indicated values resulting from the Merger expressed as multiples of GB's earnings for the twelve months ended March 31, 1997 and of estimates of GB's 1997 and 1998 earnings, as well as multiples of various measures of GB book value. In performing these analyses, Goldman Sachs used estimates based upon the earnings estimates prepared by GB management (the "GB Estimates"). Under these analyses the Notional Price reflected (i) a multiple of
20.4 times GB earnings for the twelve months ending March 31, 1997, (ii) a multiple of 17.3 times the GB Estimate of GB 1997 earnings, and (iii) a multiple of 14.0 times the GB Estimate of GB 1998 earnings. The Notional Price also reflected (i) a multiple of 3.5 times GB stated book value as of May 31, 1997, and (ii) a multiple of 4.2 times GB tangible book value.

    DIVIDEND DISCOUNT ANALYSIS

    Using a discounted dividend analysis, Goldman Sachs estimated the present value of the future dividend streams and terminal values that GB and Zions combined could produce over the five year period from January 1, 1998 to December 31, 2002 and over the three year period from January 1, 1998 to December 31, 2000. The estimate of GB future net income assumed earnings growth rates for the three and five year periods of 16.9 percent and was based on GB management's earnings estimate. The growth of Zions net income assumed earnings growth for the three and five year period of 14.0 percent and was based on Zions management's earnings estimate. Using assumed discount rates of 12.5, 15.0 and
17.5 percent and multiples of price to trailing earnings for the twelve-month periods ending December 31, 2000 and December 31, 2002 ranging from 13.0 times to 20.0 times for both periods, Goldman Sachs calculated net present values ranging from $71 to $119 per share of GB Common Stock for the three-year period and $71 to $126 per share of GB Common Stock for the five-year period. The analysis assumed a dividend payout ratio of 25%, annual cost savings of $1.2 million, assumed terminal values of each dividend stream equal to various multiples of estimated earnings for the twelve months ending December 31, 2000 and December 31, 2002, as the case may be, and assumed ongoing annual stock repurchases of 2% of the outstanding fully diluted shares at 15.3 times the following year's estimated earnings.

    SELECTED TRANSACTION ANALYSIS

    Goldman Sachs reviewed certain information relating to 14 selected bank mergers in California announced since January 1993 and prior to July 3, 1997 in which the aggregate consideration paid was in excess of $75 million (the "California Selected Bank Mergers"). Goldman Sachs divided the California Selected Bank Mergers according to the year in which each respective Merger was announced. The California Selected Bank Mergers consist of: SC Bancorp/Western Bancorp, 1st Business Corp./Mellon Bank and CU Bancorp/Pacific Century Financial in 1997; Eldorado Bancorp/Dartmouth Capital, ValliCorp Holdings/Westamerica Bancorp, Far East National Bank/Bank SinoPac, California Bancshares/US Bancorp and First Interstate/Wells Fargo in 1996; First Los Angeles Bank/City National Corp., BanCal Tri-State/Union Bank, and Metrobank/Comerica in 1995; Levy Bancorp/First Interstate in 1994; and Pacific Western/Comerica and San Diego Financial/First Interstate in 1993. Such analysis indicated that the median multiples of consideration paid to book value, tangible book value and to the latest 12 month earnings per share for the 1997, 1996 and 1995 California Selected Bank Mergers were 2.1, 2.2 and 1.4 times, 2.2, 2.5 and 1.4 times and 22.4, 17.6 and 9.8 times, respectively, compared to a multiple of price to book value of GB of 3.5 times, a multiple of price to tangible book value of GB of
4.2 times and a multiple of price to GB's earnings per share for the 12-month period ended March 31, 1997 of 20.4 times.

    SELECTED COMPANY ANALYSIS--ZIONS

    Based on publicly available information and IBES earnings estimates, Goldman Sachs reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of Zions, a group of 7 additional Western and Midwestern large-capitalization banking organizations consisting of BankAmerica Corporation, Banc One Corporation, Wells Fargo & Co., U.S. Bancorp, First Chicago NBD, Washington Mutual and KeyCorp (the "Zions Selected Large Cap Banks"), and a group of 5 additional western small-capitalization banking organizations consisting of UnionBanCal, First Security, Pacific Century Financial, First Hawaiian and Westamerica (the "Zions Selected Small Cap Banks"). IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Such information and ratios included, among other things, equity market capitalization, price-earnings ratios, price to book value ratios, price to tangible book value ratios, dividend yields and certain profitability data.

    Goldman Sachs noted for the GB Board that, among other things: (i) Zions had a ratio of market price to 1997 and 1998 IBES estimated earnings of 19.0 and 17.6, respectively, as compared with a median ratio of market price to 1997 and 1998 IBES estimated earnings of 16.0 and 13.4 for the Zions Selected Large Cap Banks and 13.4 and 12.3 for the Zions Selected Small Cap Banks; (ii) Zions had a ratio of market price to book value, as of March 31, 1997, of 4.1, as compared with a median ratio of market price to book value for Zions Selected Large Cap Banks and Zions Selected Small Cap Banks, as of March 31, 1997, of 2.7 and 1.8, respectively; and (iii) Zions had a ratio of market price to tangible book value, as of March 31, 1997, of 4.5, as compared with a median ratio of market price to tangible book value for the Zions Selected Large Cap Banks and Zions Selected Small Cap Banks, as of March 31, 1997, of 3.6 and 1.9, respectively.

    OTHER ANALYSES

    Goldman Sachs also reviewed, among other things, selected investment research reports on, and earnings estimates for, Zions Common Stock. Goldman Sachs examined the implied premiums to market price and to core deposits. Goldman Sachs prepared a summary of the historical financial and market performance of Zions, summarized Zions management estimates of financial performance in 1997 and, based on publicly available information, analyzed Zions' deposit market share and branch presence in the region in which it operates.

    The summary set forth above describes the material analyses that Goldman Sachs performed and presented to the GB Board on July 3, 1997, and does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description.

    Goldman Sachs believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying its opinion. In its analyses, Goldman Sachs relied upon numerous assumptions made by GB and Zions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of GB or Zions. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. No company or transaction used as a comparison in the analyses is identical to GB or Zions or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, none of the GB Board, Goldman Sachs, Zions or any other person assumes responsibility for the accuracy of such estimates. Goldman Sachs analyses were prepared solely for purposes of its opinions rendered July 3, 1997 and the date of this Proxy Statement-Prospectus provided to the GB Board regarding the fairness of the Conversion Number pursuant to the Merger to holders of GB Common Stock, and do not purport to be appraisals or necessarily reflect the prices at which GB or its securities actually may be sold.

    For the services of Goldman Sachs as financial advisor to GB in connection with the Merger, pursuant to an engagement letter dated June 13, 1997, GB has agreed to pay Goldman Sachs a transaction fee of $400,000 in connection with a sale of GB, whether such sale takes the form of a merger or a combination or any other transaction(s) resulting in a change of control of GB. $200,000 of this fee became payable upon the execution of the Merger Agreement. GB has also agreed to pay Goldman Sachs its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities arising under the federal securities laws. Goldman Sachs has provided certain investment banking and advisory services to GB from time to time, for which it has received, and will receive, customary compensation, including acting as financial advisor for GB in connection with the Merger Agreement. In addition, Goldman Sachs has provided, and may provide in the future, certain investment banking services to Zions, for which it has received, and will receive, customary compensation.

    Goldman Sachs has advised GB that, in the ordinary course of its business as a full-service securities firm, Goldman Sachs may, subject to certain restrictions, actively trade the equity and/or debt securities of Zions for its own account or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of the material federal income tax consequences of the Merger. The discussion may not apply in the special circumstances of particular GB Shareholders, such as GB Shareholders that are securities dealers, financial institutions, persons who hold GB Common Stock as part of a straddle or hedging or conversion transaction or foreign persons. Further, the following does not discuss any aspects of state, local or foreign taxation. This discussion is based upon laws, regulations, rulings and decisions now in effect and on proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. No ruling has been or will be requested from the Internal Revenue Service on any tax matter relating to the Merger.

    Prior to the date of the Proxy Statement Prospectus, Sullivan & Cromwell, special counsel to Zions, has advised Zions and GB that in its opinion, for U.S. federal income tax purposes:

        (a) the Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code, and Zions and GB will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

        (b) except with respect to cash received in lieu of fractional share interests, holders of GB Common Stock will not recognize gain or loss for federal income tax purposes as a result of the receipt of Zions Common Stock in the Merger;

        (c) the basis of Zions Common Stock received by GB Shareholders in the Merger (including any fractional share for which cash is received) will equal the basis of GB Common Stock for which it is exchanged; and

        (d) the holding period of Zions Common Stock received by GB Shareholders in the Merger (including any fractional share for which cash is received) will include the holding period of GB Common Stock for which it is exchanged, assuming that such GB Common Stock is a capital asset in the hands of the holder thereof at the Effective Time.

Such opinion will be confirmed immediately prior to the Effective Time.

    A GB Shareholder who receives cash in the Merger in lieu of a fractional share interest in Zions Common Stock will be treated for federal income tax purposes as having received the fractional share interest and then having received cash in redemption of such interest. Each GB Shareholder who receives cash in lieu of a fractional interest will recognize gain or loss as of the Effective Time equal to the difference between the amount of cash received and the portion of such GB Shareholder's adjusted tax basis in the shares of GB Common Stock allocable to such fractional share interest. Any gain or loss generally will be capital gain or loss if such GB Shareholder holds GB Common Stock as a capital asset at the Effective Time and will be long-term capital gain or loss if the holding period (determined as described above) for the fractional share interest deemed to be received and then redeemed is more than one year. Under recently enacted legislation, an individual GB Shareholder is generally subject to a maximum capital gains rate of 28% for GB Common Stock held more than one year and a maximum capital gains rate of 20% for GB Common Stock held in excess of 18 months.

    GB Shareholders who exercise their Dissenters' Rights and who receive cash in exchange for their respective shares will be treated as having received such payment in redemption of such shares. In general, if such shares are held as a capital asset at the Effective Time, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively, any GB Common Stock that is exchanged in the Merger for Zions Common Stock, the payment for dissenting shares to such holder could, in certain circumstances, be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising Dissenters' Rights should consult such holder's own tax advisor as to the possibility that any payment to such holder will be treated as dividend income.

    Consummation of the Merger is conditioned, among other things, on confirmation immediately prior to the Effective Time of the opinion of Sullivan & Cromwell to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) Zions and GB will each be a party to that reorganization; (iii) except with respect to cash received in lieu of fractional share interests, holders of GB Common Stock will not recognize gain or loss for federal income tax purposes as a result of the receipt of Zions Common Stock in the Merger; (iv) the basis of the Zions Common Stock received by the GB Shareholders in the Merger will equal the basis of the GB Common Stock for which it is exchanged; and (v) the holding period of the Zions Common Stock received by the GB Shareholders in the Merger will include the holding period of GB Common Stock for which it is exchanged, assuming that such GB Common Stock is a capital asset in the hands of the holder thereof at the Effective Time. An opinion of counsel is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected herein or that the positions herein will be upheld by the courts if challenged by the Internal Revenue Service. The opinion of Sullivan & Cromwell summarized above is or will be based, among other things, on representations contained in certificates of Zions, GB and others and on certain assumptions.

    BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF GB COMMON STOCK AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

    FEDERAL RESERVE BOARD APPROVAL

    The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA, which requires that the Federal Reserve Board take into consideration, among other things, competition, the financial and managerial resources and future prospects of the holding companies and banks concerned and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if (a) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (b) its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner be in restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the Federal Reserve Board must also assess the records of the depository institution subsidiaries of Zions and GB under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board evaluate, when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation and take such record into account when evaluating certain regulatory applications.

    Under the BHCA, the Merger may not be consummated until the thirtieth day following the date of Federal Reserve Board approval unless such time period is shortened with the concurrence of the United States Department of Justice. If the United States Department of Justice were to commence an action challenging the Merger on antitrust grounds during such period, commencement of such action would stay the effectiveness of the Federal Reserve Board approval, unless a court specifically orders otherwise.

    Zions submitted a notice seeking approval of the Merger and related matters to the Federal Reserve Board on August 15, 1997. Such approval was obtained on September 30, 1997.

    CALIFORNIA COMMISSIONER OF FINANCIAL INSTITUTIONS APPROVAL

    Because Grossmont Bank is a state-chartered bank, Zions must obtain the approval of the State Commissioner pursuant to Section 700 ET SEQ. of the California Financial Code. Zions submitted an application seeking approval of the Merger and related matters to the State Commissioner on August 15, 1997. Such approval was obtained on September 30, 1997.

    Zions and GB are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is currently contemplated that such approval or action would be sought.

RESALE OF ZIONS COMMON STOCK

    All shares of Zions Common Stock received by GB Shareholders in the Merger will be freely transferrable, except that shares of Zions Common Stock received by such shareholders who are deemed to be "affiliates" (as defined for purposes of Rule 145 under the Securities Act) of GB as of the date of the Special Meeting may be resold by them only pursuant to an effective registration statement under the

Securities Act covering resales of such shares or in transactions permitted by the resale provisions of Rule 145 of the Securities Act (or pursuant to Rule 144 under the Securities Act in the case of such persons who become affiliates of Zions) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of GB generally include individuals or entities that control, are controlled by, or are under common control with, such entities and may include certain officers and directors of such entities as well as principal shareholders of such entities.

    GB has agreed in the Merger Agreement to use its best efforts to obtain a written agreement from each person who is identified as a possible "affiliate" (as defined for purposes of Rule 145 under the Securities Act) of GB providing that such person will not, sell, pledge, transfer or otherwise dispose of any shares of Zions Common Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act, and not to take any action or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a pooling-of-interests for accounting purposes. The Shareholder Agreements executed by the directors of GB contain such provisions.

    Commission guidelines indicate that the pooling-of-interests method generally will not be challenged on the basis of selling of shares by affiliates of the acquiring or the acquired company if such affiliates do not dispose of any shares (other than a "DE MINIMIS" number of shares) of the stock they received in connection with the Merger during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-merger operations of the combined enterprise have been published. See "The Merger--Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL

    In considering the recommendations of the GB Board, GB Shareholders should be aware that Zions and certain members of the Boards of Directors and managements of GB and Zions have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and which may create potential conflicts of interest. These interests include, among other things, the following: (i) in September 1995, GB was purchased from a trust for which a Mexican bank was the beneficial owner by an investor group which included Zions and certain members of the current managements of GB and Zions. This investor group included Robert G. Sarver, Allan W. Severson and Christopher L. Skillern, who are, respectively, the Chairman and Chief Executive officer, the President and the Secretary of GB. The investor group also included Roy W. Simmons, Harris W. Simmons, L.E. Simmons and David Simmons who are, respectively, the Chairman of the Board of Directors, the President and Chief Executive Officer and a director, a director of Zions and a director of GB; (ii) certain members of the Board of Directors and the management of GB are members of the Board of Directors of Zions or are affiliated with members of the Board of Directors and the management of Zions;
(iii) certain members of the Board of Directors and the management of GB are direct or indirect beneficial owners of Zions Common Stock; (iv) certain members of the Board of Directors and the management of Zions are direct or indirect beneficial owners of GB Common Stock; (v) in connection with the Merger, options to acquire an aggregate of 151,000 shares of GB Common Stock which are held by directors and officers of GB and Grossmont Bank will be accelerated and become exercisable at an average exercise price of $20.70 per share; (vi) in connection with the Merger, Grossmont Bank will enter into employment agreements and non-competition agreements with certain officers of GB and Grossmont Bank; and
(vii) Zions will indemnify the directors and officers of GB and Grossmont Bank from certain liabilities and provide them with directors' and officers' liability insurance. These interests are more fully described below or elsewhere in this Proxy Statement-Prospectus.

    INTERRELATED MANAGEMENTS AND STOCK OWNERSHIP

    Robert G. Sarver is Chairman of the Board of GB and a director of Zions. Mr. Sarver controls 343,000 shares or approximately 17% of the outstanding GB Common Stock, and he owns options to purchase an additional 20,000 shares which will be accelerated in connection with the Merger. Mr. Sarver also owns

412,840 shares or less than 1% of the outstanding shares of Zions Common Stock. David Simmons, a director of GB and Grossmont Bank, is the son of Roy W. Simmons, the Chairman of the Board of Zions, the brother of Harris H. Simmons, the President and Chief Executive Officer and a director of Zions, and the brother of L.E. Simmons, a director of Zions. David Simmons also is the President of SOLC, an investment company owned by members of the Simmons family, which owns 198,000 shares or approximately 9.9% of the outstanding shares of Common Stock of GB and 1,991,376 shares or 3.42% of the outstanding shares of Common Stock of Zions. Also, Zions owns 98,000 shares or approximately 4.9% of the outstanding shares of Common Stock of GB.

    EMPLOYMENT AGREEMENTS

    It is a condition to the obligation of Zions to consummate the Merger that each of Allan W. Severson and Christopher L. Skillern enter into employment agreements with Grossmont Bank (the "Employment Agreements") pursuant to which Messrs. Severson and Skillern will be employed by Grossmont Bank as President and Chief Executive Officer and as Executive Vice President and Chief Credit Officer, respectively, of Grossmont Bank with the duties and responsibilities as are specified in the By-Laws of Grossmont Bank, for a period of five years commencing on the Effective Date (the "Period of Employment"). Grossmont Bank will agree to pay Messrs. Severson and Skillern, at a minimum, a base annual salary equal to the base annual salary paid to such employees as of June 1, 1997, payable in monthly installments during each fiscal year, or portion thereof, in the Period of Employment. The respective Employment Agreements for Messrs. Severson and Skillern also provide that if the employee is terminated by Grossmont Bank prior to the end of the Period of Employment, other than for a material breach of his Employment Agreement or for cause, or if the employee terminates his employment prior to the end of the Period of Employment because he is not elected or re-elected to or is removed from his officer position, he is not vested with the power and authority of his officer position, or if he loses significant duties and responsibilities, Grossmont Bank shall pay him an amount equal to the sum of his annual base salary ($225,000 and $155,000, respectively) and average bonus for the last three years ($55,000 and $37,667, respectively), multiplied by the number of years remaining under the term of his Employment Agreement. If either Mr. Severson or Mr. Skillern elects to terminate his employment other than for the reasons indicated above, Grossmont Bank will pay him $50,000 annually until the earlier of the second anniversary of the date of termination or the end of the Period of Employment as consideration for his agreement not to compete against Zions in San Diego County during this time period. In addition, under the Employment Agreements, Messrs. Severson and Skillern will be entitled to other employee benefits, including vacation and sick leave, participation in Zions' value-sharing plan and incentive stock plan and participation in Zions' benefit plans. In connection with such Employment Agreements, Messrs. Severson and Skillern will be required to agree during the Non-Competition Period (as defined herein) not to engage in the banking business other than on behalf of Grossmont Bank or its affiliates within San Diego County, (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Grossmont Bank or its affiliates) engaged in the banking business in San Diego County, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Grossmont Bank or Zions or any of their affiliates to engage in any action prohibited under (i) or (ii) above. As used herein, the Non-Competition Period means the period of time from the Effective Date until (i) the fifth anniversary of the Effective Date or (ii) in the event that the Period of Employment is terminated, the earlier of the fifth anniversary of the Effective Date or the second anniversary of the date of such termination. See "The Merger Agreement--Conditions."

    In addition, in connection with the Merger Agreement, it is anticipated that Robert G. Sarver will enter into a non-competition agreement (the "Non-Competition Agreement") with Grossmont Bank and Zions pursuant to which Mr. Sarver will agree for a period of five years not to engage in the banking business other than on behalf of Grossmont Bank or its affiliates within San Diego County, (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Grossmont Bank or its affiliates) engaged in the banking business in San Diego County, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Grossmont Bank or Zions or any of their affiliates to engage in any action prohibited under (i) or (ii) above. During the term of the Non-Competition Agreement, Mr. Sarver will be paid $24,000 per year for each year that he serves as Chairman of the Board of Grossmont Bank.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    The Merger Agreement provides that from and after the Effective Time through the third anniversary of the Effective Time, Zions will indemnify each director and officer of GB and Grossmont Bank, determined as of the Effective Time, against certain liabilities arising out of matters existing or occurring at or prior to the Effective Time to the extent to which such indemnified parties were entitled under California law, GB's Articles of Incorporation and GB's Bylaws in effect on July 3, 1997. Zions will also advance expenses as incurred to the extent permitted under California law, GB's Articles of Incorporation and GB's Bylaws. In addition, for a period of three years after the Effective Time, Zions has agreed to use its reasonable best efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by GB, provided that Zions is in no event obligated to spend in connection therewith any amount per annum in excess of 125% of the amount of annual premiums paid by GB for such insurance as of the date of the Merger Agreement.

DISSENTERS' RIGHTS

    The rights of shareholders who dissent to the Merger are governed by specific legal provisions contained in Chapter 13 (Sections 1300-1312) of the CGCL, the text of which is attached as Appendix C hereto. The description of dissenters' rights contained in this Proxy Statement-Prospectus is qualified in its entirety by reference to those sections of the CGCL.

    If the Merger is completed, certain GB Shareholders who have fully complied with all applicable provisions of Chapter 13 of the CGCL may have the right to require GB to purchase the shares of GB Common Stock held by them for cash at the fair market value of those shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the Merger. Persons who are beneficial owners of shares of GB Common Stock but whose shares are held by another person, such as a trustee, broker or nominee, should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares. Under the CGCL, no GB Shareholder who is entitled to exercise Dissenters' Rights has any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger has been legally voted in favor of the Merger.

    Shares of GB Common Stock must be purchased by GB upon demand from a dissenting shareholder if such shareholder has complied with all applicable requirements. For a GB Shareholder to exercise the right to have GB purchase his or her shares of GB Common Stock, the procedures to be followed under Chapter 13 of the CGCL include the following requirements:

        (a) The GB Shareholder of record must not vote the shares in favor of the Merger. The GB Shareholder may vote part of his or her shares for the Merger without losing the right to have purchased those shares which were voted against the Merger or as to which the GB Shareholder has abstained from voting.

        (b) Any such GB Shareholder who voted against the Merger or abstained from voting, and who wishes to have purchased his or her shares which were voted against the Merger or shares which were abstained from voting, must make a written demand to have GB purchase those shares for cash at their fair market value. The demand must include the information specified below under "--Demand for Purchase" and must be received by GB not later than 30 days after the date the Approval Notice (as defined below) is mailed to such shareholder.

    Within ten days after the approval of the Merger by GB Shareholders, the holders of shares of GB Common Stock who voted against the Merger or abstained from voting must be notified by GB of the approval (the "Approval Notice") and GB must offer all of these shareholders a cash price for their shares which GB considers to be the fair market value of the shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. The statement of price will constitute an offer by GB to purchase at the price stated any dissenting shares, unless they lose their status as dissenting shares. The Approval Notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL in order for GB Shareholder to exercise the right to have GB purchase his or her shares and attach a copy of the relevant provisions of the CGCL.

    DEMAND FOR PURCHASE

    Merely voting or delivering a proxy directing a vote against the approval of the Merger, or failing to deliver a proxy or vote as to approval of the Merger, does not constitute a demand for purchase. A written demand is essential. A shareholder's written demand must be delivered to GB within 30 days after the date on which the Approval Notice was mailed to the GB Shareholder.

    In all cases, the written demand that the dissenting shareholder must deliver to GB must:

        (a) be made by the person who was the GB Shareholder of record on the Record Date set for voting on the Merger (or his or her duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a GB Shareholder who acquired the shares subsequent to the Record Date;

        (b) state the number of dissenting shares; and

        (c) include a demand that GB purchase the shares at what the GB Shareholder claims to be the fair market value of such shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. Because the parties announced the proposed Merger on July 7, 1997, it is GB's position that this day is July 6, 1997. GB Shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares of GB Common Stock to GB at the price for GB Common Stock specified in such statement.

    In addition, it is recommended that the following be complied with to ensure that the demand is properly executed and delivered:

        (a) The demand should be sent by registered or certified mail, return receipt requested.

        (b) The demand should be signed by the GB Shareholder of record (or his or her duly authorized representative) exactly as his or her name appears on the stock certificates evidencing the shares.

        (c) A demand for the purchase of dissenting shares owned jointly by more than one person should identify and be signed by all such holders.

        (d) Any person signing a demand for purchase in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) should indicate his or her title and, if GB so requests, furnish written proof of his or her capacity and authority to sign the demand.

    A GB Shareholder may not withdraw a demand for payment without the consent of GB. Under the terms of the CGCL, a demand by a shareholder is not effective for any purpose unless it is received by GB within 30 days after the date the Approval Notice is mailed to such shareholder.

    OTHER REQUIREMENTS

    Within 30 days after the date on which the Approval Notice is mailed by GB to GB Shareholders, the shareholder's certificates representing any shares of GB Common Stock which the GB Shareholder demands be purchased must be submitted to GB at its principal office, or at the office of any transfer agent thereof, to be stamped with a statement that the shares are dissenting shares. Upon subsequent transfer of these shares, the new certificates will be similarly stamped and marked with the name of the original dissenting shareholder.

    If GB and a dissenting GB Shareholder agree that the shares held by such GB Shareholder are eligible for Dissenters' Rights and agree upon the price of such shares, the dissenting GB Shareholder is entitled to receive from GB the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between GB and the holders thereof must be filed with the Secretary of GB at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after the statutory or contractual conditions to the Merger are satisfied, whichever is later. Cash dividends, if any, declared and paid by GB upon the dissenting shares after the date of approval of the principal terms of the Merger by GB Shareholders and prior to payment for the shares shall be credited against the total amount to be paid to GB Shareholders exercising Dissenters' Rights.

    If GB and a dissenting GB Shareholder fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then the GB shareholder, GB or Zions may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the Approval Notice is mailed to the GB Shareholder. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. Two or more dissenting GB Shareholders may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or shall appoint one or more impartial appraisers to assist in the determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the appraisal exceeds the price offered to the GB Shareholder, GB will be required to pay such costs, including, in the discretion of the court, attorneys' fees, expert witnesses' fees and interest if the value awarded by the court for the shares is more than 125% of the price offered by GB to the GB Shareholder.

    Any demands, notices, certificates or other documents required to be delivered to GB may be sent by mail or delivered in person to Peggy J. Standefer, Assistant Secretary, GB Bancorporation, 4320 La Jolla Village Drive, Suite 355, San Diego, California 92122.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, it is expected that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. Under this method of accounting, the previously recorded assets and liabilities of Zions and GB would be carried forward to the Surviving Corporation at their recorded amounts; income and expenses of the Surviving Corporation would include income and expenses of Zions and GB for the entire fiscal year in which the Merger occurs; and the reported results of the separate corporations for prior periods would be combined and restated as the results of the Surviving Corporation.

    In the event that the requisite shareholder approval is not obtained for the ratification of the Stock Option Proposal and the Merger Agreement is not terminated, the Merger will be treated as a purchase transaction rather than a pooling for accounting purposes, and the vote of GB Shareholders to approve the principal terms of the Merger Agreement will be resolicited.

                              THE MERGER AGREEMENT

    SET FORTH BELOW IS A DESCRIPTION OF CERTAIN OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS SUMMARY OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT AS SET FORTH IN APPENDIX A HERETO AND THE TEXT THEREOF IS INCORPORATED BY REFERENCE HEREIN.

THE MERGER

    The Merger Agreement was entered into by and between Zions and GB as of July 3, 1997, and was amended September 5, 1997. Pursuant to the Merger Agreement, at the Effective Time, GB will merge with and into Zions, and Zions will be the surviving corporation in the Merger. The separate corporate existence of GB will then cease.

CONVERSION OF GB COMMON STOCK

    Under the terms of the Merger Agreement, each share of GB Common Stock issued and outstanding at the Effective Time (other than shares which have not been voted in favor of the principal terms of the Merger Agreement and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL) will be converted into the right to receive 2.2748 shares of Zions Common Stock. At the Effective Time, each option or right to purchase shares of GB Common Stock outstanding immediately prior to the Effective Time shall be canceled.

EFFECTIVE TIME

    The Merger will become effective upon the filing of articles of merger and related documents with the Utah Division of Corporation and Commercial Code or on such later date as may be specified in such articles. At the Effective Time, GB shall be merged with and into Zions. GB's separate corporate existence will thereupon cease.

EXCHANGE OF STOCK CERTIFICATES

    As of the Effective Time, Zions will deposit, or will cause to be deposited, with a bank or trust company selected by Zions (which may be a subsidiary of Zions) (the "Exchange Agent"), certificates representing the shares of Zions Common Stock and cash in lieu of fractional shares to be exchanged and unpaid dividends and distributions, if any, pursuant to the Merger Agreement for GB Common Stock (the "Merger Consideration").

    As soon as reasonably practicable after the Effective Time, but in no event later than three business days thereafter, the Exchange Agent will mail to each GB Shareholder who holds of record immediately prior to the Effective Time shares of GB Common Stock (excluding any shares canceled pursuant to the Merger Agreement or dissenting GB shares) a letter of transmittal (the "Letter of Transmittal"), and instructions for use in effecting the surrender of the certificates representing shares of GB Common Stock (a "Certificate") in exchange for the Merger Consideration.

    Upon surrender of a Certificate or Certificates to the Exchange Agent, together with a duly executed Letter of Transmittal, the holder of such Certificate(s) will be entitled to receive in exchange therefor a certificate (a "Zions Certificate") representing that number of shares of Zions Common Stock into which the shares represented by the Certificate(s) surrendered have been converted pursuant to the Merger Agreement and a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the Merger Agreement. After the Effective Date and until surrendered, each Certificate will be deemed to represent only the right to receive the Merger Consideration.

    No dividends or other distributions declared after the Effective Time on Zions Common Stock will be paid with respect to any shares of GB Common Stock represented by a Certificate until such Certificate is surrendered. Following surrender of any such Certificate, there will be paid to the holder of the Zions Certificates issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to whole shares of Zions Common Stock and not paid prior to the surrender date, less the amount of any withholding taxes which may be required, and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but before surrender and a payment date after surrender payable with respect to whole shares of Zions Common Stock, less the amount of any withholding taxes which may be required.

CONDUCT OF THE BUSINESS OF GB PRIOR TO THE MERGER

    Pursuant to the Merger Agreement, GB has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, it and each of its subsidiaries will, among other things, (a) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (b) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (c) take no action which would adversely affect or delay the ability of GB or Zions to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated in the Merger Agreement or to perform its covenants and agreements on a timely basis under the Merger Agreement, and (d) take no action that is reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on GB or Grossmont Bank.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties from GB and Zions relating to, among other things, (a) corporate organization and similar corporate matters; (b) capital structure; (c) subsidiary ownership; (d) financial statements; (e) compliance with respect to filing requirements of certain regulatory agencies; (f) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (g) insurance policies; (h) title to assets; (i) absence of material litigation; (j) filing of tax returns and payment of taxes; (k) compliance with applicable laws; (l) absence of regulatory action; (m) performance of obligations under certain contracts, leases, indentures and other agreements; (n) certain contracts relating to certain employment, consulting and benefit matters; (o) brokers and finders fees; (p) absence of material changes or events since March 31, 1997;
(q) compliance with environmental laws; (r) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (s) insider loans; (t) compliance with the CRA; and (u) certain bank regulatory matters.

CERTAIN COVENANTS

    FORBEARANCE BY GB

    GB has covenanted and agreed that, during the period from the date of the Merger Agreement to the Effective Time and subject to certain exceptions, GB and Grossmont Bank will not, without the prior written consent of Zions, (a) incur any indebtedness for borrowed money other than in the ordinary course of business; (b) adjust, split, combine or reclassify any capital stock; (c) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (d) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; (e) issue any additional shares of capital stock except as required pursuant to stock options outstanding as of the date of the Merger Agreement; (f) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets except in the ordinary course of business consistent with past practice and except pursuant to contracts or agreements in force on the date of the Merger Agreement; (g) make any capital expenditures, other than
(i) capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $250,000, individually or in the aggregate, and (ii) capital expenditures in connection with certain branch acquisitions and openings; (h) except pursuant to commitments existing on the date of the Merger Agreement, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any employee benefit plan, with or for the benefit of any employee, other than general increases in the aggregate compensation paid to all employees of GB in the ordinary course of business consistent with past practice not in excess of 4.5% in any 12-month period or any amendment required by applicable law, or voluntarily accelerate the vesting of any stock options or other compensation or benefit; (i) other than in the ordinary course of business consistent with past practice, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, provided that GB may make no acquisition of business operations without Zions' prior consent and provided, further that this restriction does not apply to any investment related to bids to acquire additional branches which are outstanding as of the date of the Merger Agreement and which have been disclosed to Zions; (j) other than with respect to loans or contracts for deposits made in the ordinary course of business consistent with past practice, enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000; (k) settle any claim, action or proceeding involving any liability of GB or any of its subsidiaries for money damages in excess of $50,000 or material restrictions upon the operations of GB or any of its subsidiaries; (l) except in the ordinary course of business and in amounts less than $250,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim; (m) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in the ordinary course of business consistent with past practice and in conformity with all applicable GB policies and procedures and (ii) any loans or advances as to which GB (or a subsidiary thereof) has a legally binding obligation to make such loan or advance as of the date of the Merger Agreement;
(n) except as Zions may request, change its method of accounting as in effect at December 31, 1996, except as required by changes in GAAP as concurred with by GB's independent auditors; (o) engage in any merger, consolidation or other similar transaction with, or acquire a significant portion of the capital stock or assets of, any other corporate or other entity except in the ordinary course of business or in connection with foreclosures and collection on secured interests; (p) enter into any new activities or lines of business, or cease to conduct any activities or lines of business that it conducts on the date hereof, or conduct any business activity not consistent with past practice; (q) amend its articles of incorporation or its by-laws; or (r) agree to, or make any commitment to, take any of the actions described above.

    SHAREHOLDER MEETINGS

    GB has agreed to take all action necessary in accordance with applicable law and the terms of its articles of incorporation and bylaws to convene a meeting of GB Shareholders to consider and vote upon the principal terms of the Merger. Except to the extent that to do so would constitute a violation of their fiduciary duty, the GB Board will recommend that GB Shareholders approve the principal terms of the Merger.

    ACQUISITION PROPOSALS

    GB has agreed that neither it, any of its subsidiaries nor any of their respective officers or directors will, and that GB shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to GB Shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, GB or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, GB may enter into discussions or negotiations, or provide information in connection with, a possible Acquisition Proposal if the GB Board reasonably determines, following receipt of advice from GB's legal counsel, that such discussions or negotiations must be commenced, or such information must be furnished, in the exercise of its fiduciary duty.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

    Zions has agreed that from the Effective Date through the third anniversary of the Effective Date, Zions will indemnify and hold harmless each present and former director and officer of GB or any subsidiary of GB determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Merger Agreement or any of the transactions contemplated hereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and GB's articles of incorporation or by-laws in effect on the date hereof.

    In addition, for a period of three years after the Effective Time, Zions shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by GB (provided that Zions may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); PROVIDED, HOWEVER, that in no event shall Zions be obligated to expend in connection therewith any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date of the Merger Agreement by GB for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Zions shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Zions may request GB to, and GB shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Zions, extending for a period of three years GB's directors' and officers' liability insurance coverage in effect as of the date of the Merger Agreement (covering past or future claims with respect to periods before the Effective Time).

    CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS

    Pursuant to the Merger Agreement, Zions and GB have made filings and applications with the Federal Reserve Board and the State Commissioner in order to obtain all approvals, consents and waivers of governmental agencies or regulatory authorities necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement. Furthermore, Zions and GB have agreed to (a) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation,
(ii) in providing the other a reasonable opportunity to review and comment upon drafts of such filings, and (iii) in promptly making any such filings, furnishing information required in connection therewith and seeking in a timely manner to obtain any such approvals, consents or waivers and (b) deliver to the other copies of publicly available portions of all such filings and applications promptly after they are filed.

    ACCESS TO INFORMATION

    Upon reasonable notice, GB has agreed to afford to the other party and its representatives access, during normal business hours throughout the period prior to the Effective Time, to the books, records, properties, personnel and to such other information Zions may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to such access shall affect or be deemed to modify any representation or warranty made in the Merger Agreement. Pursuant to a confidentiality agreement between GB and Zions, dated June 10, 1997, Zions agreed not to use any information obtained pursuant to access for any purpose unrelated to the consummation of the transactions contemplated by the Merger Agreement.

    SECURITIES ACT

    GB has agreed to identify to Zions, as soon as practicable after the date of the GB Special Meeting, all persons who GB believes to be "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of GB (the "Affiliates"). GB has agreed to use its best efforts to obtain from each Affiliate a written agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Zions Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and not to take any action or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a pooling-of-interests for accounting purposes. The Shareholder Agreements executed by the directors of GB contain such provisions.

    REORGANIZATION TREATMENT; POOLING

    Zions and GB have agreed not to take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or as a pooling-of-interests for accounting purposes.

CONDITIONS

    The obligation of Zions and GB to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including (a) the approval of GB Shareholders of the principal terms of the Merger by no less than the requisite percentage of the outstanding voting stock of each class of GB, in accordance with the CGCL; (b) the receipt by Zions and GB of the approvals, consents or waivers with respect to the Merger Agreement and the transactions contemplated thereby (i) by the State Commissioner pursuant to California law and (ii) by the Federal Reserve Board, and all applicable statutory waiting periods having expired; and the receipt by Zions and GB of all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for Zions, are necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that no such approval, consent or waiver will be deemed to have been received if it includes any non-customary condition or requirement that, individually or in the aggregate, (i) would result in a Material Adverse Effect on Zions or any of its subsidiaries or (ii) would reduce the economic and business benefits of the transactions contemplated by the Merger Agreement to Zions in so significant and adverse a manner that Zions, in its judgment, would not have entered into this Merger Agreement had such condition or requirement been known at the date hereof; (c) the satisfaction of all other requirements prescribed by law which are necessary to the consummation of the Merger and any transactions necessary to consummate the Merger; (d) neither Zions nor GB being subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any transaction necessary to consummate the Merger, and no litigation or proceeding shall be pending against Zions or GB or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the Merger or any transaction necessary to consummate the Merger; (e) no statute, rule, regulation, order, injunction or decree shall having been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by the Merger Agreement; (f) the Registration Statement having become effective and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Commission; (g) the receipt by Zions and GB of the opinion of Sullivan & Cromwell, no later than 30 days from the date of the Merger Agreement, and confirmed immediately prior to the Effective Time, substantially to the effect that for federal income tax purposes (i) the Merger will be a reorganization within the meaning of Section 368(a) of the Code; (ii) Zions and GB will each be a party to that reorganization; (iii) except with respect to cash received in lieu of fractional share interests, holders of GB Common Stock will not recognize gain or loss for federal income tax purposes as a result of the receipt of Zions Common Stock in the Merger;
(iv) the basis of the Zions Common Stock received by GB Shareholders in the Merger will equal the basis of GB Common Stock for which it is exchanged; and
(v) the holding period of the Zions Common Stock received by GB Shareholders in the Merger will include the holding period of GB Common Stock for which it is exchanged, assuming that such GB Common Stock is a capital asset in the hands of the holder thereof at the Effective Time; (h) each of Alan W. Severson and Christopher L. Skillern having entered into an employment agreement with Grossmont Bank; (i) the CRA rating of Grossmont Bank being no lower than "satisfactory"; (j) Zions having received all state securities laws and "Blue Sky" permits necessary to consummate the transactions contemplated by the Merger Agreement; and (k) as of the Effective Time, the Zions Common Stock being included for quotation on NASDAQ.

    The obligation of Zions to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including (a) (i) Zions having received from GB's independent certified public accountants a "cold comfort" letter or "specified procedures" letter, dated (A) the effective date of the Registration Statement and (B) shortly prior to the Effective Date, with respect to certain financial information regarding GB, and (ii) GB having received from GB's independent public accountants a letter confirming that activities of GB would not preclude the Merger from being treated as a pooling-of-interests for accounting purposes;
(b) each of the representations and warranties of GB contained in the Merger Agreement being true and correct on the date of the Merger Agreement and being true and correct in all material respects at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period) unless failure of a representation or warranty to be true would not individually or in the aggregate have a material adverse effect; (c) GB having performed, or having caused to be performed, in all material respects, each of its covenants and agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time; (d) Zions having received the written resignation of each director (in such director's capacity as director) of GB, effective as of the Effective Time; (e) holders of no more than 10% of the outstanding shares of GB Common Stock having given notice that their shares of GB Common Stock be treated as dissenting shares; (f) Zions having received a conformed copy of a certificate of satisfaction of the Franchise Tax Board of the State of California that all taxes imposed by law on GB have been paid or secured, as filed with the Secretary of State for the State of California pursuant to Section 1103 of the CGCL; (g) all outstanding options, calls or commitments relating to shares of GB capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights), to subscribe for or acquire from GB any share of its capital stock having been exercised in full; (h) the non-existence of any pending litigation, controversy, claim, action or proceeding against GB or any of its subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on GB or Grossmont Bank or to hinder or delay consummation of the transactions contemplated hereby and, to GB's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action having been threatened or contemplated; and (i) receipt by Zions from

Hogan & Hartson, counsel to GB, of an opinion, in form and substance reasonably satisfactory to Zions, covering such matters as are customarily covered in opinions delivered in similar transactions.

    The obligation of GB to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including (a) GB having received from Zions' independent certified public accountants a "cold comfort" letter or letters or "specified procedures" letter or letters, dated (A) the effective date of the Registration Statement and (B) shortly prior to the Effective Date, with respect to certain financial information regarding Zions; (b) each of the representations, warranties and covenants of Zions contained in the Merger Agreement being true and correct on the date of the Merger Agreement and being true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period); (c) Zions having performed, or having caused to be performed, in all material respects, each of its covenants and agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time; and (d) the receipt by GB from Sullivan & Cromwell, counsel to Zions, of an opinion, in form and substance reasonably satisfactory to GB, covering such matters as are customarily covered in opinions delivered in similar transactions.

WAIVER AND AMENDMENT

    Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by the provision or by both parties, or amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties and approved by the respective Boards of Directors.

TERMINATION

    TERMINATION

    The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of
GB: (a) by the mutual consent of Zions and GB, if the board of directors of each so determines by vote of a majority of the members of its entire board; (b) by Zions or GB, by written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of GB Shareholders to approve the principal terms of the Merger Agreement at the Special Meeting or (ii) a material breach by the other party to the Merger Agreement of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party; (c) by Zions or GB, by written notice to the other parties, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger; (d) by Zions or GB, by written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate; (e) by Zions, by written notice to GB, if GB takes, causes to be taken or allows to be taken any action in connection with a merger of GB with a third party; or (f) by GB, by written notice to Zions, prior to the approval by GB Shareholders of the principal terms of the Merger Agreement, if GB receives an Acquisition Proposal on terms and conditions which the GB Board determines, after receiving the advice of its outside counsel, (i) that to proceed with the Merger will violate the fiduciary duties of the GB Board to GB Shareholders and (ii) to accept such proposal.

    EFFECT OF TERMINATION

    In the event of the termination of the Merger Agreement by either Zions or GB, as provided above, the Merger Agreement shall thereafter become void. There shall be no liability on the part of any party to the Merger Agreement or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party to the Merger Agreement arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Merger Agreement.

    TERMINATION FEE

    In the event of a termination of the Agreement as a result of certain Acquisition Proposals, GB has agreed to pay to Zions $3.0 million.

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                           THE SHAREHOLDER AGREEMENTS

    Zions has entered into Shareholder Agreements with Messrs. Paul Baker, Thomas Rogers, David Simmons, Robert McKee, Allan W. Severson and Robert G. Sarver (the "Director Shareholders"), each a director of GB. The Director Shareholders, holding in the aggregate shares representing approximately 46.6% of the total voting power of GB Common Stock as of the Record Date, each agreed, in consideration of the substantial expenses incurred by Zions in connection with the Merger Agreement and as a condition to Zions entering into the Merger Agreement, to vote or to cause to be voted, or execute a written consent with respect to, all of such Director Shareholder's shares of GB Common Stock in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of GB Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

    Each Shareholder Agreement also provides that the Director Shareholder will not, and will not permit any entity under its control to, deposit any of such Director Shareholder's shares of GB Common Stock in a voting trust or subject any such shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Shareholder Agreement entered into by that Director Shareholder. In addition, the Director Shareholders each agreed not to sell, assign, pledge, encumber, transfer or otherwise dispose of any of his shares of GB Common Stock during the term of the relevant Shareholder Agreement except in connection with the exercise of rights.

    The Director Shareholders also agreed in the Shareholder Agreements executed by them that at any time following the Effective Time, they and any entity controlled by them will not (a) disclose confidential information regarding GB or Grossmont Bank to any third parties, except as required by law, regulation, a court order, in the defense of litigation for which GB or Grossmont Bank may be liable, or in any actions relating to the Shareholder Agreements or the Merger Agreement and the transactions contemplated thereby; or (b) solicit, directly or indirectly, on its own behalf or on behalf of any other person or entity, management personnel employed by Zions or any of its subsidiaries immediately after the Effective Time for employment with any other business.

    Each of the Director Shareholders also agreed in the Shareholder Agreements not to sell, transfer or otherwise dispose of Zions Common Stock issued to such Director Shareholder in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act; (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Securities Act; or (iii) in the opinion of counsel reasonably acceptable to Zions, or a "no action" letter obtained by such Director Shareholder from the staff of the Commission states that, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

    The Shareholder Agreements will terminate upon the earlier to occur of the Effective Time and the date on which the Merger Agreement is terminated in accordance with its terms, except the obligations described in the immediately preceding paragraph and those relating to confidentiality shall survive such termination.

    The Shareholder Agreements bind the actions of the signatories thereto only in their capacity as GB Shareholders. Those directors of GB who signed Shareholder Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of GB. Accordingly, while such shareholders/directors are, under the Shareholder Agreements executed by them, contractually bound to vote as a GB Shareholder in favor of the Merger, their fiduciary duties as directors of GB nevertheless required them to act in their capacity as directors in the best interest of GB when they decided to approve the Merger. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as directors of GB with respect to any decisions they may take in connection with the Merger or otherwise.

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
              COMPARISON OF ZIONS COMMON STOCK AND GB COMMON STOCK

DESCRIPTION OF ZIONS CAPITAL STOCK

    The authorized capital stock of Zions as of the date hereof consists of 100,000,000 shares of Zions Common Stock, of which 60,025,863 shares were outstanding as of June 30, 1997 and 3,000,000 shares of preferred stock, no par value, none of which are outstanding. Shares of Zions Common Stock are not subject to redemption, conversion or sinking fund provisions.

GENERAL

    Upon consummation of the Merger, shareholders of GB will become shareholders of Zions, a Utah corporation. Thus, the Utah Revised Business Corporation Act and Zions' Articles of Incorporation ("Articles") and Bylaws will govern the rights of GB Shareholders. Since the applicable state law, Articles and Bylaws of Zions and GB are not the same, the Merger will result in certain differences in the rights of the holders of GB Common Stock. The following is a summary of certain of the more significant differences.

VOTING RIGHTS

    GENERAL.

    The holders of Zions Common Stock, like the holders of GB Common Stock (except as stated below), are generally entitled to one vote for each share held of record on all matters submitted to a shareholder vote. GB's Shareholders have the right to cumulate votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled. Holders of Zion's Common Stock do not have cumulative voting rights.

    SPECIAL VOTES FOR CERTAIN TRANSACTIONS.

    Zions' Articles contain provisions requiring super majority shareholder votes to approve certain types of transactions. In the absence of these provisions, either the transactions would require approval by a majority of the shares voted at a meeting or no shareholder vote would be required.

    Zions' Articles require that certain "business transactions" between Zions or a subsidiary and a "related person" be approved by the affirmative votes of the holders of not less than 80% of the voting power of all outstanding voting stock of Zions. A "related person" is generally defined by Zions' Articles to mean a person, corporation, partnership, or group acting in concert that beneficially owns 10% of more of the voting power of Zions' outstanding voting stock.

    The "business transactions with a related person" subject to Zions' special vote requirements include a merger or consolidation involving Zions or a subsidiary of Zions with a related person; the sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of either Zions or a subsidiary of Zions to, with or for the benefit of a related person; the issuance, sale, exchange or other disposition by Zions or a subsidiary of Zions to a related person of securities of Zions or a subsidiary of Zions having an aggregate fair market value of $5 million or more; any liquidation, spinoff, splitoff, splitup, or dissolution of Zions by or on behalf of a related person; any recapitalization or reclassification of the securities of Zions or other transaction that would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding; and any agreement, contract, or other arrangement providing for any of the transactions set forth above.

    Zions' special shareholder vote requirements for business transactions with related persons do not apply to any transaction approved by a majority of the "continuing directors" or if various specified conditions are met. A continuing director is any member of the Zions Board who is not a related person or an interested shareholder or an affiliate or associate of a related person and who was a director on

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February 21, 1986 or became a director subsequent to that date and whose election or nomination for election by Zions' shareholders was approved by a majority of the continuing directors then on the Board.

    GB's Articles and Bylaws have no similar provision.

SHAREHOLDER RIGHTS PLAN

    The Zions Board in September 1996 adopted a Shareholder Protection Rights Plan ("Shareholder Rights Plan") and declared a dividend of one Right (a "Right") on each outstanding share of Zions Common Stock. The Shareholder Rights Plan was not adopted in response to any specific effort to acquire control of Zions. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive shareholders of the full value of their investment.

    Until it is announced that a person or group has acquired 10% or more of Zions Common Stock (an "Acquiring Person") or commences a tender offer that will result in such person or group owning 10% or more of Zions Common Stock, the Rights will be evidenced by the Common Stock certificates, will automatically trade with the Common Stock and will not be exercisable. Thereafter, separate Rights certificates will be distributed and each Right will entitle its holder to purchase Participating Preferred Stock having economic and voting terms similar to those of one share of Common Stock for an exercise price of $90.00.

    Upon announcement that any person or group has become an Acquiring Person, then 10 days thereafter (or such earlier or later date as the Zions Board may decide) (the "Flip-in Date") each Right (other than Rights beneficially owned by any Acquiring Person or transferees thereof, which Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of Zions Common Stock or Participating Preferred Stock having a market value of twice the exercise price.

    Also, if after an Acquiring Person controls Zions' Board of Directors Zions is involved in a merger or sells more than 50% of its assets or earning power (or has entered an agreement to do any of the foregoing) and, in the case of a merger, the Acquiring Person will receive different treatment than all other shareholders or the Person with whom the merger occurs is the Acquiring Person or a person affiliated or associated with the Acquiring Person, each Right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the Acquiring Person having a market value of twice the exercise price. If any person or group acquires between 10% and 50% of the Zions Common Stock, Zions' Board of Directors may, at its option, exchange one share of Zions Common Stock for each Right.

    The Rights may be redeemed by the Board of Directors for $0.01 per Right prior to the Flip-in Date.

    GB has no comparable plan.

BOARD OF DIRECTORS

    DIRECTOR LIABILITY.

    Zions' Articles contain a "director liability" provision. This provision generally shields a director from monetary damages to the corporation or its shareholders for a breach of fiduciary duty as a director other than a breach of a director's duty of loyalty, acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law, authorizing the unlawful payment of dividends, and transactions in which a director receives an improper benefit.

    GB is organized under the laws of California. Under the CGCL, a corporation has the power to indemnify a director who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The corporation may also indemnify a director in an action by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, and in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made under this subdivision for any of the following:
(1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    GB's Bylaws permit the corporation to indemnify each of its agents to the maximum extent permitted by the CGCL.

    CLASSIFIED BOARD.

    Zions' Articles divide the Zions Board into three classes, each consisting of one-third (or as near as may be) of the whole number of the Board of Directors. Utah law requires that each class contain as equal a number of directors as possible. One class of directors is elected at each annual meeting of shareholders, and each class serves for a term of three years.

    The number of directors which constitute Zions' full Board of Directors may be increased or decreased only by amendment of the Bylaws, which requires the affirmative vote of two-thirds of the total number of directors constituting the entire Board, or by the shareholders of Zions at a regular or special meeting by the affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote. Except as otherwise required by law, vacancies on the Zions Board, including vacancies resulting from an increase in the size of the Board, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Zions Board. Zions' directors elected by the Board to fill vacancies serve for the full remainder of the term of the class to which they have been elected. Any directorship filled by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of directors by the shareholders.

    GB's Articles and Bylaws do not provide for a classified Board of Directors. Instead, GB's Bylaws provide for a Board of Directors consisting of not less than five and no more than nine individuals who are to be elected annually. GB's bylaw provisions governing vacancies are similar to Zions' except that no express provisions detail procedures governing the expansion of the Board.

    REMOVAL AND REPLACEMENT OF DIRECTORS.

    Zion's Articles provide that any director (or the entire Board of Directors) may be removed from office by shareholder vote only if such removal is approved by the holders of two-thirds of the issued and outstanding shares then entitled to vote at an election of directors. Zion's Bylaws provide that any vacancy occurring in the board may be filled by the affirmative vote of a majority of the remaining directors.

    GB's Bylaws do not address expressly the removal of directors. Thus, removal of GB's directors is governed by the CGCL, which provides that directors may be removed in accordance with certain procedures. Vacancies may be filled by a majority of the remaining directors except that vacancies created by the removal of a director are filled by shareholder vote.

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
SHAREHOLDER MEETINGS

    Utah law provides that special meetings of a corporation's shareholders may be called by the board of directors or such other persons authorized by the bylaws to call a special meeting or by the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. Under Zions' Bylaws, special meetings may be called by the president or by the Board of Directors.

    GB's Bylaws provide for a special meeting of shareholders to be called by the chairman of the board, the president, or by one or more shareholders holding not less than 10% of the votes entitled to be cast at a meeting.

AMENDMENT OF ARTICLES AND BYLAWS

    Zions' Articles require the affirmative votes of the holders of two-thirds of all outstanding voting stock of Zions to approve any amendment to Zions' Articles, except that to repeal or amend the provisions in the article regarding business transactions with related persons requires the affirmative vote of 80% of the issued and outstanding stock entitled to vote. Zions' Bylaws may be amended by an affirmative vote of two-thirds of the total number of directors constituting the entire Board or by the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote.

    Under the CGCL, GB's Articles may be amended by an affirmative majority vote of all shareholder votes cast. GB's Bylaws provide that they may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by written consent of such shareholders, or, subject to the right of shareholders, by the board of directors, provided that the amendment does not change the authorized number of directors.

DISSENTERS' RIGHTS

    Zions is incorporated under the laws of Utah. Utah law provides for dissenters' rights in a variety of transactions including: any plan of merger to which a corporation is a party (other than mergers or consolidations not requiring a shareholder vote); certain sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation; and certain share exchanges. However, shareholders of a Utah business corporation are not entitled to dissenters' rights in any of the transactions mentioned above if their stock is either listed on a national securities exchange or on NASDAQ or held of record by 2,000 or more shareholders. The aforementioned provisions do not apply if the shareholder will receive for his shares anything except shares of the corporation surviving the consummation of the plan of merger or share exchange, shares of a corporation whose shares are listed on a national securities exchange or NASDAQ or held of record by not less than 2,000 holders, or cash in lieu of fractional shares. Zions Common Stock currently is listed for trading on NASDAQ and has more than 2,000 shareholders of record.

    GB is incorporated under the law of California. Under California law, dissenters' rights are generally eliminated for shares having a highly liquid public market including shares listed on a securities exchange. However, dissenters' rights exist with respect to mergers, consolidations or reorganizations if dissenters' shares are subject to certain restrictions upon transfer, if the applicable corporation is not a public corporation or if a substantial proportion (5%) of the holders of a particular class of shares demand appraisal rights.

    GB Common Stock is not listed on any securities exchange. For a description of dissenters rights applicable to this transaction under the CGCL, see "The Merger--Dissenters' Rights."

PREFERRED STOCK

    Zions' Articles authorize Zions to issue up to 3,000,000 shares of Zions preferred stock, no par value.

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
    The authorized shares of preferred stock are issuable in one or more series on the terms set by the resolution or resolutions of the Zions Board providing for the issuance thereof. Each series of preferred stock would have such dividend rate, which might or might not be cumulative, such voting rights, which might be general or special, and such liquidation preferences, redemption and sinking funds provisions, conversion rights or other rights and preferences, if any, as the Zions Board may determine. Except for such rights as may be granted to the holders of any series of preferred stock in the resolution establishing such series or as required by law, all of the voting and other rights of the shareholders of Zions belong exclusively to the holders of Zions Common Stock.

    Zions has reserved 160,000 shares of Participating Preferred Stock for issuance upon exercise of the Rights under Zions' Shareholder Rights Plan.

    GB's Articles authorize the issuance of 10,000,000 shares of preferred stock, without par value.

DIVIDEND RIGHTS

    Utah law generally allows a corporation, subject to restrictions in its certificate of incorporation, to declare and pay dividends in cash or property, but only if the corporation is solvent and payment would not render the corporation insolvent. Zions' Articles place no further restrictions on distributions. Thus, the holders of Zions Common Stock are entitled to dividends when, as and if declared by the Zions Board out of funds legally available therefor. However, if Zions preferred stock is issued, the Zions Board may grant preferential dividend rights to the holders of such stock which would prohibit payment of dividends on Zions Common Stock unless and until specified dividends on the preferred stock had been paid.

    Under the CGCL, a corporation may make a distribution to its shareholders if either of two tests is met. First, a corporation may make a distribution out of its retained earnings. Second, if there are no retained earnings, a corporation may make a distribution provided that after giving effect to the distribution the assets of the corporation (exclusive of certain intangibles) are at least equal to one and a quarter times its liabilities (excluding certain deferred items) and its current assets are at least equal to its current liabilities.

    With regard to the liquidity portion of this test, if the average of the earnings of the corporation before taxes on income and before interest expense for the two proceeding fiscal years is not at least equal to the average of the interest expense of the corporation for such years, the current assets must be at least one and a quarter times the current liabilities. However, this liquidity test is inapplicable to any corporation not classifying its assets into current and fixed under generally accepted accounting principles.

    Under California law, neither a corporation nor any of its subsidiaries may make any distribution to the corporation's shareholders if the corporation or the subsidiary making the distribution is, or as a result thereof would be, likely to be unable to meet its liabilities as they mature.

LIQUIDATION RIGHTS

    Upon liquidation, dissolution or winding up of Zions, whether voluntary or involuntary, the holders of Zions Common Stock are entitled to share ratably in the assets of the corporation available for distribution after all liabilities of the corporation have been satisfied. However if preferred stock is issued by Zions, the Board of Directors may grant preferential liquidation rights to the holders of such stock which would entitle them to be paid out of the assets of Zions available for distribution before any distribution is made to the holders of Zions Common Stock.

    The rights of the holders of GB Common Stock in the event of a liquidation are substantially similar to those applicable to Zions' shareholders. Under the CGCL, upon dissolution or liquidation by the court, after all known liabilities and obligations of the corporation have been satisfied, any remaining assets or proceeds would be distributed among its shareholders according to their respective rights and preferences.

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
INSPECTION RIGHTS

    GB's Bylaws permit inspection of accounting books and records, the record of shareholders, and minutes of proceedings of the corporation's various meetings upon written demand by a shareholder or holder of a voting trust certificate, provided that this shareholder holds at least 5% in the aggregate of the outstanding voting shares of the corporation, or 1% of such voting shares and has filed a Schedule 14B with the Commission.

    Zions' Articles and Bylaws contain no similar provision.

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
                         ACCELERATION OF STOCK OPTIONS

GENERAL

    As of July 31, 1997, there were outstanding options to purchase 151,000 shares of GB Common Stock at an average exercise price of $20.70 per share. Messrs. Sarver, Severson and Skillern held options to acquire 20,000, 45,000 and 30,000 shares of GB Common Stock, respectively, and options to acquire 56,000 shares of GB Common Stock were held by other officers and employees. Under the terms of the Stock Option Plan, outstanding options generally become exercisable to the extent of one-seventh of the shares covered by the option at the time of grant and an additional one-seventh of such shares on each of the six anniversaries of the date of grant. As a result of the transactions contemplated by the Merger Agreement, however, each outstanding option will become fully exercisable 30 days before the Effective Time of the Merger in accordance with the terms of the Stock Option Plan. Each share of GB Common Stock issued prior to the Effective Time upon the exercise of outstanding options will be converted automatically at the Effective Time (subject to Dissenters' Rights) into 2.2748 shares of Zions Common Stock. It is a condition to the Merger that all outstanding options be exercised prior to the Effective Time of the Merger.

    The options held by Messers. Sarver, Severson and Skillern and other officers and employees of GB were issued under the Stock Option Plan adopted by the GB Board in December 1995. The Stock Option Plan was approved by the GB Shareholders in March 1996. Under the Stock Option Plan, a committee appointed by the GB Board (the "Committee") has discretion to grant options to eligible individuals and to interpret and administer the Stock Option Plan. The specific terms of each option granted pursuant to the Stock Option Plan are set out in an option agreement that has been approved by the Committee.

    As of July 31, 1997, outstanding options were exercisable as to 41,000 shares of GB Common Stock. Outstanding options for an additional 110,000 shares of GB Common Stock will accelerate and become exercisable 30 days before the Effective Time of the Merger. In the case of Messrs. Sarver, Severson and Skillern, outstanding options were exercisable as to 5,714, 12,857 and 8,571 shares of GB Common Stock, respectively, as of July 31, 1997, and options for an additional 14,286, 32,143, and 21,429 shares of GB Common Stock, respectively, will accelerate and become exercisable under the Stock Option Plan during such 30-day period.

    Notwithstanding the foregoing, however, Messrs. Sarver, Severson and Skillern have agreed that the acceleration of vesting of certain options held by them will not occur to the extent such acceleration would otherwise constitute a "parachute payment" for federal income tax purposes, unless approved by more than 75% of the voting power of all outstanding stock (not including stock owned or constructively owned by or for Messrs. Sarver, Severson and Skillern) as of the Record Date.

VOTE ON ACCELERATION OF CERTAIN STOCK OPTIONS

    The GB Shareholders are being asked to approve separately the acceleration of the vesting of certain outstanding stock options to acquire GB Common Stock held by Robert G. Sarver, Allan W. Severson and Christopher L. Skillern, to the extent such acceleration would otherwise constitute a "parachute payment" to such individuals. If the separate approval by the GB Shareholders of the Stock Option Proposal is not obtained, Messrs. Sarver, Severson and Skillern have agreed that they will forfeit all rights to the presently unvested options to the extent that acceleration of vesting would otherwise constitute a "parachute payment" (the "excess options") and such excess options will terminate at the Effective Time. If such GB Shareholder approval is not obtained, an additional consequence may be that the Merger would not be treated as a pooling-of-interests for accounting purposes. See "The Merger Agreement--Certain Covenants--Reorganization Treatment; Pooling." Under such circumstances, the Merger may not occur unless Zions waives the condition that all options be exercised prior to the consummation of the Merger. If Zions waives the condition, and the Merger would be accounted for as a purchase transaction rather than a pooling, there would be a different financial statement impact on Zions and the vote of GB Shareholders to approve the principal terms of the Merger Agreement would be resolicited.

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
    Approval of the Stock Option Proposal will not reduce the number of shares of Zions Common Stock that GB Shareholders will receive upon consummation of the Merger. Likewise, the failure to approve the Stock Option Proposal will not increase the number of shares of Zions Common Stock issuable to the GB Shareholders upon consummation of the Merger, nor will it increase the number of shares of Zions Common Stock issued to any other holder of options.

PURPOSE OF VOTE

    Section 280G of the Code will disallow the deduction by Zions of any portion of payments or compensation made to "disqualified individuals" that are characterized as "excess parachute payments" as described below. Also, section 4999 of the Code will impose a 20% nondeductible excise tax on any disqualified individual who receives an "excess parachute payment." To be considered parachute payments, the payments must (i) be in the nature of compensation, (ii) be contingent on a change in ownership or control of GB and (iii) have a present value, when combined with all other such payments, that equals or exceeds three times the disqualified individual's base amount. The base amount is equal to the disqualified individual's average annual compensation for federal income tax purposes over the five years immediately before the year in which the change in ownership or control occurs (or, if shorter, the period of employment). If payments are considered parachute payments, they generally will be treated as "excess parachute payments" to the extent that the present value of the parachute payment exceeds the disqualified individual's base amount, unless the parties establish, by clear and convincing evidence, that such payments constitute reasonable compensation for services rendered before the change in ownership or control.

    Messrs. Sarver, Severson and Skillern are considered disqualified individuals of GB under sections 280G and 4999 of the Code. In addition, the accelerated vesting of options received by these three individuals in connection with the Merger is in the nature of compensation and is contingent on a change in ownership or control for purposes of sections 280G and 4999 of the Code. Because the present value of the accelerated vesting to each of Messrs. Sarver, Severson and Skillern, as determined under the Code, will exceed three times their respective base amounts, any portion of the value that exceeds each disqualified individual's base amount will constitute an "excess parachute payment" (subject to the reasonable compensation exception described above). The amounts that would be deemed to be "excess parachute payments" to Messrs. Sarver, Severson and Skillern are $349,018, $617,708 and $382,630, respectively (based on an assumed price of $80 per share for GB Common Stock and applicable federal interest rates effective for September 1997). These payments would be nondeductible by Zions, and the recipient of such payments would be subject to a 20% excise tax (in addition to regular income tax) on the amount of the payments.

    An exception to the foregoing tax treatment applies, however, to any payment made by a non-publicly traded corporation if (i) such payment is approved by a vote of holders of more than 75% of the voting power of all outstanding stock (not including stock owned or constructively owned by or for the recipient of such payments under Section 318(a) of the Code) immediately prior to the change in ownership or control and (ii) there is adequate disclosure to the shareholders of all material facts concerning such payments.

    Messrs. Sarver, Severson and Skillern have agreed that, in the event that the requisite shareholder approval is not obtained in connection with the Stock Option Proposal, they will forfeit all rights to the excess options and the excess options will terminate at the Effective Time. An additional consequence may be that the Merger would not be treated as a pooling-of-interests for accounting purposes. See "The Merger Agreement--Certain Covenants--Reorganization Treatment; Pooling." Under such circumstances, the Merger may not occur unless Zions waives the condition that all options be exercised prior to the consummation of the Merger. If Zions waives the condition, and the Merger would be accounted for as a purchase transaction rather than a pooling, there would be a different financial statement impact of the Merger on Zions, and the vote of GB Shareholders to approve the principal terms of the Merger Agreement would be resolicited.

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
VOTE REQUIRED FOR APPROVAL; RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the Stock Option Proposal will require the affirmative vote of more than 75% of the outstanding shares of GB Common Stock as of the Record Date (excluding common stock owned by Messers. Sarver, Severson and Skillern and any person whose GB stock ownership would be attributable to any one of those individuals under the Code). The GB Board recommends that GB Shareholders approve the Stock Option Proposal.

                         VALIDITY OF ZIONS COMMON STOCK

    The validity of the shares of Zions Common Stock to be issued in the Merger has been passed upon by Sullivan & Cromwell, Los Angeles, California, counsel for Zions.

                                    EXPERTS

    The consolidated financial statements of Zions as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Grossmont Bank and subsidiary as of December 31, 1994 and for the year then ended, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of GB Bancorporation at December 31, 1996 and 1995, and for the year ended December 31, 1996, and the financial statements of Grossmont Bank as of December 31, 1995 and for the year then ended, included in this Proxy Statement-Prospectus and referred to and incorporated in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

              GB BANCORPORATION CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Statement of Condition as of June 30, 1997 and 1996...........................................        F-2

Consolidated Statement of Income for the six months ended June 30, 1997 and 1996...........................        F-3

Consolidated Statement of Cash Flows for the six months ended June 30, 1997 and 1996.......................        F-4

Notes to the Consolidated Financial Statements.............................................................        F-5

Report of Independent Auditors.............................................................................        F-6

Consolidated Statement of Condition as of December 31, 1996 and 1995.......................................        F-7

Consolidated Statement of Income for the year ended December 31, 1996 and the three months ended December
  31, 1995 (unaudited).....................................................................................        F-8

Consolidated Statement of Stockholders' Equity for the year ended December 31, 1996 and the three months
  ended December 31, 1995 (unaudited)......................................................................        F-9

Consolidated Statement of Cash Flows for the year ended December 31, 1996 and the three months ended
  December 31, 1995 (unaudited)............................................................................       F-10

Notes to Consolidated Financial Statements.................................................................       F-11

                                         GROSSMONT BANK FINANCIAL STATEMENTS

Report of Independent Auditors.............................................................................       F-26

Statement of Condition as of December 31, 1995.............................................................       F-27

Statement of Income for the year ended December 31, 1995...................................................       F-28

Statement of Stockholder's Equity for the year ended December 31, 1995.....................................       F-29

Statement of Cash Flows for the year ended December 31, 1995...............................................       F-30

Notes to Financial Statements..............................................................................       F-31

Independent Auditors' Report...............................................................................       F-43

Consolidated Statement of Condition as of December 31, 1994................................................       F-44

Consolidated Statement of Income for the year ended December 31, 1994......................................       F-45

Consolidated Statement of Changes in Stockholder's Equity for the year ended December 31, 1994.............       F-46

Consolidated Statement of Cash Flows for the year ended December 31, 1994..................................       F-47

Notes to Consolidated Financial Statements.................................................................       F-48

                               GB BANCORPORATION

                      CONSOLIDATED STATEMENT OF CONDITION

                                                                                              JUNE 30,
                                                                                   ------------------------------
                                                                                        1997            1996
                                                                                   --------------  --------------
Cash and due from banks..........................................................  $   60,540,000  $   51,579,000
Investments
  Securities available for sale..................................................      16,398,000      35,200,000
  Securities held to maturity....................................................     162,565,000     112,729,000
Loans net of reserve for loan losses.............................................     445,685,000     296,633,000
Bank equipment and property, net.................................................       8,811,000       8,583,000
Interest receivable and other assets.............................................      13,578,000      13,223,000
Intangibles......................................................................       8,676,000       9,547,000
                                                                                   --------------  --------------
Total Assets.....................................................................  $  716,253,000  $  527,494,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

Deposits
  Demand.........................................................................  $  215,198,000  $  149,939,000
  Interest-bearing demand........................................................     221,928,000     172,382,000
  Savings........................................................................      37,240,000      34,513,000
  Time...........................................................................     164,947,000     109,161,000
                                                                                   --------------  --------------
Total deposits...................................................................     639,313,000     465,995,000
Interest payable and other liabilities...........................................      16,817,000       9,001,000
Notes payable....................................................................        --             8,928,000
Long-term debt...................................................................       7,500,000        --
                                                                                   --------------  --------------
Total liabilities................................................................     663,630,000     483,924,000

Stockholders' equity
  Common stock no par value, 10,000,000 authorized;
    issued and outstanding 2,013,893 in 1997 and 2,000,000 in 1996...............      40,417,000      40,000,000
Retained earnings................................................................      11,865,000       3,638,000
Unrealized gains on securities available for sale, net...........................         341,000         (68,000)
                                                                                   --------------  --------------
Total stockholders' equity.......................................................      52,623,000      43,570,000
                                                                                   --------------  --------------
                                                                                   $  716,253,000  $  527,494,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

See accompanying notes.

                               GB BANCORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                           SIX MONTHS ENDED
                                                                                               JUNE 30,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Loans, including fees..............................................................  $  20,359,000  $  13,603,000
Federal funds sold.................................................................        275,000        237,000
Investments securities
  U.S. Treasury....................................................................        805,000      1,620,000
  U.S. government agencies and corporations........................................      4,660,000      2,884,000
  Other............................................................................         23,000       --
                                                                                     -------------  -------------
Total Interest Income..............................................................     26,122,000     18,344,000

Interest Expense
  Deposits.........................................................................      6,966,000      4,728,000
  Other............................................................................        484,000        428,000
                                                                                     -------------  -------------
Total Interest Expense.............................................................      7,450,000      5,156,000
                                                                                     -------------  -------------
Net Interest Income................................................................     18,672,000     13,188,000
Provision for loan losses..........................................................      1,230,000        300,000
                                                                                     -------------  -------------
Net interest income after provision for loan loss..................................     17,442,230     12,888,000
                                                                                     -------------  -------------

Other operating income.............................................................
Service Charges on deposit accounts................................................      1,584,000      1,090,000
Other real estate owned, net.......................................................         49,000         66,000
Gain on sale of loans..............................................................         18,000         15,000
Other..............................................................................      1,676,000      1,138,000
                                                                                     -------------  -------------
Total other operating income.......................................................      3,327,000      2,309,000
                                                                                     -------------  -------------

Other operating expenses
  Salaries and employee benefits...................................................      6,749,000      5,342,000
  Occupancy, net...................................................................      1,101,000      1,088,000
  Furniture and equipment..........................................................        763,000        646,000
  Legal............................................................................         71,000        128,000
  Other............................................................................      4,340,230      3,569,000
                                                                                     -------------  -------------
Total other operating expenses.....................................................     13,024,230     10,773,000
                                                                                     -------------  -------------

Income before Income Taxes.........................................................      7,745,000      4,424,000
Income tax expense.................................................................      3,010,000      1,843,000
                                                                                     -------------  -------------
Net Income.........................................................................  $   4,735,000  $   2,581,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

See accompanying notes.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                                                         1997            1996
                                                                                    --------------  --------------
OPERATING ACTIVITIES
  Net Income:.....................................................................  $    4,735,000  $    2,581,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and Amortization.................................................       1,338,000       1,556,000
    Provision for Loan Loss.......................................................       1,230,000         300,000
    Gain on sale of loans.........................................................         (18,000)        (15,000)
    Gain on sale of other assets, net.............................................         (10,000)        (39,000)
    Gain on Sale of Real Estate...................................................         (49,000)        (66,000)
    Decrease (increase) in interest receivable and other assets...................        --            (1,452,000)
    Increase (decrease) in payable and other liabilities..........................       8,139,000        (975,000)
    Increase in intangible assets.................................................        (117,000)       --
                                                                                    --------------  --------------
  Net cash provided by operating activities.......................................      15,248,000       1,890,000
                                                                                    --------------  --------------
INVESTING ACTIVITIES
  Net increase in loans outstanding...............................................     (73,298,000)    (47,110,000)
  Purchase of investment securities held to maturity..............................     (29,752,000)    (26,971,000)
  Maturities of investment securities held to maturity............................      19,000,000      22,000,000
  Principal repayment of investment securities held to maturity...................       1,210,000         756,000
  Purchase of securities available for sale.......................................        (129,000)       (383,000)
  Maturities of securities available for sale.....................................       5,000,000      10,000,000
  Purchase of bank equipment and property.........................................      (1,042,000)     (1,048,000)
  Proceeds from the sale of other assets..........................................          10,000          39,000
  Proceeds from sales of Real Estate..............................................         409,000          66,000
  Proceeds from sale of loans.....................................................       2,812,000       4,881,000
                                                                                    --------------  --------------
  Net cash used in investing activities...........................................     (75,780,000)    (37,770,000)
                                                                                    --------------  --------------
FINANCING ACTIVITIES
  Net increase in deposits........................................................      71,666,000      52,039,000
  Payment on notes payable........................................................      (8,214,000)       (714,000)
  Proceeds from issuance of trust securities......................................       7,500,000        --
  Issuance of common stock........................................................         417,000        --
                                                                                    --------------  --------------
Net cash provided by financing activities.........................................      71,369,000      51,325,000
                                                                                    --------------  --------------
Net increase in cash and cash equivalents.........................................      10,837,000      15,445,000
                                                                                    --------------  --------------
Cash and cash equivalents at beginning of period..................................      49,702,000      36,134,000
                                                                                    --------------  --------------
Cash and cash equivalents at end of period........................................  $   60,539,000  $   51,579,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

See accompanying notes.

                               GB BANCORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of management, all adjustments (consisting of the normal recurring accruals) considered necessary for a fair presentation of the financial position of the Company have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The consolidated financial statements should be read in conjunction with the consolidated financial statements of GB Bancorporation for the year ended December 31, 1996 included elsewhere herein.

NOTE 2--LONG TERM DEBT

    In January 1997, the Company formed GB Capital Trust (the trust), a trust formed under the laws of the State of Delaware, and issued 7,500 share of capital securities for $7,500,000. Proceeds of the capital securities were invested in Junior Subordinate Deferrable Interest Debentures issued by the Company. The Junior Subordinate Deferrable Interest Debentures have a 30 year term and have preference over common securities of the Trust in certain circumstances with respect to distribution and amount payable on redemption of trust securities or liquidation of the Trust. The proceeds from the Subordinate Junior Deferrable Interest Debentures were used to payoff a promissory note with Norwest Bank.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
GB Bancorporation

    We have audited the accompanying consolidated statement of condition of GB Bancorporation as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GB Bancorporation at December 31, 1996 and 1995, and the result of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Orange County, California
February 10, 1997

                               GB BANCORPORATION

                      CONSOLIDATED STATEMENT OF CONDITION

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1996            1995
                                                                                   --------------  --------------
                                                     ASSETS
Cash and due from banks..........................................................  $   49,702,000  $   36,134,000
Investments:
  Securities available for sale..................................................      20,706,000      45,108,000
  Securities held to maturity....................................................     153,248,000     109,047,000
Loans, net of allowance for loan losses of $6,844,000 and $5,882,000 in 1996 and
  1995, respectively.............................................................     376,577,000     254,494,000
Bank equipment and property, net.................................................       8,500,000       8,180,000
Interest receivable and other assets.............................................      13,578,000      11,988,000
Intangibles......................................................................       9,177,000       9,918,000
                                                                                   --------------  --------------
Total assets.....................................................................  $  631,488,000  $  474,869,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Demand.........................................................................  $  186,097,000  $  130,758,000
  Interest-bearing demand........................................................     200,611,000     155,549,000
  Savings........................................................................      34,956,000      36,078,000
  Time...........................................................................     145,983,000      91,571,000
                                                                                   --------------  --------------
Total deposits...................................................................     567,647,000     413,956,000
Interest payable and other liabilities...........................................       8,469,000      10,098,000
Notes payable....................................................................       8,214,000       9,643,000
                                                                                   --------------  --------------
Total liabilities................................................................     584,330,000     433,697,000
Commitments and contingencies (NOTE 12)
Stockholders' equity:
Common stock, no par value, 10,000,000 authorized; 2,000,000 issued and
  outstanding....................................................................      40,000,000      40,000,000
Retained earnings................................................................       7,130,000       1,057,000
Unrealized gains on securities available for sale, net...........................          28,000         115,000
                                                                                   --------------  --------------
Total stockholders' equity.......................................................      47,158,000      41,172,000
                                                                                   --------------  --------------
                                                                                   $  631,488,000  $  474,869,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

See accompanying notes.

                               GB BANCORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                                       THREE
                                                                                                    MONTHS ENDED
                                                                                     YEAR ENDED     DECEMBER 31,
                                                                                    DECEMBER 31,        1995
                                                                                        1996        (UNAUDITED)
                                                                                    -------------  --------------
Interest income:
  Loans, including fees...........................................................  $  30,334,000   $  6,469,000
  Federal funds sold..............................................................        737,000        508,000
  Investment securities:
    U.S. Treasury.................................................................      2,910,000        867,000
    U.S. Government agencies and corporations.....................................      6,464,000      1,169,000
    Other.........................................................................         20,000        --
                                                                                    -------------  --------------
Total interest income.............................................................     40,465,000      9,013,000
Interest expense:
  Deposits........................................................................     10,531,000      2,333,000
  Other...........................................................................        809,000        225,000
                                                                                    -------------  --------------
Total interest expense............................................................     11,340,000      2,558,000
                                                                                    -------------  --------------
Net interest income...............................................................     29,125,000      6,455,000
Provision for loan losses.........................................................      1,100,000        200,000
                                                                                    -------------  --------------
Net interest income after provision for loan losses...............................     28,025,000      6,255,000
                                                                                    -------------  --------------
Other operating income:
  Service charges on deposit accounts.............................................      2,370,000        537,000
  Other...........................................................................      2,549,000        546,000
                                                                                    -------------  --------------
Total other operating income......................................................      4,919,000      1,083,000
                                                                                    -------------  --------------
Other operating expenses:
  Salaries and employee benefits..................................................     11,546,000      2,555,000
  Occupancy, net..................................................................      2,192,000        538,000
  Furniture and equipment.........................................................      1,368,000        312,000
  Legal...........................................................................        206,000        268,000
  Other...........................................................................      7,600,000      1,770,000
                                                                                    -------------  --------------
Total other operating expenses....................................................     22,912,000      5,443,000
                                                                                    -------------  --------------
Income before income taxes........................................................     10,032,000      1,895,000
Income tax expense................................................................      3,959,000        838,000
                                                                                    -------------  --------------
Net income........................................................................  $   6,073,000   $  1,057,000
                                                                                    -------------  --------------
                                                                                    -------------  --------------

See accompanying notes.

                               GB BANCORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                     UNREALIZED
                                                                                       GAINS
                                                                                      (LOSSES)
                                                                                         ON
                                                 COMMON STOCK                        SECURITIES
                                           -------------------------    RETAINED     AVAILABLE
                                             SHARES       AMOUNT        EARNINGS      FOR SALE        TOTAL
                                           ----------  -------------  ------------  ------------  -------------
Balance at September 30, 1995
  (unaudited)............................   2,000,000  $  40,000,000  $    --        $   --       $  40,000,000
Unrealized gain on securities
  (unaudited)............................      --           --             --           115,000         115,000
Net Income (unaudited)...................      --           --           1,057,000       --           1,057,000
                                           ----------  -------------  ------------  ------------  -------------
Balance at December 31, 1995.............   2,000,000     40,000,000     1,057,000      115,000      41,172,000
Unrealized loss on securities............      --           --             --           (87,000)        (87,000)
Net income...............................      --           --           6,073,000       --           6,073,000
                                           ----------  -------------  ------------  ------------  -------------
Balance at December 31, 1996.............   2,000,000  $  40,000,000  $  7,130,000   $   28,000   $  47,158,000
                                           ----------  -------------  ------------  ------------  -------------
                                           ----------  -------------  ------------  ------------  -------------

See accompanying notes.

                               GB BANCORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                              THREE MONTHS ENDED
                                                                              YEAR ENDED       DECEMBER 31, 1995
                                                                           DECEMBER 31, 1996      (UNAUDITED)
                                                                           -----------------  -------------------
OPERATING ACTIVITIES
  Net income.............................................................  6$,073,000.......    $     1,057,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization........................................         3,111,000             332,000
    Provision for loan loss..............................................         1,100,000             200,000
    Write down of real estate............................................         --                    109,000
    Gain on sale of loans................................................           (30,000)          --
    Gain on sale of other assets, net....................................          (110,000)            (31,000)
    Increase (decrease) in interest receivable and other assets..........        (1,590,000)            285,000
    Decrease in interest payable and other liabilities...................        (1,629,000)           (535,000)
    Increase in intangible assets........................................         --                   (238,000)
                                                                           -----------------  -------------------
Net cash provided by operating activities................................         6,925,000           1,179,000
                                                                           -----------------  -------------------

INVESTING ACTIVITIES
  Net increase in loans outstanding......................................      (131,020,000)        (10,164,000)
  Purchases of investment securities held to maturity....................       (82,563,000)        (39,650,000)
  Maturities of investment securities held to maturity...................        36,000,000           5,000,000
  Principal repayment on investment securities held to maturity..........         1,455,000             470,000
  Purchases of securities available for sale.............................        (5,743,000)         (9,974,000)
  Maturities of securities available for sale............................        30,000,000          15,000,000
  Purchases of bank equipment and property...............................        (1,678,000)           (435,000)
  Proceeds from sale of bank equipment and property......................            39,000           --
  Proceeds from the sale of other assets.................................            66,000              33,000
  Proceeds from sale of loans............................................         7,825,000           1,871,000
                                                                           -----------------  -------------------
  Net cash used in investing activities..................................      (145,619,000)        (37,849,000)
                                                                           -----------------  -------------------

FINANCING ACTIVITIES
  Net increase (decrease) in deposits....................................       153,691,000          (7,793,000)
  Payment of notes payable...............................................        (1,429,000)           (357,000)
                                                                           -----------------  -------------------
Net cash provided by (used in) financing activities......................       152,262,000          (8,150,000)
                                                                           -----------------  -------------------
Net increase (decrease) in cash and cash equivalents.....................        13,568,000         (44,820,000)
Cash and cash equivalents at beginning of period.........................        36,134,000          80,954,000
                                                                           -----------------  -------------------
Cash and cash equivalents at end of period...............................   $    49,702,000     $    36,134,000
                                                                           -----------------  -------------------
                                                                           -----------------  -------------------
SUPPLEMENTAL CASH FLOW AND NONCASH INVESTING AND FINANCING ACTIVITIES
  INFORMATION:
Cash paid during the period for interest.................................   $    11,254,000     $     2,468,000
                                                                           -----------------  -------------------
                                                                           -----------------  -------------------
Cash paid during the period for taxes....................................   $     5,565,000     $     1,440,000
                                                                           -----------------  -------------------
                                                                           -----------------  -------------------

See accompanying notes.

                               GB BANCORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated statements of condition include the accounts of GB Bancorporation (the Company) and its wholly-owned subsidiary, Grossmont Bank (the Bank). All significant intercompany transactions have been eliminated upon consolidation. The accounting and reporting policies of GB Bancorporation conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant policies.

    BASIS OF PRESENTATION

    On September 30, 1995, GB Bancorporation acquired all the outstanding shares of Grossmont Bank from Bancomer for $50,000,000. GB Bancorporation accounted for the acquisition using the purchase method of accounting, and, accordingly, the purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was $9,437,000. Of this amount, $8,339,000 has been recorded as goodwill to be amortized on the straight-line basis over 15 years. Accumulated amortization expense amounted to $690,000 at December 31, 1996.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in those statements and accompanying notes. Actual results may differ from such estimates.

    CASH AND DUE FROM BANKS

    The Federal Reserve Bank requires Grossmont Bank to maintain a daily required reserve balance. All highly liquid investment with an original maturity of less than three months are considered cash equivalents.

    INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

    In accordance with Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES (FAS 115), management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Securities to be held for indefinite periods of time, but not necessarily to be held to maturity or on a long-term basis, are classified as available for sale and carried at fair value with unrealized gains or losses, net of related income taxes, reported as a separate component of stockholders' equity. Realized gains or losses on the sale of securities available for sale, if any, are determined using the adjusted cost of the specific securities sold. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are carried at the unpaid principal, less an allowance for estimated future losses. Interest on commercial and real estate mortgage loans is accrued based on principal amounts outstanding. Interest on consumer loans is computed on the interest method. The accrual of interest on loans is discontinued when, in management's judgment, a reasonable doubt exists as to the collectibility of principal or interest payments in the normal course of business. Interest on such loans accrued in prior periods is charged against the allowance for loan losses. Interest accrued on such loans in the current period is reversed from interest income. A loan is restored to accrual status when the loan becomes both well-secured and it is in the process of collection.

    An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risk in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience and current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

    In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN (FAS 114) and in October 1994, the FASB issued SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN--INCOME RECOGNITION AND DISCLOSURE (FAS 118). Under the provisions of FAS 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. FAS 114 defines methods of measuring impairment and, if the measure of the impaired loan is less than the recorded investment in the loan, requires a creditor to increase a valuation allowance with a corresponding charge to provision for loan losses. FAS 118 amends FAS 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. In addition, FAS 118 amends certain disclosure requirements of FAS 114. The Bank adopted FAS 114 and 118 in 1995. The effect of adopting these statements was not material to the Bank's financial position or result of operations.

    LOAN FEES

    Nonrefundable loan fees and related direct costs associated with the origination of purchase of loans are deferred, and the net fees or cost are recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

    BANK EQUIPMENT AND PROPERTY

    Equipment and property are stated at cost less accumulated depreciation and amortization. Depreciation is charged to expense over the estimated useful lives of the assets on a straight-line basis. Amortization of leasehold improvements is computed on a straight-line basis over the terms of the leases or the estimated useful lives of the improvements, whichever is shorter.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK-BASED COMPENSATION

    The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations in accounting for its employee stock options, because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS
123), requires use of option valuation models. As a result, deferred compensation is recorded for the excess of the fair value of the stock on the date of the opinion grant, over the exercise price of the option. The deferred compensation is amortized over the vesting period of the option. There was no deferred compensation related to options issued in 1996 and 1995.

    INCOME TAXES

    GB Bancorporation files a consolidated federal income tax return and a combined California state franchise tax return with Grossmont Bank.

    The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (FAS 109). FAS 109 requires the use of the asset and liability method of accounting for taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

2. SECURITIES AVAILABLE FOR SALE

    The amortized cost, gross unrealized gains and losses and approximate market value of securities available for sale as of December 31, 1996 and 1995 are as follows:

                                                                               GROSS        GROSS      APPROXIMATE
                                                               AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
1996
  U.S. Treasury............................................  $   4,925,000   $  --        $   6,000   $   4,919,000
  U.S. Government Agencies.................................     14,910,000      52,000       --          14,962,000
  Equity securities........................................        825,000      --           --             825,000
                                                             -------------  -----------  -----------  -------------
                                                             $  20,660,000   $  52,000    $   6,000   $  20,706,000
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

1995
  U.S. Treasury............................................  $  10,052,000   $  73,000    $  --       $  10,125,000
  U.S. Government Agencies.................................     34,865,000     148,000       30,000      34,983,000
                                                             -------------  -----------  -----------  -------------
                                                             $  44,917,000   $ 221,000    $  30,000   $  45,108,000
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

2. SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The amortized cost and approximate market value at December 31, 1996 by contractual maturity, is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                 APPROXIMATE
                                                                   AMORTIZED       MARKET
                                                                     COST           VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $    --        $    --
Due after one year through five years..........................     19,835,000     19,881,000
Equity securities..............................................        825,000        825,000
                                                                 -------------  -------------
                                                                 $  20,660,000  $  20,706,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    There were no sales of securities in 1996 and 1995.

3. INVESTMENT SECURITIES HELD TO MATURITY

    The amortized cost, gross unrealized gains and losses and approximate market value of investment securities held to maturity as of December 31, 1996 and 1995 are as follows:

                                                         GROSS        GROSS      APPROXIMATE
                                        AMORTIZED     UNREALIZED   UNREALIZED       MARKET
                                           COST          GAINS       LOSSES         VALUE
                                      --------------  -----------  -----------  --------------
1996
  U.S. Treasury.....................  $   29,573,000   $ 230,000    $  24,000   $   29,779,000
  U.S. Government Agencies..........     118,033,000     691,000      430,000      118,294,000
  Municipals........................       5,642,000      --           40,000        5,602,000
                                      --------------  -----------  -----------  --------------
                                      $  153,248,000   $ 921,000    $ 494,000   $  153,675,000
                                      --------------  -----------  -----------  --------------
                                      --------------  -----------  -----------  --------------
1995
  U.S. Treasury.....................  $   44,151,000   $ 635,000    $  85,000   $   44,701,000
  U.S. Government Agencies..........      59,685,000     195,000      141,000       59,739,000
  Municipals........................       5,211,000      --           58,000        5,153,000
                                      --------------  -----------  -----------  --------------
                                      $  109,047,000   $ 830,000    $ 284,000   $  109,593,000
                                      --------------  -----------  -----------  --------------
                                      --------------  -----------  -----------  --------------

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

3. INVESTMENT SECURITIES HELD TO MATURITY (CONTINUED)
    The amortized cost and approximate market value at December 31, 1996 by contractual maturity, is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 AMORTIZED      APPROXIMATE
                                                                    COST        MARKET VALUE
                                                               --------------  --------------
Due in one year or less......................................  $   32,560,000  $   32,660,000
Due after one year through five years........................      71,741,000      72,054,000
Due after five years through ten years.......................      41,519,000      41,460,000
Due after ten years..........................................         358,000         470,000
Mortgage-backed securities...................................       7,070,000       7,031,000
                                                               --------------  --------------
                                                               $  153,248,000  $  153,675,000
                                                               --------------  --------------
                                                               --------------  --------------

    At December 31, 1996, investment securities held to maturity with a book value of $26,100,000 were pledged as security for public deposits and other purposes as required by various statutes and agreements.

4. LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES

    At December 31, 1996 and 1995 loans consist of the following:

                                                                    1996            1995
                                                               --------------  --------------
Commercial...................................................  $  184,695,000  $  115,055,000
Interim construction.........................................      22,084,000      15,841,000
Consumer.....................................................      56,143,000      49,545,000
Real estate..................................................     122,559,000      81,305,000
                                                               --------------  --------------
                                                               $  385,481,000  $  261,746,000

Less:
  Deferred loan fees.........................................      (2,060,000)     (1,370,000)
  Allowance for loan losses..................................      (6,844,000)     (5,882,000)
                                                               --------------  --------------
                                                               $  376,577,000  $  254,494,000
                                                               --------------  --------------
                                                               --------------  --------------

    The Bank's loan portfolio consists primarily of loans to borrowers within San Diego County. As of December 31, 1996, the Bank had $191,123,000 of commercial, interim construction and real estate loans which were secured by real estate located in San Diego County. The remaining balance of these loan types are secured by real estate in other areas. Generally, these loans are secured by first trust deeds and do not exceed 75% of the properties' appraised values at origination. The portfolio is well diversified in both project type and areas within the San Diego County region. Project types include single-family residences, multi-family residences, commercial office buildings and centers, industrial buildings and special purpose projects. Generally, loans are either underwritten as permanent mortgages (with a 15-year or longer amortization but a shorter maturity), or are expected to be repaid from the proceeds of permanent financing or proceeds from the sale of the project or other assets of the borrowers.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

4. LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)
    Loans contractually past due 90 days or more as to interest or principal payments and still accruing interest totaled $1,403 as of December 31, 1996.

    There were $1,177,823 and $3,437,466 of loans on nonaccrual status as of December 31, 1996 and 1995, respectively. Interest income of $75,894 and $31,961 would have been recorded for the year ended December 31, 1996 and three months ended December 31, 1995, respectively, if nonaccrual loans had been performing in accordance with their original terms.

    In addition to the above, the Bank serviced real estate loans for others approximating $5,825,000 and $6,686,000 at December 31, 1996 and 1995,
respectively.

    A summary of the activity in the allowance for loan losses is as follows:

                                                             YEAR ENDED   THREE MONTHS ENDED
                                                            DECEMBER 31,     DECEMBER 31,
                                                                1996             1995
                                                            ------------  -------------------
Balance, beginning of period..............................   $5,882,000      $   5,952,000
Provision charged to operating expense....................    1,100,000            200,000
Loans charged off, net of recoveries......................     (138,000)          (270,000)
                                                            ------------  -------------------
Balance, end of period....................................   $6,844,000      $   5,882,000
                                                            ------------  -------------------
                                                            ------------  -------------------

    Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers.

    In the normal course of business, the Bank has made loans to certain directors, officers and their affiliates under terms consistent with the Bank's general lending policies. Such loans aggregated approximately $306,000 and $233,000 at December 31, 1996 and 1995, respectively.

5. BANK EQUIPMENT AND PROPERTY

    Equipment and property at December 31, 1996 and 1995 are as follows:

                                                                        1996          1995
                                                                    ------------  ------------
Land and buildings................................................  $  6,330,000  $  6,236,000
Leasehold improvements............................................     3,182,000     2,948,000
Furniture, fixtures and equipment.................................     6,759,000     5,827,000
                                                                    ------------  ------------
                                                                      16,271,000    15,011,000
                                                                    ------------  ------------
Less accumulated depreciation and amortization....................    (7,771,000)   (6,831,000)
                                                                    ------------  ------------
                                                                    $  8,500,000  $  8,180,000
                                                                    ------------  ------------
                                                                    ------------  ------------

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

6. DEPOSITS

    Time deposits at December 31, 1996 and 1995 are comprised of the following:

                                                                     1996           1995
                                                                --------------  -------------
Time deposits of $100,000 or more.............................  $   73,473,000  $  40,564,000
Time deposits under $100,000..................................      72,510,000     51,007,000
                                                                --------------  -------------
                                                                $  145,983,000  $  91,571,000
                                                                --------------  -------------
                                                                --------------  -------------

    The following summarizes the maturity of time deposits of $100,000 or more at December 31, 1996:

Three months or less...........................................  $46,927,000
Over three months through twelve months........................  23,885,000
Over twelve months.............................................   2,661,000
                                                                 ----------
                                                                 $73,473,000
                                                                 ----------
                                                                 ----------

    Interest expense on deposits is comprised of the following:

                                                       YEAR ENDED       THREE MONTHS ENDED
                                                      DECEMBER 31,         DECEMBER 31,
                                                          1996                 1995
                                                     ---------------  -----------------------
Interest-bearing demand............................   $   4,080,000        $   1,136,000
Savings............................................         738,000              213,000
Time...............................................       5,713,000            1,209,000
                                                     ---------------         -----------
                                                      $  10,531,000        $   2,558,000
                                                     ---------------         -----------
                                                     ---------------         -----------

7. SHORT-TERM BORROWINGS

    At December 31, 1996, the Bank has unsecured Federal Funds Facility lines of credit totaling $45,000,000, which accrued interest at the Federal Funds. The facility was made up of two independent lines of credit, one for $20,000,000, with an expiration of July 31, 1997, and one for $25,000,000 with no specific expiration but subject to periodic reviews and adjustments by the issuing bank. Management expects that, in the normal course of business, Federal Funds Facility lines of credit will be renewed or replaced with other lines of credit, if necessary.

    At December 31, 1996 and 1995, there were no outstanding advances from the lines of credit. Interest expense related to the lines of credit was $42,000 for the year ended December 31, 1996, and there was no interest expense for the three months ended December 31, 1995.

8. NOTES PAYABLE

    Notes payable bear interest at the fed funds rate plus 2.75% (9.81% at December 31, 1996). Principal and interest are payable quarterly. The notes are secured by the outstanding common stock of the Bank. The Company must comply with certain financial and other covenants, including maintaining a minimum net worth and other financial ratios. The Company was in compliance with all covenants at December 31, 1996. Scheduled annual principal payments for each of the five years, through the period ended December 31, 2001, are $1,429,000.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (FAS 107), requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

    Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on what management believes to be conservative judgments regarding expected future cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated as of December 31, 1996 and 1995, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

    CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD

    The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

    INVESTMENT SECURITIES

    Fair values are based on quoted market prices available as of the statement of condition date. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type and further segmented into fixed and adjustable rate interest terms and by credit risk categories. The fair value estimates do not take into consideration the value of the loan portfolio in the event the loans had to be sold outside the parameters of normal operating activities.

    The fair value of fixed rate loans and non-performing or adversely classified adjustable rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans. The discount rates used for performing fixed rate loans are the Bank's current offer rates for comparable instruments with similar terms.

    The fair value of performing adjustable rate loans is estimated to be the carrying value. These loans reprice frequently at market rates and the credit risk is not considered to be greater than normal.

    DEPOSIT LIABILITIES

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is equal to the amount payable on

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

9. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) demand as of the statement of condition date. The fair value of time certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND FINANCIAL
     GUARANTEES WRITTEN

    The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

    The fair values of the financial instruments at December 31, 1996 and 1995 are as follows:

                                                              1996                            1995
                                                 ------------------------------  ------------------------------
                                                    CARRYING       FAIR VALUE       CARRYING       FAIR VALUE
                                                     AMOUNT        ESTIMATES         AMOUNT        ESTIMATES
                                                 --------------  --------------  --------------  --------------
Financial assets:
  Cash and cash equivalents....................  $   49,702,000  $   49,702,000  $   36,134,000  $   36,134,000
  Investment securities........................     173,954,000     174,381,000     154,155,000     154,701,000
  Loans, net...................................     376,577,000     368,635,000     254,494,000     248,605,000

Financial liabilities:
  Deposits.....................................     567,647,000     569,008,000     414,370,000     413,238,000


                                                              1996                            1995
                                                 ------------------------------  ------------------------------
                                                    CONTRACT       FAIR VALUE       CONTRACT       FAIR VALUE
                                                     AMOUNT        ESTIMATES         AMOUNT        ESTIMATES
                                                 --------------  --------------  --------------  --------------
Off-balance sheet financial instruments:
  Commitments to extend credit.................  $  168,276,000  $    2,284,000  $  109,907,000  $    1,611,000
  Standby letters of credit....................       3,723,000          56,000       2,481,000          37,000

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

10.  INCOME TAXES

    The components of income tax expense for the year ended December 31, 1996 and three months ended December 31, 1995 are as follows:

                                                                        1996          1995
                                                                    ------------  ------------
Current:
  Federal.........................................................  $  3,446,000  $    769,000
  State...........................................................     1,216,000       250,000
                                                                    ------------  ------------
    Total current.................................................     4,662,000     1,019,000

Deferred:
  Federal.........................................................      (630,000)     (188,000)
  State...........................................................        (7,000)        7,000
                                                                    ------------  ------------
    Total deferred................................................      (637,000)     (181,000)
                                                                    ------------  ------------
Change in valuation allowance.....................................       (66,000)      --
                                                                    ------------  ------------
Total income taxes................................................  $  3,959,000  $    838,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are as follows:

                                                                      1996           1995
                                                                  -------------  -------------
Deferred tax assets:
  Litigation settlement.........................................  $     132,000  $     232,000
  Pension expenses..............................................      1,286,000      1,571,000
  Software amortization.........................................        541,000        663,000
  Deferred compensation.........................................        402,000        421,000
  Deferred loan fees............................................        872,000        623,000
  Loan loss allowance, due to differences in computation of bad
    debts.......................................................      2,685,000      2,440,000
  State taxes...................................................        450,000       --
  Accrued compensation..........................................        378,000        324,000
  Other.........................................................        158,000        413,000
                                                                  -------------  -------------
Total gross deferred tax assets.................................      6,904,000      6,687,000
  Less valuation allowance......................................       (761,000)      (827,000)
                                                                  -------------  -------------
Net deferred tax assets.........................................  $   6,143,000  $   5,860,000
                                                                  -------------  -------------
                                                                  -------------  -------------
Deferred tax liabilities:
  Plant and equipment, principally due to differences in
    depreciation................................................  $    (460,000) $    (262,000)
  State taxes...................................................       --              (50,000)
  Acquisition fair value adjustment.............................       (658,000)      (836,000)
                                                                  -------------  -------------
Deferred tax liabilities........................................  $  (1,118,000) $  (1,148,000)
                                                                  -------------  -------------
                                                                  -------------  -------------

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

10.  INCOME TAXES (CONTINUED)
    Based upon the level of historical taxable income in previous years and projections for future taxable income over the periods in which the temporary differences giving rise to deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1996.

    A reconciliation of total income taxes for the year ended December 31, 1996 and the three months ended December 31, 1995 to the amount computed by applying the applicable statutory federal income tax rate of 34% to earnings before income taxes follows:

                                                              1996       1995
                                                           ----------  --------
Computed expected income taxes...........................  $3,511,000  $644,000
Increase (decrease) in taxes resulting from:
  State tax net of federal benefit.......................     737,000   144,000
  Decrease in valuation allowance........................     (66,000)    --
  Nondeductible expenses and other, net..................    (223,000)   50,000
                                                           ----------  --------
                                                           $3,959,000   838,000
                                                           ----------  --------
                                                           ----------  --------

11.  EMPLOYEE BENEFIT PLANS

    NONCONTRIBUTORY PENSION PLAN

    The Company has noncontributory pension plans covering substantially all full-time employees. The plans provide benefits based upon years of service and final average earnings, offset by the benefits provided by the former Employee Stock Ownership Plan.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

11.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following table sets forth the plans' funded status and amounts recorded in the Company's financial statements at December 31, 1996 and 1995:

                                                                                        1996                         1995
                                                                             --------------------------   --------------------------
                                                                              QUALIFIED   NON-QUALIFIED    QUALIFIED   NON-QUALIFIED
                                                                                PLAN          PLAN           PLAN          PLAN
                                                                             -----------  -------------   -----------  -------------
Actuarial present value of benefit obligations:
  Vested benefit obligations...............................................  $ 4,326,000   $2,118,000     $ 3,528,000   $2,373,000
                                                                             -----------  -------------   -----------  -------------
                                                                             -----------  -------------   -----------  -------------
  Accumulated benefit obligation...........................................  $ 4,597,000   $2,118,000     $ 3,772,000   $2,373,000
                                                                             -----------  -------------   -----------  -------------
                                                                             -----------  -------------   -----------  -------------
Projected benefit obligation for service-to-date...........................  $ 5,719,000   $2,118,000     $ 4,659,000   $2,373,000
Plan assets at fair value..................................................   (5,665,000)     --           (4,862,000)     --
                                                                             -----------  -------------   -----------  -------------
Plan assets less (greater) than projected benefit obligations..............       54,000    2,118,000        (203,000)   2,373,000
Unrecognized prior service cost............................................      283,000      --              321,000      --
Unrecognized net asset existing at January 1, 1987.........................      101,000      --              109,000      --
Unrecognized net gain......................................................      270,000       17,000         646,000       20,000
                                                                             -----------  -------------   -----------  -------------
Accrued pension liability..................................................  $   708,000   $2,135,000     $   873,000   $2,393,000
                                                                             -----------  -------------   -----------  -------------
                                                                             -----------  -------------   -----------  -------------

    Net pension expense for the qualified plan for the year ended December 31, 1996 and the three months ended December 31, 1995 included the following components:

                                                                         1996         1995
                                                                      -----------  -----------
Service cost........................................................  $   391,000  $    70,000
Interest cost.......................................................      303,000       68,000
Actual return on plan assets........................................     (580,000)    (250,000)
Net amortization and deferral.......................................       68,000      145,000
                                                                      -----------  -----------
    Net pension expense.............................................  $   182,000  $    33,000
                                                                      -----------  -----------
                                                                      -----------  -----------

    In determining the annual pension expense and benefit obligations, the Company's actuaries assumed compensation level increases of 4.0% over ten years and a long-term rate of return on plan assets of 9% for the qualified plan. The discount rate used for 1996 and 1995 was 6.5% for both the qualified plan and the non-qualified plan.

    It is the Company's policy to fund pension costs as accrued for the qualified plan. Unfunded past service liability related to the qualified plan is being amortized over a 30 year period to 2012. Employees become automatically vested if qualified plans are terminated.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

11.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    401K PLAN

    The Company has an employee 401(k) plan covering substantially all employees. Under terms of the plan, the Company contributes one-half of each eligible participant's annual contributions up to a maximum Company contribution of 3%. The Company's contributions to the plan for the year ended December 31, 1996 and the three months ended December 31, 1995 was $141,000 and $30,000, respectively.

    DEFERRED COMPENSATION PLANS

    The Bank has adopted deferred compensation plans which provide for additional compensation to designated officers based upon the return on equity of the Bank. The awards vest ratably over three years beginning after the year of the award. Payment of awards is deferred until the participant terminates employment with the Bank. The total deferred compensation expense under the plans for the year ended December 31, 1996 and the three months ended December 31, 1995 was $56,000 and $9,000, respectively.

12.  COMMITMENTS AND CONTINGENCIES

    The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    Commitments to extend credit amounting to $168,267,000 were outstanding at December 31, 1996. Commitments to extend credit are agreements to lend to a customer as long as there is not violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

    Standby letters of credit amounting to $3,723,000 were outstanding at December 31, 1996. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. Most guarantees will expire within one year. The Company generally requires collateral or other security to support financial instruments with credit risk. Management does not anticipate that any material loss will result from the outstanding commitments to extend credit or standby letters of credit.

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 1996, aggregate net minimum annual rental commitments for certain real property under noncancelable operating leases having an initial or remaining term of more than one year are as follows:

1997...........................................................  $1,038,000
1998...........................................................   1,063,000
1999...........................................................     961,000
2000...........................................................     884,000
2001...........................................................     891,000
Thereafter.....................................................   5,427,000
                                                                 ----------
                                                                 10,264,000
Future minimum rental income...................................    (888,000)
                                                                 ----------
                                                                 $9,376,000
                                                                 ----------
                                                                 ----------

    The leases provide for additional rents based on increases in the Consumer Price Index and require payment of real estate taxes and insurance. Total rent expense, net of sublease rental income of $116,000, was $944,000 for the year ended December 31, 1996. Rent expense for the three months ended December 31, 1995 was $255,632.

13.  REGULATORY MATTERS (UNAUDITED)

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Under these guidelines, at December 31, 1995, the Bank was considered "well capitalized" by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 1996, management believes that the Bank meets all capital adequacy requirements to which it is subject. In addition, there have been no conditions or events since the notification from the FDIC that Management believes would change the Bank's category.

    The FDIC requires that the Bank maintain minimum amounts of capital. The Bank exceeded all applicable capital requirements to be classified as "well capitalized" as of December 31, 1996, as defined by the FDIC as follows:

                                                       WELL
                                                   CAPITALIZED            GROSSMONT
                                                   REQUIREMENT            BANK
                                          ------------------------------  -----
Risk-based capital ratio................     GREATER THAN OR EQUAL TO 10% 11.80%
Tier 1 Risk-based capital ratio.........      GREATER THAN OR EQUAL TO 6% 10.55%
Tier 1 leveraged capital ratio..........      GREATER THAN OR EQUAL TO 5% 7.48%

                               GB BANCORPORATION

                               DECEMBER 31, 1996

    (INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 IS UNAUDITED)

13.  REGULATORY MATTERS (UNAUDITED) (CONTINUED)
    During the year ended December 31, 1996, the Bank's total assets exceeded $500,000,000, making it a "large" financial institution. As a "large" financial institution, the Bank will be required to comply with additional requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991.

14.  STOCK OPTION PLAN

    The 1996 Stock Option Plan (the Plan) authorizes the Company to issue up to 170,000 shares of common stock to employees, directors and any subsidiary or parent corporation of the Company. Options granted under the Plan generally vest over seven years and are exercisable for a period of up to ten years from the date of grant. Incentive stock options are granted at prices which approximate the fair value of the common shares at the date of the grant as determined by the Board of Directors. During 1996, options to purchase 152,000 shares of the Company stocks were granted at $20 - $25 per share, of which, 22,734 are exercisable at December 31, 1996.

    Adjusted pro forma information regarding net income as required by SFAS 123 determined using the "minimum value" method of option pricing was not materially different from reported net income and thus not separately disclosed.

15.  SUBSEQUENT EVENTS

    In January 1997, the Company formed GB Capital Trust (the Trust), a trust formed under the laws of the State of Delaware, for the sole purpose of issuing 7,500 shares of capital securities for $7,500,000. Proceeds of the capital securities will be invested in Junior Subordinate Deferrable Interest Debentures to be issued by the Company. The Junior Subordinate Deferrable Interest Debentures have a 30 year term and have preference over the common securities of the Trust in certain circumstances with respect to distribution and amount payable on redemption of trust securities or liquidation of the Trust.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

Grossmont Bank

    We have audited the accompanying statement of condition of Grossmont Bank (the Bank) as of December 31, 1995 and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Orange County, California
February 9, 1996

                                 GROSSMONT BANK

                             STATEMENT OF CONDITION

                               DECEMBER 31, 1995

ASSETS
Cash and due from banks.......................................................  $36,134,000
Federal funds sold............................................................      --
Investments:
  Securities available for sale...............................................   45,108,000
  Securities held to maturity.................................................  109,047,000
Loans, net of allowance for loan losses of $5,882,000.........................  254,494,000
Bank equipment and property, net..............................................    8,180,000
Real estate held for sale.....................................................      --
Interest receivable and other assets..........................................   11,883,000
Intangible assets.............................................................    8,541,000
                                                                                -----------
Total Assets..................................................................  $473,387,000
                                                                                -----------
                                                                                -----------

LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits
  Demand......................................................................  $131,172,000
  Interest-bearing demand.....................................................  155,549,000
  Savings.....................................................................   36,078,000
  Time........................................................................   91,571,000
                                                                                -----------
Total deposits................................................................  414,370,000
Interest payable and other liabilities........................................    8,197,000
                                                                                -----------
Total liabilities.............................................................  422,567,000

Commitments and contingencies (NOTE 11)

STOCKHOLDER'S EQUITY:
Common stock, $1.50 par value; 3,000,000 shares authorized; 1,199,755 shares
  issued and outstanding......................................................    1,800,000
Additional paid-in capital....................................................   48,400,000
Retained earnings.............................................................      505,000
Unrealized gains on securities available for sale, net........................      115,000
                                                                                -----------
Total stockholder's equity....................................................   50,820,000
                                                                                -----------
                                                                                $473,387,000
                                                                                -----------
                                                                                -----------

See accompanying notes.

                                 GROSSMONT BANK

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995

Interest income:
  Loans, including fees........................................................  $26,059,000
  Federal funds sold...........................................................   2,163,000
  Investment securities:
    U.S. Treasury..............................................................   4,028,000
    U.S. government agencies and corporations..................................   2,900,000
    Other......................................................................      12,000
                                                                                 ----------
Total interest income..........................................................  35,162,000

Interest expense:
  Deposits.....................................................................   8,668,000
  Other........................................................................      47,000
                                                                                 ----------
Total interest expense.........................................................   8,715,000
                                                                                 ----------
Net interest income............................................................  26,447,000
Provision for loan losses......................................................     200,000
                                                                                 ----------
Net interest income after provision for loan losses............................  26,247,000
                                                                                 ----------

Other operating income:
  Service charges on deposit accounts..........................................   2,091,000
  Gain on sale of loans........................................................      28,000
  Other........................................................................   1,913,000
                                                                                 ----------
Total other operating income...................................................   4,032,000
                                                                                 ----------

Other operating expenses:
  Salaries and employee benefits...............................................  10,123,000
  Occupancy, net...............................................................   2,111,000
  Furniture and equipment......................................................   1,111,000
  Legal........................................................................     561,000
  Other........................................................................   6,786,000
                                                                                 ----------
Total other operating expenses.................................................  20,692,000
                                                                                 ----------
Income before income taxes.....................................................   9,587,000
Income tax expense.............................................................   2,309,000
                                                                                 ----------
Net income.....................................................................  $7,278,000
                                                                                 ----------
                                                                                 ----------

See accompanying notes.

                                 GROSSMONT BANK

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                                                             UNREALIZED
                                                                                                GAINS
                                                                                             (LOSSES) ON
                                          COMMON STOCK         ADDITIONAL                    SECURITIES       TOTAL
                                    ------------------------     PAID-IN        RETAINED      AVAILABLE   STOCKHOLDER'S
                                      SHARES       AMOUNT        CAPITAL        EARNINGS      FOR SALE       EQUITY
                                    ----------  ------------  -------------  --------------  -----------  -------------
Balance at December 31, 1994         1,199,755  $  1,800,000  $   4,513,000  $   31,344,000  $  (210,000) $  37,447,000
  Net income                            --           --            --             7,278,000      --           7,278,000
  Dividends paid to parent
    company:
    Before October 1, 1995              --           --            --            (1,300,000)     --          (1,300,000)
    After October 1, 1995               --           --            --              (696,000)     --            (696,000)
  Unrealized gains on securities        --           --            --              --            254,000        254,000
  Effect of 100% acquisition of
    parent company                      --           --          43,887,000     (36,121,000)      71,000      7,837,000
                                    ----------  ------------  -------------  --------------  -----------  -------------
Balance at December 31, 1995         1,199,755  $  1,800,000  $  48,400,000  $      505,000  $   115,000  $  50,820,000
                                    ----------  ------------  -------------  --------------  -----------  -------------
                                    ----------  ------------  -------------  --------------  -----------  -------------

See accompanying notes.

                                 GROSSMONT BANK

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

OPERATING ACTIVITIES
Net income....................................................................   $7,278,000
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization...............................................     501,000
  Provision for loan losses...................................................     200,000
  Write down of real estate...................................................     160,000
  Gain on sale of loans.......................................................     (28,000)
  Gain on sale of other assets, net...........................................     (26,000)
  Increase in interest receivable and other assets............................  (2,118,000)
  Decrease in interest payable and other liabilities..........................    (710,000)
  Decrease in tangible assets.................................................    (393,000)
                                                                                -----------
Net cash provided by operating activities.....................................   4,864,000
                                                                                -----------
INVESTING ACTIVITIES
Net increase in loans outstanding.............................................  (10,595,000)
Purchases of investment securities held to maturity...........................  (39,738,000)
Maturities of investment securities held to maturity..........................  19,553,000
Principal repayment on investment securities held to maturity.................   1,902,000
Purchases of securities available for sale....................................  (44,933,000)
Maturities of securities available for sale...................................  36,641,000
Purchase of other investment..................................................     (25,000)
Purchases of bank equipment and property......................................  (1,060,000)
Proceeds from sale of bank equipment and property.............................      19,000
Proceeds from sale of loans...................................................   4,444,000
Proceeds from the sale of other assets........................................      57,000
                                                                                -----------
Net cash used in investing activities.........................................  (33,735,000)
                                                                                -----------
FINANCING ACTIVITIES
Net increase in deposits......................................................   7,864,000
Cash dividends................................................................  (1,996,000)
                                                                                -----------
Net cash provided by financing activities.....................................   5,868,000
                                                                                -----------
Net decrease in cash and cash equivalents.....................................  (23,003,000)
Cash and cash equivalents at beginning of year................................  59,137,000
                                                                                -----------
Cash and cash equivalents at end of year......................................  3$6,134,000
                                                                                -----------
                                                                                -----------
SUPPLEMENTAL CASH FLOW AND NONCASH INVESTING AND FINANCING ACTIVITIES
  INFORMATION:
Cash paid during the year for interest........................................   $8,591,000
                                                                                -----------
                                                                                -----------
Cash paid during the year for taxes...........................................   $4,300,000
                                                                                -----------
                                                                                -----------

                            See accompanying notes.

                                 GROSSMONT BANK

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Grossmont Bank (the Bank) is a wholly-owned subsidiary of GB Bancorporation. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant policies:

    BASIS OF PRESENTATION

    Prior to September 30, 1995, the Bank was a wholly-owned subsidiary of Bancomer-Mexico (Bancomer). On September 30, 1995, GB Bancorporation acquired all the outstanding shares of the Bank from Bancomer for $50,000,000. GB Bancorporation accounted for the acquisition using the purchase method of accounting, and, accordingly, the purchase price was allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was $9,437,000. Of this amount, $7,837,000 related to the Bank and has been reflected in the Bank's statement of condition as of December 31, 1995 by adjusting the Bank's September 30, 1995 carrying amounts as follows:

Loans:......................................................  $(1,169,000)
Bank equipment and property.................................    1,597,000
Other assets................................................      470,000
Goodwill....................................................    6,939,000
                                                              -----------
                                                              $ 7,837,000
                                                              -----------
                                                              -----------

    Goodwill is being amortized on the straight line method over 15 years.

    The statement of income for the year ended December 31, 1995, reflects the effect of amortization due to the changes in carrying values discussed above. The Bank's retained earnings of $36,121,000 at September 30, 1995 were transferred to additional paid in capital. Retained earnings at December 31, 1995 reflects the results of operations since September 30, 1995 less the fourth quarter dividends of $696,000.

    The unaudited pro forma net interest income and net income for the year ended December 31, 1995, assuming the acquisition had occurred at the beginning of 1994, were $26,415,000 and $6,907,000, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in those statements and accompanying notes. Actual results may differ from such estimates.

    INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

    In accordance with Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES (FAS 115), management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Securities to be held for indefinite periods of time, but not

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) necessarily to be held to maturity or on a long-term basis, are classified as available for sale and carried at fair value with unrealized gains or losses, net of related income taxes, reported as a separate component of stockholders' equity. Realized gains or losses on the sale of securities available for sale, if any, are determined using the adjusted cost of the specific securities sold. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors.

    LOANS

    Interest on commercial and real estate mortgage loans is accrued based on principal amounts outstanding. Interest on consumer loans is computed on the interest method. The accrual of interest on loans is discontinued when, in management's judgment, a reasonable doubt exists as to the collectibility of principal or interest payments in the normal course of business. Interest on such loans accrued in prior periods is charged against the allowance for loan losses. Interest accrued on such loans in the current period is reversed from interest income. A loan is restored to accrual status when the loan becomes both well-secured and it is in the process of collection.

    ALLOWANCE FOR LOAN LOSSES

    An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience and current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

    In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN (FAS 114) and in October 1994, the FASB issued SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURE (FAS 118). Under the provisions of FAS 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. FAS 114 defines methods of measuring impairment and, if the measure of the impaired loan is less than the recorded investment in the loan, it requires a creditor to create a valuation allowance with a corresponding charge to bad debt expense. FAS 118 amends FAS 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. In addition, FAS 118 amends certain disclosure requirements of FAS 114. The Bank adopted FAS 114 and 118 in 1995. The effect of adopting these statements was not material to the Bank's financial position or result of operations.

    LOAN FEES

    Nonrefundable loan fees and related direct costs associated with the origination or purchase of loans are deferred, and the net fees or cost are recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    BANK EQUIPMENT AND PROPERTY

    Bank equipment and property are stated at cost less accumulated depreciation and amortization. Depreciation is charged to expense over the estimated useful lives of the assets on a straight-line basis. Amortization of leasehold improvements is computed on a straight-line basis over the terms of the leases or the estimated useful lives of the improvements, whichever is shorter.

    REAL ESTATE HELD FOR SALE

    Real estate held for sale is stated at the lower of cost or estimated market value and represents land held by GB Capital through a consolidated joint venture. GB Capital was dissolved during 1995 and the land was transferred to Grossmont Bank and subsequently written-off.

    INCOME TAXES

    The Bank files a consolidated federal income tax return and a combined California state franchise tax return with GB Bancorporation (the Parent). In accordance with the tax sharing agreement with its Parent, income tax amounts are determined as if the Bank filed separate tax returns.

    The Bank accounts for income taxes using Statement of Financial Accounting Standards No. 109 ACCOUNTING FOR INCOME TAXES (FAS 109). FAS 109 requires the use of the asset and liability method of accounting for taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, cash and cash equivalents consist of cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. The Federal Reserve Bank requires the Bank to maintain a daily required reserve balance.

2. SECURITIES AVAILABLE FOR SALE

    The amortized cost, gross unrealized gains and losses and approximate market value of securities available for sale as of December 31, 1995 are as follows:

                                                                     GROSS        GROSS      APPROXIMATE
                                                     AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                                       COST          GAINS       LOSSES         VALUE
                                                   -------------  -----------  -----------  -------------
U.S. Treasury....................................  $  10,052,000   $  73,000    $  --       $  10,125,000
U.S. Government Agencies.........................     34,865,000     148,000       30,000      34,983,000
                                                   -------------  -----------  -----------  -------------
                                                   $  44,917,000   $ 221,000    $  30,000   $  45,108,000
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

2. SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The amortized cost and approximate market value at December 31, 1995 by contractual maturity, is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                 APPROXIMATE
                                                                   AMORTIZED       MARKET
                                                                     COST           VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $  10,052,000  $  10,125,000
Due after one year through five years..........................     34,865,000     34,983,000
                                                                 -------------  -------------
                                                                 $  44,917,000  $  45,108,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    There were no sales of securities in 1995.

3. INVESTMENT SECURITIES HELD TO MATURITY

    The amortized cost, gross unrealized gains and losses and approximate market value of investment securities held to maturity as of December 31, 1995 are as follows:

                                                                   GROSS        GROSS      APPROXIMATE
                                                  AMORTIZED     UNREALIZED   UNREALIZED       MARKET
                                                     COST          GAINS       LOSSES         VALUE
                                                --------------  -----------  -----------  --------------
U.S. Treasury.................................  $   44,151,000   $ 635,000    $  85,000   $   44,701,000
U.S. Government Agencies......................      59,685,000     195,000      141,000       59,739,000
Municipals....................................       5,211,000      --           58,000        5,153,000
                                                --------------  -----------  -----------  --------------
                                                $  109,047,000   $ 830,000    $ 284,000   $  109,593,000
                                                --------------  -----------  -----------  --------------
                                                --------------  -----------  -----------  --------------

    The amortized cost and approximate market value at December 31, 1995 by contractual maturity, is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                APPROXIMATE
                                                                 AMORTIZED         MARKET
                                                                    COST           VALUE
                                                               --------------  --------------
Due in one year or less......................................  $   22,171,000  $   22,272,000
Due after one year through five years........................      58,206,000      58,578,000
Due after five years through ten years.......................      19,762,000      19,747,000
Due after ten years..........................................         330,000         480,000
Mortgage-backed securities...................................       8,578,000       8,516,000
                                                               --------------  --------------
                                                               $  109,047,000  $  109,593,000
                                                               --------------  --------------
                                                               --------------  --------------

    At December 31, 1995, investment securities held to maturity with a book value of $5,600,000 were pledged as security for public deposits and other purposes as required by various statutes and agreements.

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

4. LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES

    At December 31, 1995 loans consist of the following:

Commercial....................................................  $115,055,000
Interim construction..........................................   15,841,000
Consumer......................................................   49,545,000
Real estate...................................................   81,305,000
                                                                -----------
                                                                261,746,000
Less:
  Deferred loan fees..........................................   (1,370,000)
  Allowance for loan losses...................................   (5,882,000)
                                                                -----------
                                                                $254,494,000
                                                                -----------
                                                                -----------

    The Bank's loan portfolio consists primarily of loans to borrowers within San Diego County. As of December 31, 1995, the Bank had $103,997,000 of commercial, interim construction and real estate loans which were secured by real estate located in San Diego County. Generally, these loans are secured by first trust deeds and do not exceed 75% of the properties' appraised values at origination. The portfolio is well diversified in both project type and areas within the San Diego County region. Project types include single-family residences, multi-family residences, commercial office buildings and centers, industrial buildings and special purpose projects. Generally, loans are either underwritten as permanent mortgages (with a 15-year or longer amortization but a shorter maturity), or are expected to be repaid from the proceeds of permanent financing or proceeds from the sale of the project or other assets of the borrowers.

    Loans contractually past due 90 days or more as to interest or principal payments and still accruing interest totaled $74,286 as of December 31, 1995.

    There were $3,437,466 of loans on nonaccrual status as of December 31, 1995. Interest income of $31,961 would have been recorded for the year ended December 31, 1995, if nonaccrual loans had been performing in accordance with their original terms.

    In addition to the above, the Bank serviced real estate loans for others approximating $6,686,000 at December 31, 1995.

    A summary of the activity in the allowance for loan losses for the year ended December 31, 1995 is as follows:

Balance, beginning of year......................................  $6,095,000
Provision charged to operating expense..........................    200,000
Loans charged off, net of recoveries............................   (413,000)
                                                                  ---------
Balance, end of year............................................  $5,882,000
                                                                  ---------
                                                                  ---------

    Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

4. LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED) the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments related to information available to them at the time of their examination.

    In the normal course of business, the Bank has made loans to certain directors, officers and their affiliates under terms consistent with the Bank's general lending policies. Such loans aggregated approximately $232,596 at December 31, 1995.

5. BANK EQUIPMENT AND PROPERTY

    Bank equipment and property at December 31, 1995 are as follows:

Land and buildings.............................................  $6,236,000
Leasehold improvements.........................................   2,948,000
Furniture, fixtures and equipment..............................   5,827,000
                                                                 ----------
                                                                 15,011,000
Less accumulated depreciation and amortization.................  (6,831,000)
                                                                 ----------
                                                                 $8,180,000
                                                                 ----------
                                                                 ----------

6. DEPOSITS

    Time deposits at December 31, 1995 are comprised of the following:

Time deposits of $100,000 or more..............................  $40,564,000
Time deposits under $100,000...................................  51,007,000
                                                                 ----------
                                                                 $91,571,000
                                                                 ----------
                                                                 ----------

    The following summarizes the maturity of time deposits of $100,000 or more at December 31, 1995:

Three months or less...........................................  $16,783,000
Over three months through twelve months........................  22,170,000
Over twelve months.............................................   1,611,000
                                                                 ----------
                                                                 $40,564,000
                                                                 ----------
                                                                 ----------

    Interest expense on deposits for the years ended December 31, 1995 is comprised of the following:

Interest-bearing demand.........................................  $3,922,000
Savings.........................................................    884,000
Time............................................................  3,862,000
                                                                  ---------
                                                                  $8,668,000
                                                                  ---------
                                                                  ---------

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

6. DEPOSITS (CONTINUED)
    At December 31, 1995, the Bank's parent, GB Bancorporation, held a $414,000 index money market account.

7. SHORT-TERM BORROWINGS

    At December 31, 1995, the Bank has unsecured Federal Funds Facility lines of credit totaling $20,000,000, which accrue interest at the Federal Funds rate. There is no amount outstanding at year-end. There was no interest expense for the year ended December 31, 1995. The $5,000,000 line expires February 29, 1996 and the $15,000,000 line expires July 31, 1996. Management expects that, in the normal course of business, Federal Funds Facility lines of credit that expire will be renewed or replaced by other lines of credit, if necessary.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (FAS 107), requires that the Bank disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

    CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD

    The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

    INVESTMENT SECURITIES

    Fair values are based on quoted market prices available as of the statement of condition date. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type and further segmented into fixed and adjustable rate interest terms and by credit risk categories. The fair value estimates do not take into consideration the value of the loan portfolio in the event the loans had to be sold outside the parameters of normal operating activities.

    The fair value of fixed rate loans and non-performing or adversely classified adjustable rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans. The discount rates used for performing fixed rate loans are the Bank's current offer rates for comparable instruments with similar terms.

    The fair value of performing adjustable rate loans is estimated to be the carrying value. These loans reprice frequently at market rates and the credit risk is not considered to be greater than normal.

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    DEPOSIT LIABILITIES

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is equal to the amount payable on demand as of the statement of condition date. The fair value of time certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND FINANCIAL
     GUARANTEES WRITTEN

    The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

    LIMITATIONS

    Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on what management believes to be conservative judgments regarding expected future cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated as of December 31, 1995, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

    The fair values of the Bank's financial instruments at December 31, 1995 are as follows:

                                                                  CARRYING       FAIR VALUE
                                                                   AMOUNT        ESTIMATES
                                                               --------------  --------------
Financial assets:
  Cash and cash equivalents..................................  $   36,134,000  $   36,134,000
  Investment securities......................................     154,155,000     154,701,000
  Loans, net.................................................     254,494,000     248,605,000
Financial liabilities:
  Deposits...................................................     414,370,000     413,238,000


                                                                  CONTRACT       FAIR VALUE
                                                                   AMOUNT        ESTIMATES
                                                               --------------  --------------
Off-balance sheet financial instruments:
  Commitments to extend credit...............................  $  109,907,000  $    1,611,000
  Standby letters of credit..................................       2,481,000          37,000

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

9. INCOME TAXES

    The components of income tax expense for the year ended December 31, 1995 are as follows:

Current:
  Federal.......................................................  $3,126,000
  State.........................................................   1,106,000
                                                                  ----------
    Total current...............................................   4,232,000

Deferred:
  Federal.......................................................       4,000
  State.........................................................      --
                                                                  ----------
    Total deferred..............................................       4,000
                                                                  ----------
Change in valuation allowance...................................  (1,927,000)
                                                                  ----------
Total income taxes..............................................  $2,309,000
                                                                  ----------
                                                                  ----------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 are as follows:

Deferred tax assets:
  Litigation settlement.........................................  $  232,000
  Pension expenses..............................................   1,571,000
  Software amortization.........................................     663,000
  Deferred compensation.........................................     421,000
  Deferred loan fees............................................     623,000
  Loan loss allowance, due to differences in computation
    of bad debts................................................   2,440,000
  Accrued compensation..........................................     324,000
  Other.........................................................     413,000
                                                                  ----------
Total gross deferred tax assets.................................   6,687,000
  Less valuation allowance......................................    (827,000)
                                                                  ----------
Net deferred tax assets.........................................  $5,860,000
                                                                  ----------
                                                                  ----------
Deferred tax liabilities:
  Plant and equipment, principally due to differences
    in depreciation.............................................  $ (262,000)
  State taxes...................................................     (50,000)
  Acquisition fair value adjustment.............................    (836,000)
                                                                  ----------
  Net deferred tax liabilities..................................  $(1,148,000)
                                                                  ----------
                                                                  ----------

    Based upon the level of historical taxable income in previous years and projections for future taxable income over the periods in which the temporary differences giving rise to deferred tax assets are

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

9. INCOME TAXES (CONTINUED)
deductible, management believes it is more likely than not the Bank will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1995.

    A reconciliation of total income taxes for the year ended December 31, 1995 to the amount computed by applying the applicable statutory federal income tax rate of 34% to earnings before income taxes follows:

Computed expected income taxes....................  $    3,260,000
Increase (decrease) in taxes resulting from:
  State tax net of federal benefit................         778,000
  Decrease in valuation allowance.................      (1,927,000)
  Nondeductible expenses..........................          43,000
  Other, net......................................         155,000
                                                    --------------
                                                    $    2,309,000
                                                    --------------
                                                    --------------

10. EMPLOYEE BENEFIT PLANS

    The Bank has noncontributory pension plans covering substantially all full-time employees. The plans provide benefits based upon years of service and final average earnings, offset by the benefits purchased by the former Employee Stock Ownership Plan.

    The following table sets forth the plans' funded status and amounts recorded in the Bank's financial statements at December 31, 1995:

                                                                    NON-QUALIFIED
                                                    QUALIFIED PLAN       PLAN
                                                    --------------  --------------
Actuarial present value of benefit obligations:
  Vested benefit obligations......................  $    3,528,000  $   2,373,000
                                                    --------------  --------------
                                                    --------------  --------------
  Accumulated benefit obligation..................  $    3,772,000  $   2,373,000
                                                    --------------  --------------
                                                    --------------  --------------
Projected benefit obligation for
  service-to-date.................................  $    4,659,000  $   2,373,000
Plan assets at fair value.........................      (4,862,000)      --
                                                    --------------  --------------
Plan assets less (greater) than projected
  benefit obligations.............................        (203,000)     2,373,000
Unrecognized prior service cost...................         321,000       --
Unrecognized net asset existing at January 1,
  1987............................................         109,000       --
Unrecognized net gain.............................         646,000         20,000
                                                    --------------  --------------
Accrued pension liability.........................  $      873,000  $   2,393,000
                                                    --------------  --------------
                                                    --------------  --------------

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
    Net pension expense for the qualified plan for the year ended December 31, 1995 included the following components:

Service cost......................................  $      281,000
Interest cost.....................................         271,000
Actual return on plan assets......................      (1,000,000)
Net amortization and deferral.....................         580,000
                                                    --------------
  Net pension expense.............................  $      132,000
                                                    --------------
                                                    --------------

    In determining the annual pension expense and benefit obligations, the Bank's actuaries assumed compensation level increases of 4.5% to 5.0% over ten years and a long-term rate of return on plan assets of 9% for the qualified plan. The discount rate used was 6.5% for both the qualified plan and the non-qualified plan.

    It is the Bank's policy to fund pension costs as accrued for the qualified plan. Unfunded past service liability related to the qualified plan is being amortized over a 30 year period to 2012. Employees become automatically vested if qualified plans are terminated.

    The Bank has an employee 401(k) plan covering substantially all employees. Under terms of the plan, the Bank contributes one-half of each eligible participant's annual contributions up to a maximum Bank contribution of 3%. The Bank's contributions to the plan for the year ended December 31, 1995 was $121,439.

    The Bank adopted a deferred compensation plan in 1994 which provides for additional compensation to designated officers based upon the return on equity of the Bank. The award vests ratably over three years beginning after the year of the award. Payment of awards is deferred until the participant terminates employment with the Bank. The total deferred compensation expense under the plan for the year ended December 31, 1995 was $36,000.

11. COMMITMENTS AND CONTINGENCIES

    The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    Commitments to extend credit amounting to $109,907,000 were outstanding at December 31, 1995. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

    Standby letters of credit amounting to $2,481,000 were outstanding at December 31, 1995. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a

                                 GROSSMONT BANK

                               DECEMBER 31, 1995

11. COMMITMENTS AND CONTINGENCIES (CONTINUED) customer to a third party. Those guarantees are primarily issued to support private borrowings arrangements. Most guarantees will expire within one year. The Bank generally requires collateral or other security to support financial instruments with credit risk. Management does not anticipate that any material loss will result from the outstanding commitments to extend credit or standby letters of credit.

    At December 31, 1995, aggregate net minimum annual rental commitments for certain real property under noncancellable operating leases having an initial or remaining term of more than one year are as follows:

1996..............................................  $      802,000
1997..............................................         728,000
1998..............................................         683,000
1999..............................................         617,000
2000..............................................         550,000
Thereafter........................................       4,080,000
                                                    --------------
                                                    $    7,460,000
                                                    --------------
                                                    --------------

    The leases provide for additional rents based on increases in the Consumer Price Index and require payment of real estate taxes and insurance. Total rent expense was $1,028,000 for the year ended December 31, 1995.

12. REGULATORY MATTERS (UNAUDITED)

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt correction action provisions of FDICIA became effective on December 19, 1992. The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under these guidelines, at December 31, 1995, the Bank was considered "well capitalized."

    The Federal Deposit Insurance Corporation (FDIC) requires that the Bank maintain minimum amounts of capital. The Bank exceeded all applicable capital requirements to be classified as "well capitalized" as of December 31, 1995, as defined by the FDIC as follows:

                                                         WELL
                                                     CAPITALIZED
                                                     REQUIREMENT    GROSSMONT BANK
                                                    --------------  --------------
Risk-based capital ratio..........................           310%          15.31%

Tier 1 Risk based capital ratio...................            36%          14.05%

Tier 1 leveraged capital ratio....................            35%           9.29%

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Grossmont Bank

La Mesa, California:

    We have audited the accompanying consolidated statement of condition of Grossmont Bank and subsidiary (the "Bank") as of December 31, 1994, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grossmont Bank and subsidiary as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the consolidated financial statements, the Bank changed its method of accounting for certain investments in 1994 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                             KPMG Peat Marwick LLP

San Diego, California
January 20, 1995

                      CONSOLIDATED STATEMENT OF CONDITION

                               DECEMBER 31, 1994

                                                                                                         1994
                                                                                                    --------------
                                                      ASSETS
Cash and due from banks...........................................................................  $   33,187,000
Federal funds sold................................................................................      25,950,000
Investments:
  Securities available for sale...................................................................      36,816,000
  Securities held to maturity.....................................................................      90,764,000
Loans, net of allowance for loan losses of $6,095,000.............................................     247,412,000
Bank equipment and property, net..................................................................       8,285,000
Real estate held for sale.........................................................................         160,000
Interest receivable and other assets..............................................................      10,286,000
                                                                                                    --------------
                                                                                                    $  452,860,000
                                                                                                    --------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

DEPOSITS:
  Demand..........................................................................................  $  118,308,000
  Interest-bearing demand.........................................................................     169,431,000
  Savings.........................................................................................      45,776,000
  Time............................................................................................      72,991,000
                                                                                                    --------------
    Total deposits................................................................................     406,506,000
Interest payable and other liabilities............................................................       8,907,000
                                                                                                    --------------
    Total liabilities.............................................................................     415,413,000
                                                                                                    --------------
STOCKHOLDER'S EQUITY:
  Common stock, $1.50 par value; 3,000,000 shares authorized, 1,199,755 shares issued and
    outstanding...................................................................................       1,800,000
  Additional paid-in capital......................................................................       4,513,000
  Retained earnings...............................................................................      31,344,000
  Unrealized losses on securities available for sale, net.........................................        (210,000)
                                                                                                    --------------
    Total stockholder's equity....................................................................      37,447,000
Commitments and contingencies.....................................................................  $  452,860,000
                                                                                                    --------------

See accompanying notes to consolidated financial statements.

                        CONSOLIDATED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1994

                                                                                                         1994
                                                                                                     -------------
INTEREST INCOME:
  Interest and fees on loans.......................................................................  $  21,140,000
  Federal funds sold...............................................................................        463,000
  Investment securities:
    U.S. Treasury..................................................................................      5,170,000
    U.S. government agencies and corporations......................................................      2,979,000
    Other..........................................................................................         57,000
                                                                                                     -------------
      Total interest income........................................................................     29,809,000
INTEREST EXPENSE:
  Deposits.........................................................................................      7,150,000
  Other............................................................................................        152,000
                                                                                                     -------------
      Total interest expense.......................................................................      7,302,000
                                                                                                     -------------
      Net interest income..........................................................................     22,507,000
Provision for loan losses..........................................................................        350,000
                                                                                                     -------------
      Net interest income after provision for loan losses..........................................     22,157,000
                                                                                                     -------------
OTHER OPERATING INCOME:
  Service charges on deposit accounts..............................................................      2,050,000
  Trust fees.......................................................................................        366,000
  Litigation settlement............................................................................      1,591,000
  Gain on sale of Trust Department, net............................................................      1,133,000
  Gain on sale of loans............................................................................         25,000
  Other............................................................................................      1,561,000
                                                                                                     -------------
      Total other operating income.................................................................      6,726,000
                                                                                                     -------------
OTHER OPERATING EXPENSES:
  Salaries and employee benefits...................................................................      9,989,000
  Occupancy, net...................................................................................      2,125,000
  Furniture and equipment..........................................................................      1,071,000
  Other real estate owned, net.....................................................................        116,000
  Legal............................................................................................      1,325,000
  Other............................................................................................      6,575,000
                                                                                                     -------------
      Total other operating expenses...............................................................     21,201,000
                                                                                                     -------------
Income before income taxes.........................................................................      7,682,000
Income tax expense.................................................................................      2,675,000
                                                                                                     -------------
      Net income...................................................................................  $   5,007,000
                                                                                                     -------------

See accompanying notes to consolidated financial statements.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                          YEAR ENDED DECEMBER 31, 1994

                                                                                      UNREALIZED
                                                                                       LOSSES ON
                                    COMMON STOCK          ADDITIONAL                  SECURITIES       TOTAL
                             --------------------------    PAID-IN       RETAINED      AVAILABLE   STOCKHOLDER'S
                                SHARES        AMOUNT       CAPITAL       EARNINGS      FOR SALE       EQUITY
                             ------------  ------------  ------------  -------------  -----------  -------------
Balance at December 31,
  1993.....................     1,199,755  $  1,800,000  $  4,513,000  $   26,337,00  $   --       $  32,650,000
Net income.................       --            --            --           5,007,000      --           5,007,000
Unrealized losses on
  securities available for
  sale, net................       --            --            --            --           (210,000)      (210,000)
                             ------------  ------------  ------------  -------------  -----------  -------------
Balance at December 31,
  1994.....................     1,199,755  $  1,800,000  $  4,513,000  $  31,344,000  $  (210,000) $  37,447,000

--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1994

                                                                                                         1994
                                                                                                    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income........................................................................................  $    5,007,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization...................................................................         528,000
  Provision for loan losses.......................................................................         350,000
  Provisions for losses on other real estate owned................................................         106,000
  Loss (gain) on sale of securities available for sale, net.......................................           8,000
  Gain on sale of loans...........................................................................         (25,000)
  Gain on sale of Trust Department................................................................      (1,133,000)
  Loss (gain) on sale of other assets, net........................................................         (41,000)
  Increase in allowance for securities available for sale, net of tax.............................         210,000
  Decrease (increase) in interest receivable and other assets.....................................       1,253,000
  Increase (decrease) in interest payable and other liabilities...................................      (2,572,000)
                                                                                                    --------------
    Net cash provided by (used in) operating activities...........................................       3,691,000
                                                                                                    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net increase in loans outstanding...............................................................     (47,405,000)
  Purchases of investment securities held to maturity.............................................      (5,562,000)
  Maturities of investment securities held to maturity............................................       5,000,000
  Principal repayment on investment securities held to maturity...................................       4,064,000
  Purchases of securities available for sale......................................................     (56,437,000)
  Maturities of securities available for sale.....................................................      82,200,000
  Proceeds from sale of securities available for sale.............................................      17,993,000
  Net proceeds from sale of Trust Department......................................................       1,133,000
  Purchases of bank equipment and property........................................................      (1,502,000)
  Proceeds from sale of bank equipment and property...............................................         618,000
  Proceeds from sale of loans.....................................................................       2,999,000
  Net (increase) decrease in real estate held for sale............................................         267,000
  Proceeds from the sale of other real estate owned...............................................       3,991,000
                                                                                                    --------------
    Net cash provided by (used in) investing activities...........................................       7,359,000
                                                                                                    --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits........................................................................       3,920,000
                                                                                                    --------------
Net increase (decrease) in cash and cash equivalents..............................................      14,970,000
Cash and cash equivalents at beginning of year....................................................      44,167,000
                                                                                                    --------------
Cash and cash equivalents at end of year..........................................................  $   59,137,000
                                                                                                    --------------
                                                                                                    --------------
SUPPLEMENTAL CASH FLOW AND NONCASH INVESTING AND FINANCING ACTIVITIES INFORMATION:
  Cash paid during the year for interest:.........................................................  $    7,325,000
                                                                                                    --------------
                                                                                                    --------------
  Cash paid during the year for taxes.............................................................  $    2,860,000
                                                                                                    --------------
                                                                                                    --------------
NONCASH INVESTING ACTIVITIES:
  Additions to the other real estate owned acquired in settlement of loans........................  $      571,000
                                                                                                    --------------
                                                                                                    --------------

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Grossmont Bank and subsidiary (the "Bank") conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant policies:

(A) BASIS OF PRESENTATION:

    The consolidated financial statements include the accounts of Grossmont Bank and its wholly-owned subsidiary, GB Capital. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Grossmont Bank is an indirect, wholly-owned subsidiary of Bancomer-Mexico ("Bancomer").

    In December 1994, Bancomer announced their intent to sell the Bank.

(B) INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE:

    In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"), management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Securities to be held for indefinite periods of time, but not necessarily to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value with unrealized gains or losses reported as a separate component of equity. Realized gains or losses on the sale of securities available for sale, if any, are determined using the adjusted cost of the specific securities sold. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors. Effective January 1, 1994, the Bank adopted Statement 115.

(C) LOANS:

    Interest on commercial and real estate mortgage loans is accrued based on principal amounts outstanding. Interest on consumer loans is computed on the interest method. The accrual of interest on loans is discontinued when, in management's judgment, a reasonable doubt exists as to the collectability of principal or interest payments in the normal course of business. Interest on such loans accrued in prior periods is charged against the allowance for loan losses. Interest accrued on such loans in the current period is reversed from interest income. A loan is restored to accrual status when the loan becomes both well-secured and it is in the process of collection.

(D) ALLOWANCE FOR LOAN LOSSES:

    An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience and current economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. Loans which are deemed to be uncollectible

                               DECEMBER 31, 1994

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

    In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" ("Statement 114") and in October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures" ("Statement 118"). Under the provisions of Statement 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Statement 114 defines methods of measuring impairment and, if the measure of the impaired loan is less than the recorded investment in the loan, it requires a creditor to create a valuation allowance with a corresponding charge to bad debt expense. Statement 118 amends Statement 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. In addition, Statement 118 amends certain disclosure requirements of Statement 114. Statement 114 and 118 apply to financial statements for fiscal years beginning after December 15, 1994 and initial adoption is required to be reflected prospectively. The Bank does not expect these Statements to have a material impact on its financial position or results of operations.

(E) LOAN FEES:

    Nonrefundable loan fees and related direct costs associated with the origination or purchase of loans are deferred, and the net fees or costs are recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

(F) BANK EQUIPMENT AND PROPERTY:

    Bank equipment and property are stated at cost less accumulated depreciation and amortization. Depreciation is charged to expense over the estimated useful lives of the assets on a straight-line basis. Amortization of leasehold improvements is computed on a straight-line basis over the terms of the leases or the estimated useful lives of the improvements, whichever is shorter.

(G) REAL ESTATE HELD FOR SALE:

    Real estate held for sale is stated at the lower of cost or estimated market value and represents land held by GB Capital through a consolidated joint venture.

(H) OTHER REAL ESTATE OWNED:

    Other real estate owned is recorded at the lower of the recorded loan balance or the estimated fair value of the property at the time of acquisition. Fair value is based on current appraisals less estimated selling and holding costs. The excess of the recorded loan balance over the estimated fair value of the property at the time of acquisition is charged to the allowance for loan losses. Any subsequent write-downs are charged to operating expenses and recognized as a valuation allowance. Subsequent increases in the fair value of the asset less selling costs reduces the valuation allowance, not below zero, and is credited to income. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other operating expenses.

                               DECEMBER 31, 1994

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(I) INCOME TAXES:

    The Bank files a consolidated federal income tax return and a combined California state franchise tax return with Bancomer Holding Company of California (the Parent). In accordance with the tax sharing agreement with its Parent, income tax amounts are determined as if the Bank filed separate tax returns, except for certain benefits related to the acquisition of the Bank which Bancomer claims.

    The Bank accounts for income taxes using Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Statement 109 requires the use of the asset and liability method of accounting for taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(J) TRUST ASSETS:

    In accordance with the usual practice of banks, assets and liabilities held by the Bank in fiduciary or agency capacity for clients are not included in the Bank's consolidated financial statements as such items are not assets or liabilities of the Bank (Note 14).

(K) CASH AND CASH EQUIVALENTS:

    For purposes of the statement of cash flows, cash and cash equivalents consist of cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

NOTE 2 SECURITIES AVAILABLE FOR SALE

    The book value, gross unrealized gains and losses and approximate market value of securities available for sales as of December 31, 1994, are as follows:

                                                                               GROSS       GROSS
                                                               AMORTIZED    UNREALIZED   UNREALIZED   APPROXIMATE
                                                                 COST          GAINS       LOSSES    MARKET VALUE
                                                             -------------  -----------  ----------  -------------
1994
  U.S. Treasury............................................  $  17,227,000   $   2,000   $  310,000  $  16,919,000
  U.S. government agencies.................................     19,919,000      --           22,000     19,897,000
                                                             -------------  -----------  ----------  -------------
                                                             $  37,146,000   $   2,000   $  332,000  $  36,816,000
                                                             -------------  -----------  ----------  -------------
                                                             -------------  -----------  ----------  -------------

    The maturity distribution based on amortized cost and approximate market value at December 31, 1994 by contractual maturity, is shown below. Expected maturities will differ from contractual maturities

                               DECEMBER 31, 1994

NOTE 2 SECURITIES AVAILABLE FOR SALE (CONTINUED) because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                    MATURITY DISTRIBUTION
                                                                 ----------------------------
                                                                   AMORTIZED     APPROXIMATE
                                                                     COST       MARKET VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $  27,033,000  $  26,954,000
Due after one year through five years..........................     10,113,000      9,862,000
                                                                 -------------  -------------
                                                                 $  37,146,000  $  36,816,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    Proceeds from the sale of securities available for sale were $17,993,000 during 1994. Gross gains of $1,000, and gross losses of $9,000 were realized on those sales during 1994.

NOTE 3 INVESTMENT SECURITIES HELD TO MATURITY

    The book value, gross unrealized gains and losses and approximate market value of investment securities held to maturity as of December 31, 1994 are as follows:

                                                                             GROSS        GROSS
                                                             AMORTIZED    UNREALIZED    UNREALIZED    APPROXIMATE
                                                               COST          GAINS        LOSSES     MARKET VALUE
                                                           -------------  -----------  ------------  -------------
1994
  U.S. Treasury..........................................  $  57,902,000   $  19,000   $  1,552,000  $  56,369,000
  U.S. government agencies...............................     32,520,000       3,000      1,499,000     31,024,000
  Other..................................................        342,000      --             21,000        321,000
                                                           -------------  -----------  ------------  -------------
                                                           $  90,764,000   $  22,000   $  3,072,000  $  87,714,000
                                                           -------------  -----------  ------------  -------------
                                                           -------------  -----------  ------------  -------------

    The maturity distribution based on amortized cost and approximate market value at December 31, 1994 by contractual maturity is shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or prepayment penalties.

                                                                    MATURITY DISTRIBUTION
                                                                 ----------------------------
                                                                   AMORTIZED     APPROXIMATE
                                                                     COST       MARKET VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $  16,177,000  $  16,006,000
Due after one year through five years..........................     68,033,000     65,490,000
Due after five years through ten years.........................      5,925,000      5,575,000
Due after ten years............................................        629,000        643,000
                                                                 -------------  -------------
                                                                 $  90,764,000  $  87,714,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    At December 31, 1994, investment securities held to maturity with a book value of $6,785,000 were pledged as security for public deposits and other purposes as required by various statutes and agreements.

                               DECEMBER 31, 1994

NOTE 4 LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES

    At December 31, 1994 loans consist of the following:

                                                                                     1994
                                                                                --------------
Commercial....................................................................  $  112,879,000
Interim construction..........................................................      24,262,000
Consumer......................................................................      44,027,000
Real Estate...................................................................      73,542,000
                                                                                --------------
                                                                                   254,710,000
                                                                                --------------
Less:
  Deferred loan fees..........................................................      (1,203,000)
  Allowance for loan losses...................................................      (6,095,000)
                                                                                --------------
                                                                                $  247,412,000
                                                                                --------------
                                                                                --------------

    The Bank's loan portfolio consists primarily of loans to borrowers within San Diego County. As of December 31, 1994, the Bank had approximately $45,621,000 of commercial and interim construction loans which were secured by real estate located in San Diego County. Generally, these loans are secured by first trust deeds and do not exceed 75% of the properties' appraised values at origination. The portfolio is well diversified in both project type and areas within the San Diego County region. Project types include single-family residences, multi-family residences, commercial office buildings and centers, industrial buildings and special purpose projects. Generally, loans are either underwritten as permanent mortgages (with a 15-year or longer amortization but a shorter maturity), or are expected to be repaid from the proceeds of permanent financing or proceeds from the sale of the project or other assets of the borrowers.

    Loans contractually past due 90 days or more as to interest or principal payments and still accruing interest totaled $518,000 as of December 31, 1994.

    There were $3,812,000 of loans on nonaccrual status as of December 31, 1994. Interest income of $40,000 would have been recorded for the year ended December 31, 1994 if nonaccrual loans had been performing in accordance with their original terms.

    In addition to the above, the Bank services real estate loans for others approximating $7,838,000 at December 31, 1994.

    A summary of the activity in the allowance for loan losses is as follows:

                                                                                      1994
                                                                                  ------------
Balance, beginning of year......................................................  $  6,161,000
Provision charged to operating expense..........................................       350,000
Loans charged off, net of recoveries............................................      (416,000)
                                                                                  ------------
Balance, end of year............................................................  $  6,095,000
                                                                                  ------------
                                                                                  ------------

    Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the

                               DECEMBER 31, 1994

NOTE 4 LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED) allowance based on their judgments related to information available to them at the time of their examination.

    In the normal course of business, the Bank has made loans to certain directors, officers, and their affiliates under terms consistent with the Bank's general lending policies. Such loans aggregated approximately $5,648,000 at December 31, 1994.

NOTE 5 OTHER REAL ESTATE OWNED

    A summary of the activity in the allowance for OREO is as follows:

                                                                                     1994
                                                                                 -------------
Balance, beginning of year.....................................................  $   1,022,000
Provisions charged to expense..................................................        106,000
Charge-offs....................................................................     (1,128,000)
                                                                                 -------------
Balance, end of year...........................................................  $    --
                                                                                 -------------
                                                                                 -------------

NOTE 6 BANK EQUIPMENT AND PROPERTY

    Bank equipment and property at December 31, 1994 are as follows:

                                                                                     1994
                                                                                 -------------
Land and buildings.............................................................  $   6,088,000
Leasehold improvements.........................................................      2,750,000
Furniture, fixtures and equipment..............................................      5,432,000
                                                                                 -------------
                                                                                    14,270,000
Less accumulated depreciation and amortization.................................     (5,985,000)
                                                                                 -------------
                                                                                 $   8,285,000
                                                                                 -------------
                                                                                 -------------

NOTE 7 DEPOSITS

    Time deposits at December 31, 1994 are comprised of the following:

                                                                                     1994
                                                                                 -------------
Time deposits of $100,000 or more..............................................  $  32,668,000
Time deposits under $100,000...................................................     40,323,000
                                                                                 -------------
                                                                                 $  72,991,000
                                                                                 -------------
                                                                                 -------------

    The following summarizes the maturity of time deposits of $100,000 or more at December 31, 1994:

Three months or less............................................................  $18,849,000
Over three months through twelve months.........................................   13,402,000
Over twelve months..............................................................      417,000
                                                                                  -----------
                                                                                  $32,668,000
                                                                                  -----------
                                                                                  -----------

                               DECEMBER 31, 1994

NOTE 7 DEPOSITS (CONTINUED)
    Interest expense on deposits at December 31, 1994 is comprised of the following:

                                                                                      1994
                                                                                  ------------
Interest-bearing demand.........................................................  $  3,715,000
Savings Time....................................................................     1,060,000
Time............................................................................     2,375,000
                                                                                  ------------
                                                                                  $  7,150,000
                                                                                  ------------
                                                                                  ------------

    Bancomer, the Bank's parent, held a $230,000 time deposit at December 31, 1994. In addition, Mercury Bank and Trust, Limited, a subsidiary of Bancomer, held at $6,000,000 time certificate of deposit at December 31, 1994. These funds were pledged as collateral for letters of credit and short-term loans made by the Bank to the parent's customers. Interest paid is based on the LIBOR rate.

NOTE 8 SHORT-TERM BORROWINGS

    At December 31, 1994, the Bank has unsecured Federal Funds Facility lines of credit totaling $20,000,000 which accrue interest at the Federal Funds rate. There is no amount outstanding at year-end. Interest expense related to these borrowings of $68,000 was incurred during 1994. The $5,000,000 line expires February 28, 1995 and the $15,000,000 line expires July 31, 1995. Management expects that, in the normal course of business, Federal Funds Facility lines of credit that expire will be renewed or replaced by other lines of credit if necessary.

NOTE 9 FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("Statement 107"), requires that the Bank disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

    CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD

    The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

    INVESTMENT SECURITIES

    Fair values are based on quoted market prices available as of the statement of condition date. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type and further segmented into fixed and adjustable rate interest terms and by credit risk categories. The fair value estimates do not take into consideration the value of the loan portfolio in the event the loans had to be sold outside the parameters of normal operating activities.

    The fair value of fixed rate loans and non-performing or adversely classified adjustable rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market

                               DECEMBER 31, 1994

NOTE 9 FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) discount rates that reflect the credit and interest rate risk inherent in the loans. The discount rates used for performing fixed rate loans are the Bank's current offer rates for comparable instruments with similar terms.

    The fair value of performing adjustable rate loans is estimated to be carrying value. These loans reprice frequently at market rates and the credit risk is not considered to be greater than normal.

    DEPOSIT LIABILITIES

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is equal to the amount payable on demand as of the statement of condition date. The fair value of time certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. No value has been assigned to the Bank's long-term relationships with its deposit customers (core deposit intangible) since its not a financial instrument as defined under Statement 107.

    ACCRUED INTEREST RECEIVABLE AND PAYABLE

    Fair value is considered to be equal to the carrying value of the accrued interest receivable and payable as they are short-term in nature and the related amounts approximate fair value or are receivable or payable on demand.

    SHORT-TERM BORROWINGS

    Carrying amounts of borrowings under lines of credit approximate fair values.

    COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND FINANCIAL
     GUARANTEES WRITTEN

    The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

    LIMITATIONS

    Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on what management believes to be conservative judgments regarding expected future cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated as of December 31, 1994, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

                               DECEMBER 31, 1994

NOTE 9 FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    The fair values of the Bank's financial instruments at December 31, 1994 are as follows:

                                                                         1994
                                                         -------------------------------------
                                                                               FAIR VALUE
                                                         CARRYING AMOUNT        ESTIMATES
                                                         ----------------  -------------------
Financial assets:
  Cash and cash equivalents............................   $   59,137,000     $    59,137,000
  Investment securities................................      127,580,000         124,530,000
  Loans, net...........................................      247,412,000         240,541,000
  Financial liabilities--deposits......................      406,506,000         406,352,000


                                                                               FAIR VALUE
                                                         CONTRACT AMOUNT        ESTIMATES
                                                         ----------------  -------------------
Off-balance sheet financial instruments:
  Commitments to extend credit.........................   $   92,009,000     $     1,380,000
  Standby letters of credit............................        2,381,000              36,000

NOTE 10 INCOME TAXES

    The components of income tax expense for the year ended December 31, 1994 are as follows:

                                                                                      1994
                                                                                  ------------
Current:
  Federal.......................................................................  $  2,569,000
  State.........................................................................       625,000
                                                                                  ------------
    Total current...............................................................     3,194,000
                                                                                  ------------
Deferred:
  Federal.......................................................................       (66,000)
                                                                                  ------------
    Total deferred..............................................................       (66,000)
Change in valuation allowance...................................................      (453,000)
                                                                                  ------------
    Total income taxes..........................................................  $  2,675,000
                                                                                  ------------
                                                                                  ------------

                               DECEMBER 31, 1994

NOTE 10 INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 are as follows:

                                                                                     1994
                                                                                 -------------
Deferred tax assets:
  OREO property, principally due to differences in valuation of property.......  $      44,000
  Litigation settlement........................................................        570,000
  Pension expenses.............................................................      1,796,000
  Software amortization........................................................        717,000
  Deferred compensation........................................................        438,000
  Deferred loan fees...........................................................        548,000
  Loan loss allowance, due to differences in computation of bad debts..........      2,721,000
  State taxes..................................................................        134,000
  Other........................................................................        450,000
                                                                                 -------------
    Total gross deferred tax assets............................................      7,418,000
  Less valuation allowance.....................................................     (3,749,000)
                                                                                 -------------
    Net deferred tax assets....................................................      3,669,000
                                                                                 -------------
                                                                                 -------------
Net deferred tax liabilities--
  plants and equipment, principally due to differences in depreciation.........  $    (285,000)
                                                                                 -------------
                                                                                 -------------

    Based upon the level of historical taxable income in previous years and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Bank will realize the benefits of these deductible differences, net of the existing valuation at December 31, 1994.

    A reconciliation of total income taxes for the year ended December 31, 1994 to the amount computed by applying the applicable statutory federal income tax rate of 34% to earnings before income taxes follows:

                                                                                      1994
                                                                                  ------------
Computed expected income taxes..................................................  $  2,612,000
Increase (decrease) in taxes resulting from:
  State tax for which no federal benefit is available...........................       134,000
  Decrease in valuation allowance...............................................      (453,000)
  Benefit of net operating loss carryforwards...................................       (45,000)
  Other, net....................................................................       427,000
                                                                                  ------------
                                                                                  $  2,675,000
                                                                                  ------------
                                                                                  ------------

NOTE 11 EMPLOYEE BENEFIT PLANS

    The Bank has noncontributory pension plans covering substantially all full-time employees. The plans provide benefits based upon years of service and final average earnings, offset by the benefits purchased by the former Employee Stock Ownership Plan.

                               DECEMBER 31, 1994

NOTE 11 EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following table sets forth the plans' funded status and amounts recorded in the Bank's consolidated financial statements at December 31, 1994:

                                                                           1994
                                                             ---------------------------------
                                                               QUALIFIED
                                                                 PLAN       NON-QUALIFIED PLAN
                                                             -------------  ------------------
Actuarial present value of benefit obligations:
  Vested benefit obligations...............................   $ 2,524,000     $    2,500,000
                                                             -------------  ------------------
  Accumulated benefit obligations ("ABO")..................   $ 2,682,000     $    2,500,000
                                                             -------------  ------------------
Projected benefit obligation for service-to-date...........   $ 3,447,000     $    2,500,000
Plan assets at fair value..................................    (3,748,000)          --
                                                             -------------  ------------------
Plan assets less (greater) than projected benefit
  obligations..............................................      (301,000)         2,500,000
Unrecognized prior service cost............................       360,000           (255,000)
Unrecognized net asset existing at Janauary................       118,000           --
Unrecognized net gain......................................       820,000            127,000
Adjusted required to recognize minimum liability...........       --                 128,000
                                                             -------------  ------------------
Accrued pension liability..................................   $   997,000     $    2,500,000
                                                             -------------  ------------------
                                                             -------------  ------------------

    Net pension expense for the qualifed plan at December 31, 1994 included the following components:

                                                                                      1994
                                                                                   -----------
Service cost.....................................................................  $   258,000
Interest cost....................................................................      239,000
Actual return on plan assets.....................................................      151,000
Net amortization and deferral....................................................     (638,000)
                                                                                   -----------
  Net pension expense............................................................  $    10,000
                                                                                   -----------
                                                                                   -----------

    In determining the annual pension expense and benefit obligations, the Bank's actuaries assumed compensation level increases of 4.5% to 5.5% over ten years and a long-term rate of return on plan assets of 9% for the qualified plan. The discount rate used for 1994 was 7.5% for the qualified plan and the non-qualified plan.

    It is the Bank's policy to fund pension costs as accrued for the qualified plan. Unfunded past service liability related to the qualified plan is being amortized over a 30-year period to 2012. Employees become automatically vested if qualified plans are terminated.

    The Bank has an employee 401(k) plan covering substantially all employees. Under terms of the plan, the Bank contributes one-half of each eligible participant's annual contributions up to a maximum Bank contribution of 3%. The Bank's contributions to the plan for the year ended December 31, 1994 were $101,000.

    During 1994, the Bank terminated a deferred compensation plan which provided for additional compensation to officers. The annual award to each eligible employee was computed under a formula which considered the income of the Bank, return on average assets, and growth in assets as compared to its peer group. Awards vest ratably over three years beginning after the year of award. Payment of awards is

                               DECEMBER 31, 1994

NOTE 11 EMPLOYEE BENEFIT PLANS (CONTINUED) deferred until the participant terminates employment with the Bank. The total deferred compensation expense under this plan for 1994 was $17,000.

    The Bank adopted another deferred compensation plan in the current year which provides for additional compensation to designated officers based upon the return on equity of the Bank. The award vests ratably over three years beginning after the year of the award. Payment of awards is deferred until the participant terminates employment with the Bank. The total deferred compensation expense under the new plan for 1994 was $127,000.

NOTE 12 COMMITMENTS AND CONTINGENCIES

    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    Commitments to extend credit amounting to $92,009,000 were outstanding at December 31, 1994. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

    Standby letters of credit amounting to $2,381,000 were outstanding at December 31, 1994. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. Most guarantees will expire within one year. The Bank generally requires collateral or other security to support financial instruments with credit risk. Management does not anticipate that any material loss will result from the outstanding commitments to extend credit or standby letters of credit.

    At December 31, 1994, aggregate net minimum annual rental commitments for certain real property under noncancellable operating leases having an initial or remaining term of more than one year are as follows:

                                                                                      1994
                                                                                  ------------
1995............................................................................  $    829,000
1996............................................................................       565,000
1997............................................................................       540,000
1998............................................................................       478,000
1999............................................................................       406,000
Thereafter......................................................................     3,869,000
                                                                                  ------------
  Total.........................................................................  $  6,687,000
                                                                                  ------------
                                                                                  ------------

                               DECEMBER 31, 1994

NOTE 12 COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The leases provide for additional rents based on increases in the Consumer Price Index and require payment of real estate taxes and insurance. Total rent expense was $984,000 for the year ended December 31, 1994.

    Because of the nature of its activities, the Bank is at all times subject to pending and threatened legal actions which arise out of the normal course of its business. The Bank has been named in a class action lawsuit involving a breach of Western Trusts Service's fiduciary duties (Note 14). The matter is in the discovery stages and management does not believe any material liability will result.

    During 1994, the Bank was awarded $1,591,000 in punitive damages and insurance coverage in settlement of a legal action.

NOTE 13 REGULATORY MATTERS (UNAUDITED)

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized", "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under these guidelines, at December 31, 1994, the Bank was considered "well capitalized."

    The Federal Deposit Insurance Corporation ("FDIC") requires that the Bank maintain minimum amounts of capital. The Bank exceeded all applicable capital requirements to be classified as "well capitalized" as of December 31, 1994, as defined by the FDIC as follows:

                                                               WELL CAPITALIZED REQUIREMENT      GROSSMONT BANK
                                                              -------------------------------   ----------------
Risk-based capital ratio....................................      GREATER THAN OR EQUAL TO 10%        13.70%
Tier 1 Risk-based capital ratio.............................       GREATER THAN OR EQUAL TO 6%        12.44%
Tier 1 leveraged capital ratio..............................       GREATER THAN OR EQUAL TO 6%         8.26%

    As a result of the 1994 FDIC examination of the Bank, the Memorandum of Understanding ("MOU") which was issued in 1992 was terminated.

NOTE 14 TRUST SALE

    On January 5, 1994, following regulatory approval, the Bank sold all of the trust business of Western Trust Services, a division of the Bank, to an unrelated party for $2,500,000. The sale resulted in a pretax net gain of $1,133,000. This gain has been adjusted for additional compensation paid to the principals, and for other costs related to the disposal, based upon the net profit of the sale. Total settlement amounts paid to the principals related to the disposal of the trust business totaled approximately $722,000. The consolidated financial statements have not been restated to report separately the net assets and operating results of this discontinued operation as the amounts are immaterial to the consolidated financial statements taken as a whole.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                    DATED AS OF THE THIRD DAY OF JULY, 1997

                                 BY AND BETWEEN

                              ZIONS BANCORPORATION

                                      AND

                               GB BANCORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

RECITALS..................................................................................................          1

                                                ARTICLE I. THE MERGER

SECTION 1.1.        Structure of the Merger...............................................................          1

SECTION 1.2.        Effect on Outstanding Shares..........................................................          2

SECTION 1.3.        Exchange Procedures...................................................................          2

SECTION 1.4         Dissenters' Rights....................................................................          3

SECTION 1.5.        Options...............................................................................          4

                                       ARTICLE II. CONDUCT PENDING THE MERGER

SECTION 2.1.        Conduct of the Company's Business Prior to the Effective Time.........................          4

SECTION 2.2.        Forbearance by the Company............................................................          4

SECTION 2.3.        Cooperation...........................................................................          6

                                     ARTICLE III. REPRESENTATIONS AND WARRANTIES

SECTION 3.1.        Representations and Warranties of the Company.........................................          6

SECTION 3.2.        Representations and Warranties of the Acquiror........................................         15

                                                ARTICLE IV. COVENANTS

SECTION 4.1.        Acquisition Proposals.................................................................         16

SECTION 4.2.        Certain Policies of the Company.......................................................         17

SECTION 4.3.        Employees.............................................................................         17

SECTION 4.4.        Access and Information................................................................         17

SECTION 4.5.        Certain Filings, Consents and Arrangements............................................         18

SECTION 4.6.        Indemnification; Directors' and Officers' Insurance...................................         18

SECTION 4.7.        Additional Agreements.................................................................         19

SECTION 4.8.        Publicity.............................................................................         19

SECTION 4.9.        Registration Statement; Proxy Statement...............................................         19

SECTION 4.10.       Shareholders' Meeting.................................................................         20

SECTION 4.11.       Notification of Certain Matters.......................................................         20

SECTION 4.12.       Tax-Free Reorganization Treatment; Pooling............................................         20

SECTION 4.13.       Shareholder Agreements; Affiliate's Letters...........................................         20

SECTION 4.14.       Director Resignations.................................................................         21

SECTION 4.15.       No Omission of Material Fact..........................................................         21

SECTION 4.16.       Blue Sky; NASDAQ Listing..............................................................         21

                                        ARTICLE V. CONDITIONS TO CONSUMMATION

SECTION 5.1.        Conditions to All Parties' Obligations................................................         21

SECTION 5.2.        Conditions to the Obligations of the Acquiror.........................................         24

SECTION 5.3.        Conditions to the Obligation of the Company...........................................         24

                                               ARTICLE VI. TERMINATION

SECTION 6.1.        Termination...........................................................................         24

SECTION 6.2.        Effect of Termination.................................................................         25

                                   ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

SECTION 7.1.        Effective Date and Effective Time.....................................................         25

                                             ARTICLE VIII. OTHER MATTERS

SECTION 8.1.        Certain Definitions; Interpretation...................................................         25

SECTION 8.2.        Survival..............................................................................         26

SECTION 8.3.        Waiver................................................................................         26

SECTION 8.4.        Counterparts..........................................................................         26

SECTION 8.5.        Governing Law.........................................................................         26

SECTION 8.6.        WAIVER OF JURY TRIAL..................................................................         26

SECTION 8.7.        Expenses..............................................................................         26

SECTION 8.8.        Notices...............................................................................         27

SECTION 8.9.        Entire Agreement; Etc.................................................................         27

SECTION 8.10.       Assignment............................................................................         28

                                                   LIST OF ANNEXES

Annex I -- Company Rights

Annex II -- Form of Shareholder's Agreement

Annex III -- Form of Employment Agreement

                             INDEX OF DEFINED TERMS

Acquiror..............................................................................           1
Acquiror Common Stock.................................................................           1
Acquiror Reports......................................................................          29
Acquisition Proposal..................................................................          30
Affiliates............................................................................          37
Benefit Plans.........................................................................          17
BHC Act...............................................................................           1
BIF...................................................................................          10
California Commissioner...............................................................          12
Certificate...........................................................................           3
CGCL..................................................................................           2
Code..................................................................................           2
Company...............................................................................           1
Company Bank..........................................................................           6
Company Common Stock..................................................................           1
Company Disclosure Letter.............................................................          10
Company Reports.......................................................................          12
Company's knowledge...................................................................          45
Conversion Number.....................................................................           2
Costs.................................................................................          32
Covered Person........................................................................          25
Dissenters' Shares....................................................................           2
Dissenting Shareholder................................................................           2
Effective Date........................................................................          45
Effective Time........................................................................          45
Employees.............................................................................          17
Environmental Law.....................................................................          22
ERISA.................................................................................          17
ERISA Affiliate.......................................................................          18
Exchange Act..........................................................................          23
Exchange Agent........................................................................           3
FDIC..................................................................................          10
Federal Reserve Board.................................................................           1
GAAP..................................................................................           9
Government Regulators.................................................................          15
Hazardous Material....................................................................          23
Indemnified Parties...................................................................          32
knowledge of the Company..............................................................          45
material..............................................................................          46
Material Adverse Effect...............................................................          46
Maximum Amount........................................................................          33
Meeting...............................................................................          35
Merger................................................................................           2
Merger Consideration..................................................................           2
NASDAQ................................................................................           3
OREO..................................................................................          23
Participation Facility................................................................          22

Pension Plan..........................................................................          17
person................................................................................          46
Plan..................................................................................           1
Plans.................................................................................          17
Proxy Statement/Prospectus............................................................          34
Registration Statement................................................................          34
Rights................................................................................           1
Shareholder Agreements................................................................          36
subsidiary............................................................................          46
Surviving Corporation.................................................................           2
Termination Fee.......................................................................          45
Trust.................................................................................           7
UBCA..................................................................................           2

    AGREEMENT AND PLAN OF MERGER, dated as of the third day of July, 1997 (this "Plan"), by and between ZIONS BANCORPORATION (the "Acquiror") and GB BANCORPORATION (the "Company").

                                   RECITALS:

    A. THE ACQUIROR. The Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, with its principal executive offices located in Salt Lake City, Utah. The Acquiror is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of the date hereof, the Acquiror has 100,000,000 authorized shares of common stock, no par value per share ("Acquiror Common Stock"), of which no more than 60,080,923 shares were outstanding as of the date hereof. The Acquiror has received an opinion from its financial advisor confirming the fairness of the Merger to its shareholders from a financial point of view.

    B. THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in San Diego, California. As of the date hereof, the Company has 10,000,000 authorized shares of common stock, no par value per share ("Company Common Stock"), of which no more than 2,165,036 shares were outstanding as of the date hereof (including 151,143 shares issuable upon the exercise of certain options), and has no other class of capital stock authorized. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act.

    C. RIGHTS, ETC. The Company does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights"), except pursuant to the options described on Annex I hereto (which includes details on the terms and conditions of any Rights, including the grantee, vesting periods and exercise prices of any options).

    D. BOARD APPROVALS. The Board of Directors of the Company and the Independent Committee of the Board of Directors of the Acquiror have duly approved this Plan and have duly authorized its execution and delivery.

    E. INTENTION OF THE PARTIES. It is the intention of the parties to this Plan that (a) the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the Merger for accounting purposes shall qualify as a "pooling of interests."

    In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             ARTICLE I. THE MERGER

    SECTION 1.1.  STRUCTURE OF THE MERGER.  On the Effective Date (as defined in
Section 7.1), the Company will merge (the "Merger") with and into the Acquiror, with the Acquiror being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in the Utah Business Corporation Act (the "UBCA") and the California General Corporation Law (the "CGCL"). The Surviving Corporation shall continue to be governed by the UBCA and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time (as defined in Section 7.1), the articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of the Acquiror immediately prior to the Effective Time.

    SECTION 1.2.  EFFECT ON OUTSTANDING SHARES.

        (a) At the Effective Time, automatically and without any action on the part of any holder thereof, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares held by holders (each, a "Dissenting Shareholder") who perfect their rights to dissent under the CGCL (the "Dissenters' Shares")), shall be converted into the right to receive 2.2748 (the "Conversion Number", or, on a fully diluted basis and assuming there are no Dissenters' Shares, 4.925 million shares in the aggregate) shares of the Acquiror Common Stock (the aggregate of all such shares of Acquiror Common Stock is hereinafter called the "Merger Consideration"). Upon the payment by the Surviving Corporation of the "fair value" of any Dissenters' Shares in accordance with the CGCL, such Dissenters' Shares shall be cancelled and retired and shall cease to exist, and no exchange or further payment shall be made with respect thereto.

        (b) No fractional shares of Acquiror Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Acquiror Common Stock pursuant hereto, cash adjustments will be paid to holders in respect of any fractional share of Acquiror Common Stock that would otherwise be issuable; the amount of such cash adjustment shall be equal to such fractional proportion of the average closing price of Acquiror Common Stock as quoted on the Nasdaq National Market ("NASDAQ") for the five trading days ending on the third business day immediately prior to the Effective Time.

    SECTION 1.3. EXCHANGE PROCEDURES. (a) At and after the Effective Time, each certificate theretofore representing shares of Company Common Stock (each, a "Certificate") shall represent only the right to receive the applicable portion of the Merger Consideration without interest and any cash in lieu of fractional shares deliverable pursuant hereto without interest.

        (b) As of the Effective Time, the Acquiror shall deposit, or shall cause to be deposited, with such bank or trust company as the Acquiror shall elect (which may be a subsidiary of the Acquiror) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, the Merger Consideration and cash in lieu of fractional shares to be paid pursuant to Section 1.2 and deposited pursuant to this Section 1.3 in exchange for outstanding shares of Company Common Stock.

        (c) As soon as practicable after the Effective Time, but in no event later than three business days thereafter, the Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other customary provisions as the Acquiror may reasonably determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of Acquiror Common Stock and (2) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration or on the cash in lieu of fractional shares payable to holders of Certificates. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the exchange described in this Section 1.3(c) may nonetheless be effected and a check for the cash to be paid in lieu of fractional shares may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of the Acquiror and the Exchange Agent, (i) to evidence and effect such transfer but for the provisions of Section 1.3(e) hereof and (ii) to evidence that all applicable stock transfer taxes have been paid.

        (d) Whenever a dividend or other distribution is declared by the Acquiror on Acquiror Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; PROVIDED, HOWEVER, that no dividend or other distribution declared or made on Acquiror Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.3. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of Acquiror Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender with respect to such whole shares of Acquiror Common Stock.

        (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Acquiror or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration and the cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

        (f) Any portion of the aggregate Merger Consideration or cash deposited with the Exchange Agent pursuant to Section 1.2(b) hereof that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be returned by the Exchange Agent to the Surviving Corporation. Any shareholder of the Company who has not theretofore complied with this Section 1.3 shall thereafter be entitled to look only to the Surviving Corporation for payment of the Merger Consideration and cash in lieu of fractional shares deliverable in respect of each share of Company Common Stock held by such shareholder without any interest thereon. If Certificates are not surrendered or the consideration therefor is not claimed prior to the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be paid over to the Surviving Corporation), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares deliverable in exchange therefor.

    SECTION 1.4. DISSENTERS' RIGHTS. Any Dissenting Shareholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Section 1300 of the CGCL, shall not be entitled to the Merger Consideration in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the CGCL, and shall be entitled to receive only the payment provided for by Section 1300 of the CGCL with respect to such Dissenters' Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.2 hereof.

    SECTION 1.5. OPTIONS. At the Effective Time, any option granted by the Company or its subsidiaries to purchase shares of Company Common Stock which is outstanding and exercisable immediately prior to the Effective Time and has not been exercised at the Effective Time shall be terminated.

                     ARTICLE II. CONDUCT PENDING THE MERGER

    SECTION 2.1.  CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE
TIME. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Acquiror or any of their subsidiaries to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) take no action that is reasonably likely to have a Material Adverse Effect (as defined in Section 8.1 hereof) on the Company or on Grossmont Bank, a wholly owned subsidiary of the Company (the "Company Bank").

    SECTION 2.2. FORBEARANCE BY THE COMPANY. During the period from the date of this Plan to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries, without the prior written consent of the Acquiror, to:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except in connection with any commitments to incur indebtedness or guarantee the obligations of GB Capital Trust, a wholly owned subsidiary of the Company (the "Trust"), related to the Company's and the Trust's $7.5 million liquidation amount of 10 1/4% Capital Securities;

        (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock or issue any additional shares of capital stock except in each case pursuant to the exercise of stock options outstanding as of the date hereof as set forth on Annex I and on the terms in effect on the date hereof;

        (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force as of the date of this Plan;

        (d) make any capital expenditures, other than (i) capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $250,000, individually or in the aggregate, and (ii) capital expenditures in connection with the opening of a branch of the Company Bank in La Jolla, California and capital expenditures in connection with any bids to acquire additional branches which are outstanding as of the date hereof and which have been notified to the Acquiror prior to the date hereof;

        (e) except pursuant to commitments existing on the date hereof, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any Benefit Plan (as defined in Section 3.1(p)), with or for the benefit of any employee, other than general increases in the aggregate compensation paid to all employees of the Company in the ordinary course of business consistent with past practice not in excess of 4.5% in any 12-month period or any amendment required by applicable law (provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

        (f) other than in the ordinary course of business consistent with past practice, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, PROVIDED that the Company shall make no acquisition of business operations without the Acquiror's prior consent; PROVIDED, FURTHER that this Section 2.1(f) shall not apply to any investment related to bids to acquire additional branches which are outstanding as of the date hereof and which have been notified to the Acquiror prior to the date hereof;

        (g) other than with respect to loans or contracts for deposits made in the ordinary course of business consistent with past practice, enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000;

        (h) settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for money damages in excess of $50,000 or material restrictions upon the operations of the Company or any of its subsidiaries;

        (i) except in the ordinary course of business and in amounts less than $250,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim; PROVIDED, HOWEVER, that the Company may take (or permit a subsidiary to take) any such action if, within two business days after the Company requests in writing (which request shall include information and analyses sufficient for Acquiror to assess the proposed action) that the Acquiror consent to the taking of such action, the Acquiror has approved such request in writing or has not responded in writing to such request;

        (j) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except
    (i) in the ordinary course of business consistent with past practice and in conformity with all applicable Company policies and procedures and (ii) any loans or advances as to which the Company (or a subsidiary thereof) has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by the Company in writing to the Acquiror prior to the execution of this Plan;

        (k) except as contemplated by Section 4.2 hereof, change its method of accounting as in effect at December 31, 1996, except as required by changes in generally accepted accounting principles ("GAAP") as concurred in by the Company's independent auditors;

        (l) engage in any merger, consolidation or other similar transaction with, or acquire a significant portion of the capital stock or assets of, any other corporate or other entity except in the ordinary course of business or in connection with foreclosures and collection on secured interests;

        (m) enter into any new activities or lines of business, or cease to conduct any activities or lines of business that it conducts on the date hereof, or conduct any business activity not consistent with past practice;

        (n) amend its articles of incorporation or its by-laws; or

        (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2 hereof.

    SECTION 2.3. COOPERATION. The Company shall, and the Company shall cause its subsidiaries to, cooperate with Acquiror in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or
Section 2.2 hereof.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

    SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Acquiror, that, except as specifically disclosed in a letter of the Company delivered to the Acquiror prior to the date hereof (and making specific reference to the Section of this Plan for which an exception is taken) (the "Company Disclosure Letter"):

        (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct.

        (b) CAPITAL STOCK. All outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and (except pursuant to Section 662 of the California Financial Code) non-assessable and are not subject to any preemptive rights.

        (c) DUE ORGANIZATION. The Company Bank is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company Bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

        (d) AUTHORITY. Each of the Company and its subsidiaries has the corporate power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on the Company) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

        (e) SUBSIDIARIES; SIGNIFICANT INVESTMENTS. The only subsidiaries of the Company are the Company Bank and the Trust. All of the shares of capital stock of each of the Company's subsidiaries are owned directly and of record by the Company free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no Rights with respect to any such capital stock. None of the Company or any of such subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, except for shares of such subsidiaries held by the Company.

        (f) SHAREHOLDER APPROVALS. (i) Subject to the receipt of required shareholder approval of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. In addition, the Company has received the written opinion of Goldman, Sachs & Co. to the effect that the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view. This Plan is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject as to enforcement to applicable bankruptcy, insolvency, receivership, conservatorship, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (ii) The affirmative vote approving the principal terms of this Plan of a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only shareholder vote required for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

        (g) NO VIOLATIONS. The execution, delivery and performance of this Plan by the Company do not, and the consummation of the transactions contemplated hereby or thereby by the Company and any of its subsidiaries will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or any of its subsidiaries (or any of their respective properties) is subject, which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the Company or any subsidiary of the Company or
    (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than, as to the Company, (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) hereof and (ii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (h) REPORTS. (i) Since September 30, 1995, each of the Company and the Company Bank has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the Federal Reserve Board, (b) the United States Department of the Treasury, (c) the California Commissioner of Financial Institutions or his predecessor (the "California Commissioner"), and (d) any other governmental or regulatory authority or agency having jurisdiction over its operations (the "Company Reports"). Each of the balance sheets or statements of condition contained (including any related notes and schedules) in the Company Reports fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of operation and retained earnings and of cash flows or equivalent statements contained in the Company Reports (including any related notes and schedules) fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP applicable to bank holding companies during the periods involved, except as may be noted therein.

        (ii) The Company Bank has made available to the Acquiror its Consolidated Reports of Condition and Consolidated Reports of Income for the calendar quarters dated September 30, 1995 and thereafter. All of such Consolidated Reports of Condition and Consolidated Reports of Income, including the related schedules and memorandum items, were prepared in accordance with GAAP applied in all material respects or, to the extent different from GAAP, accounting principles mandated by the applicable instructions to such Consolidated Reports of Condition or Consolidated Reports of Income.

        (iii) No adjustments are required to be made to the equity capital account of the Company Bank as reported on any of the Consolidated Reports of Condition referred to in Section 3.1(h)(ii) hereof in order to conform such equity capital account to equity capital as would be determined in accordance with GAAP as of such date.

        (iv) The Company has furnished to the Acquiror (i) its annual report on Form FR Y-6 as filed with the Federal Reserve Board as of December 31, 1996, and (ii) its quarterly reports on Forms FR Y-9C and FR Y-9LP as filed with the Federal Reserve Board as of March 31, 1997.

        (i)  ABSENCE OF UNDISCLOSED LIABILITIES AND CERTAIN CHANGES OR
    EVENTS. Since March 31, 1997, the Company and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Since March 31, 1997, there has not been any change in the condition (financial or other), properties, business, results of operations or prospects of the Company or its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company or the Company Bank (other than changes (i) in banking laws or regulations, or interpretations thereof, that affect the banking industry generally, (ii) in the general level of interest rates or (iii) in GAAP).

        (j) GUARANTEES; SURETYSHIPS; CONTINGENT LIABILITIES. The Company Disclosure Letter lists and briefly describes all guarantees, matters of suretyship and similar contingent liabilities, other than loan commitments, of the Company and its subsidiaries.

        (k) TAXES. (i) All federal, state, local and foreign tax returns (including information returns) required to be filed by or on behalf of the Company or its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns have been paid in full and adequate provision has been made for any such taxes (in accordance with GAAP) on the Company's balance sheets set forth in the Company Reports. There is no pending audit examination, assessment or proposed assessment of a deficiency, or refund litigation with respect to any taxes of the Company or its subsidiaries. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes (in accordance with GAAP) on the Company's balance sheet as set forth in the Company Reports. Neither the Company nor its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

        (ii) No liens or other security interests have been imposed on any assets of the Company or its subsidiaries in connection with any failure (or alleged failure) to pay any tax. The Company and its subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person. Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the taxes of any person (other than the Company or its subsidiaries). For purposes of this paragraph (k), "taxes" includes all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company or its subsidiaries, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        (l) ABSENCE OF CLAIMS. As of the date hereof, there is no pending litigation, controversy, claim, action or proceeding against the Company or any of its subsidiaries before any court or governmental agency, and, to the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

        (m) ABSENCE OF REGULATORY ACTIONS. Neither the Company nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        (n) AGREEMENTS. (i) Except for this Plan and arrangements made in the ordinary course of business, the Company and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended ("the Securities Act")) to be performed after the date hereof that has not been disclosed to the Acquiror. Neither the Company nor any of its subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement,
    (B) agreement with any executive officer or other key employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of the Company or any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or (E) agreement containing covenants that limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

        (ii) Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

        (o) LABOR MATTERS. Neither the Company nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its subsidiaries pending or threatened.

        (p) EMPLOYEE BENEFIT PLANS. (i) All benefit and compensation plans, contracts, policies or arrangements covering current employees or former employees of the Company and its subsidiaries (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are listed in the Company Disclosure Letter. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to the Acquiror.

        (ii) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of
    Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) or has reliance on an Internal Revenue Service opinion letter, and the Company is not aware of any pending action or investigation to revoke such favorable determination letter. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Plans. Neither the Company nor any of its subsidiaries has engaged in a prohibited transaction (as defined in Section 4975(c) of the Code or 406(a) of ERISA) with respect to any Plan that is not covered by an exception and, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

        (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or
    Section 414 of the Code (an "ERISA Affiliate"). Neither the Company, any of its subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of
    Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Plan.

        (iv) All contributions accrued and required to be made under the terms of any Plan have been timely made or have been reflected on the consolidated financial statements of the Company included in the Company Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

        (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

        (vi) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan. The Company or the subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

        (vii) The consummation of the transactions contemplated by this Plan will not (x) entitle any employees of the Company or any of the subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans.

        (q) REAL PROPERTY. (i) The Company Disclosure Letter contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the Company or any of its subsidiaries and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased in whole or in part by the Company or any of its subsidiaries, together with a list of all applicable leases, the name of the lessor and any requirement of consent of the lessor to the transactions contemplated herein. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is, to the knowledge of the Company, threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of the Company or any of its subsidiaries is subject to any current interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by the Company or any of its subsidiaries.

        (ii) Each of the leases referred to in the Company Disclosure Letter is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or any of its subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company the foregoing representation is based on the knowledge of the Company.

        (r) TITLE. The Company and each of its subsidiaries has good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

        (s) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

        (t) COMPLIANCE WITH LAWS. Since September 30, 1995, the Company and each of its subsidiaries have complied in all material respects with all applicable laws. The Company and each of its subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, or is subject to no material liability or disability by reason of the failure to have such permit, license, certificate of authority, order or approval or to have made such filing, application or registration; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

        (u) FEES. Other than with respect to financial advisory services performed for the Company by Goldman, Sachs & Co., in amounts and pursuant to agreements previously disclosed to the Acquiror, neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company, in connection with the Plan or the transactions contemplated hereby.

        (v) ENVIRONMENTAL MATTERS. (i) With respect to the Company and each of its subsidiaries:

           (A) Each of the Company and its subsidiaries and the Participation Facilities (as defined below) is in substantial compliance with all Environmental Laws (as defined below);

           (B) There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the Company's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility;

           (C) To the Company's knowledge, there is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(v)(i)(B) hereof;

           (D) Neither the Company nor any subsidiary has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law, which notice, demand letter, executive or administrative order, directive or request for information as not been resolved to the satisfaction of the applicable governmental entity;

           (E) To the Company's knowledge, there are no underground storage tanks on, in or under any properties or Participation Facility and no underground storage tanks have been closed or removed from any properties or Participation Facility which are or have been in the ownership of it or any of its subsidiaries; and

           (F) To the Company's knowledge, during and prior to the period of (l) its or any of its subsidiaries' ownership or operation of any of their respective current properties or (m) its or any of its subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Material or oil in, on, under or affecting such properties, except in compliance with, and as would not result in liability under, any applicable Environmental Law;

        (ii) The following definitions apply for purposes of this Section 3.1(s): (w) "Participation Facility" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary or agency capacity) and, where required by the context, includes any party that could reasonably be expected to be deemed the owner or operator of such property;
    (x) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, executive or administrative order, judgment, decree, injunction, common law requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, that is regulated or is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

        (w) ALLOWANCE. The allowance for possible loan losses shown on the Company's unaudited balance sheet as of March 31, 1997 was adequate, as of the date thereof, under GAAP applicable to banks and bank holding companies. The Company has disclosed to the Acquiror in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and its subsidiaries that have been classified as "Other Assets Specially Mentioned", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets" or words of similar import. The Other Real Estate Owned ("OREO") included in any non-performing assets of the Company or any of its subsidiaries is carried at the lower of cost or market value based on independent appraisals consistent with applicable regulatory requirements.

        (x) MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its subsidiaries.

        (y) INSURANCE. All of the insurance policies and bonds maintained by the Company and its subsidiaries are in full force and effect, the Company and its subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Since December 31, 1995, no material claim by the Company or any of its subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of the Company's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, the Company and its subsidiaries will maintain adequate levels of insurance coverage and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Company Disclosure Letter lists all insurance policies maintained by or for the benefit of the Company, of its subsidiaries or any of their directors, officers, employees or agents, specifying the (i) type of policy, (ii) policy limits and (iii) self-insurance amounts.

        (z) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, international letters of credit and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company included in the Company Reports for the quarter ended March 31, 1997, and none of the material investments made by it or any of its subsidiaries since December 31, 1996, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

        (aa) DERIVATIVES. Neither the Company nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

        (bb) BOOKS AND RECORDS. The books and records of the Company and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

        (cc) CORPORATE DOCUMENTS. The Company has delivered to the Acquiror true and complete copies of (i) its amended articles of incorporation and amended by-laws and (ii) the articles of incorporation and by-laws of the Company Bank.

        (dd) COMPANY ACTION. The Board of Directors of the Company has adopted resolutions recommending that the principal terms of this Plan be approved by the shareholders of the Company and directing that this Plan be submitted for consideration by the Company's shareholders at the Company's Meeting.

        (ee) INDEMNIFICATION. Neither the Company nor any of its subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, individual agents or other individuals who serve or served in any other capacity with any other enterprise at the request of the Company or a subsidiary of the Company (a "Covered Person"), and to the knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under
    Section 4.6 if such provisions were deemed to be in effect.

        (ff) LOANS. Each loan reflected as an asset on the Company's balance sheet as of December 31, 1996 and each balance sheet date subsequent thereto
    (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be and (ii) to the knowledge of the Company and Company Bank, are not subject to any defenses which may be asserted against Company Bank. All loans and extensions of credit that have been made by Company Bank and that are subject to Sections 22(h), 23A and 23B of the Federal Reserve Act comply therewith.

        (gg) INTANGIBLE PROPERTY. To the best of the knowledge of the Company, each of the Company and its subsidiaries owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of the Company, no material product or service offered and no material trademark, service mark, or similar right used by the Company or its subsidiaries infringes any rights of any other person, and, as of the date hereof, neither the Company nor any of its subsidiaries has received any written or oral notice of any claim of such infringement.

        (hh) FAIR LENDING; COMMUNITY REINVESTMENT ACT. As of the date hereof, with the exception of routine investigation of consumer complaints, neither the Company nor any of its subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. The Company Bank received a CRA rating of "satisfactory" in its most recent CRA examination.

        (ii) CAPITAL EXPENDITURES. Neither the Company nor any of its subsidiaries has any outstanding commitments in the nature of capital expenditures which in the aggregate exceed $500,000.

        (jj) NO OMISSION OF MATERIAL FACT. No representation or warranty by the Company in this Plan or under any documents, instruments, certificates or schedules delivered pursuant hereto contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

    SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR. The Acquiror represents and warrants to the Company that:

        (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to the Acquiror are true and correct.

        (b) CORPORATE ORGANIZATION AND QUALIFICATION. The Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah. The Acquiror is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on the Acquiror. The Acquiror has the requisite corporate and other power and authority (including all federal, state, local and foreign government authorizations) to carry on its respective businesses as they are now being conducted and to own or lease their respective properties and assets.

        (c) CORPORATE AUTHORITY. The Acquiror has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Plan and to consummate the transactions contemplated hereby. This Plan is a valid and binding agreement of the Acquiror enforceable against the Acquiror in accordance with its terms subject as to enforcement to applicable bankruptcy, insolvency, receivership, conservatorship, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (d) NO VIOLATIONS. The execution, delivery and performance of this Plan by the Acquiror do not, and the consummation of the transactions contemplated hereby by the Acquiror will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Acquiror (or any of its properties) is subject, which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect on the Acquiror, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws of the Acquiror or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Acquiror is a party, or to which any of its properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Acquiror; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than, as to the Acquiror, (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) hereof, and (ii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on the Acquiror.

        (e) KNOWLEDGE AS TO CONDITIONS. As of the date hereto, the Acquiror knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

        (f) FEES. Other than with respect to financial advisory services performed for the Acquiror by Alex. Brown & Sons Incorporated in amounts and pursuant to agreements previously disclosed to the Company, neither the Acquiror nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Acquiror or any subsidiary of the Acquiror, in connection with the Plan or the transactions contemplated hereby.

        (g) SEC REPORTS. (i) As of their respective dates, neither the Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, nor any other document filed by the Acquiror subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits) filed with the SEC (collectively, the "Acquiror Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets or statements of condition contained or incorporated by reference in Acquiror Reports (including in each case any related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows contained or incorporated by reference in Acquiror Reports (including in each case any related notes and schedules) fairly presented in all material respects the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein.

        (ii) The Acquiror has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file since December 31, 1995 with the SEC.

                             ARTICLE IV. COVENANTS

    SECTION 4.1. ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its subsidiaries nor any of the respective officers and directors of the Company or its subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any signif-icant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, the Company may enter into discussions or negotiations, or provide information in connection with, a possible Acquisition Proposal if the Board of Directors of the Company reasonably determines, following receipt of advice of the Company's legal counsel, that such discussions or negotiations must be commenced, or such information must be furnished, in the exercise of its fiduciary duty. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall make all reasonable efforts to enforce any confidentiality agreements to which it or any of its subsidiaries is a party. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 4.1. The Company will notify the Acquiror immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

    SECTION 4.2. CERTAIN POLICIES OF THE COMPANY. At the written request of the Acquiror, the Company shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) immediately prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of the Acquiror and GAAP. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 4.2.

    SECTION 4.3. EMPLOYEES. If any employee of the Company or any subsidiary of the Company becomes a participant in any employment benefit plan, practice, or policy of the Surviving Corporation, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Date with the Company or such subsidiary of the Company for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of the Company or any subsidiary of the Company that continue in effect following the Effective Time.

    SECTION 4.4. ACCESS AND INFORMATION. Upon reasonable notice, the Company shall (and shall cause its subsidiaries to) afford to the Acquiror and its representatives (including, without limitation, directors, officers and employees of the Acquiror and its affiliates, and counsel, accountants and other advisors retained by the Acquiror and its affiliates) such access (including, without limitation, for the purpose of conducting supplemental due diligence reviews) during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, loan and credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as the Acquiror may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein.

    SECTION 4.5. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. The Acquiror and the Company shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby and shall use their reasonable best efforts to cause the applications for the approvals described in clauses (i) and (ii) of
Section 5.1(b) to be initially filed on or before July 31, 1997, and the Acquiror shall afford the Company the opportunity to review drafts of such filings and applications prior to their being filed with the applicable governmental authorities, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

    SECTION 4.6.  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

        (a) From and after the Effective Time through the third anniversary of the Effective Date, the Acquiror agrees to indemnify and hold harmless each present and former director and officer of the Company or any subsidiary of the Company determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Plan or any of the transactions contemplated hereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and the Company's articles of incorporation or by-laws in effect on the date hereof, and the Acquiror shall also advance expenses as incurred to the extent permitted under California law and the Company's articles of incorporation and by-laws.

        (b) Any Indemnified Party wishing to claim indemnification under Section 4.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice Acquiror. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Acquiror shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

        (c) For a period of three years after the Effective Time, the Acquiror shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Acquiror may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); PROVIDED, HOWEVER, that in no event shall the Acquiror be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.6(c), any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Acquiror shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, the Acquiror may request the Company to, and the Company shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to the Acquiror, extending for a period of three years the Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy the Acquiror's obligations under this Subsection (c).

        (d) If Acquiror or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Acquiror shall assume the obligations set forth in this Section 4.6.

        (e) The provisions of this Section 4.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    SECTION 4.7. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

    SECTION 4.8. PUBLICITY. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and the Acquiror shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

    SECTION 4.9. REGISTRATION STATEMENT; PROXY STATEMENT. As soon as practicable after the date hereof, the Acquiror shall prepare a registration statement (the "Registration Statement"), including a proxy statement/prospectus (the "Proxy Statement/Prospectus") in respect of the Company's Meeting, for the purpose of registering the Acquiror Common Stock to be issued pursuant hereto, file the Registration Statement with the SEC and respond to comments of the staff of the SEC. The Company represents and covenants that (a) all information supplied by it to the Acquiror expressly for use in the Registration Statement will be accurate and complete in all material respects and (b) none of the information to be supplied by the Company will, in the case of the Proxy Statement/Prospectus, as of the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. The Acquiror represents and covenants that
(a) all information supplied by it expressly for use in the Registration Statement will be accurate and complete in all material respects and (b) none of the information to be supplied by the Acquiror will, in the case of the Proxy Statement/Prospectus, as of the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. The Company shall cooperate with and assist the Acquiror in the preparation of the Registration Statement and the Proxy Statement/Prospectus.

    SECTION 4.10. SHAREHOLDERS' MEETING. The Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of the Company Common Stock (the "Meeting") as promptly as practicable for the purpose of approving the principal terms of this Plan. Except to the extent the Company's board of directors reasonably determines otherwise in the exercise of its fiduciary duties, following receipt of advice of the Company's legal counsel, the Company's board of directors shall recommend at the Meeting that the principal terms of this Plan be approved by its shareholders.

    SECTION 4.11. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any subsidiary of such party is a party or is subject; and (b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and the Acquiror shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan.

    SECTION 4.12. TAX-FREE REORGANIZATION TREATMENT; POOLING. Neither the Acquiror nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify (a) the Merger as a "reorganization" within the meaning of Section 368 of the Code or (b) the Merger as a "pooling of interests" for accounting purposes.

    SECTION 4.13.  SHAREHOLDER AGREEMENTS; AFFILIATE'S LETTERS.

        (a) The directors of the Company, in their capacities as shareholders, have executed and delivered to the Acquiror shareholder agreements substantially in the form of Annex II hereto (the "Shareholder Agreements"), committing such persons, among other things, (i) to vote their shares of Company Common Stock in favor of the Plan at the Company's Meeting, (ii) to certain representations concerning the ownership of Company Common Stock and Acquiror Common Stock to be received in the Merger, (iii) to certain restrictions concerning the resale of Acquiror Common Stock received by such individuals in the Merger and (iv) not to take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes.

        (b) As soon as practicable after the date of the Company's Meeting, the Company shall identify to the Acquiror all persons who the Company believes to be affiliates of the Company as that term is used in paragraphs (c) and
    (d) of Rule 145 under the Securities Act ("Affiliates"). With respect to any such person, if any, who, at that time, has not previously executed a Shareholder Agreement substantially in the form of Annex II hereto, the Company shall use its best efforts to obtain a written agreement from such person providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and not to take any action or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes. The Company shall cause forms of such written agreement to be delivered to each other person who the Company believes may be or become an Affiliate of the Acquiror for purposes of enabling such persons to comply with the exchange procedures set forth in Section 1.3(c) hereof.

    SECTION 4.14. DIRECTOR RESIGNATIONS. The Company shall cause to be delivered to the Acquiror at the Effective Time the resignations of the members of the board of directors of the Company.

    SECTION 4.15. NO OMISSION OF MATERIAL FACT. None of the information regarding the Company or any of its subsidiaries or the transactions contemplated hereby supplied or to be supplied by the Company or any of its subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained therein not misleading; and no representation or warranty by the Company under any documents, instruments, certificates or schedules to be delivered hereto will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements of facts contained therein not misleading.

    SECTION 4.16. BLUE SKY; NASDAQ LISTING. Acquiror shall use its reasonable best efforts (a) to list on NASDAQ, upon official notice of issuance, the Acquiror Common Stock to be issued in the Merger and (b) to obtain all required state securities laws and "Blue Sky" permits necessary to consummate the transactions contemplated hereby.

                     ARTICLE V. CONDITIONS TO CONSUMMATION

    SECTION 5.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of the Acquiror and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

        (a) The shareholders of the Company shall have approved the principal terms of the Merger by no less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the CGCL.

        (b) The Acquiror and the Company shall have procured the approvals, consents or waivers with respect to the Plan and the transactions contemplated hereby (i) by the California Commissioner pursuant to California law and (ii) by the Federal Reserve Board, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for the Acquiror, are necessary or appropriate for the consummation of the transactions contemplated by the Plan; PROVIDED, HOWEVER, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any non-customary condition or requirement that, individually or in the aggregate, (i) would result in a Material Adverse Effect on the Acquiror or any of its subsidiaries or (ii) would reduce the economic and business benefits of the transactions contemplated by the Plan to the Acquiror in so significant and adverse a manner that the Acquiror, in its judgment, would not have entered into this Plan had such condition or requirement been known at the date hereof.

        (c) All other requirements prescribed by law which are necessary to the consummation of the Merger and any transactions necessary to consummate the Merger shall have been satisfied.

        (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any transaction necessary to consummate the Merger, and no litigation or proceeding shall be pending against the Acquiror or the Company or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the Merger or any transaction necessary to consummate the Merger.

        (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Plan.

        (f) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (g) The Acquiror and the Company shall have received an opinion of Sullivan & Cromwell, no later than thirty (30) days from the date hereof, and confirmed immediately prior to the Effective Time, substantially to the effect that for federal income tax purposes (i) the Merger will be a reorganization within the meaning of Section 368(a) of the Code; (ii) the Acquiror and the Company will each be a party to that reorganization; (iii) except with respect to cash received in lieu of fractional share interests, holders of Company Common Stock will not recognize gain or loss for federal income tax purposes as a result of the receipt of Acquiror Common Stock in the Merger; (iv) the basis of the Acquiror Common Stock received by the shareholders of the Company in the Merger will equal the basis of the Company Common Stock for which it is exchanged; and (v) the holding period of the Acquiror Common Stock received by the shareholders of the Company in the Merger will include the holding period of the Company Common Stock for which it is exchanged, assuming that such Company Common Stock is a capital asset in the hands of the holder thereof at the Effective Time. Such opinion may be based on, in addition to the review of such matters of law and fact as counsel rendering the opinion considers appropriate, (i) representations made at counsel's request by the Acquiror or the Company, shareholders of the Acquiror or the Company, or any combination of such persons, (ii) certificates provided at counsel's request by officers of the Acquiror or of the Company and other appropriate persons and (iii) assumptions set forth in the opinion with the consent of the Acquiror and the Company.

        (h) Each of Alan W. Severson and Christopher L. Skillern shall have entered into an employment agreement with the Company Bank substantially in the form and substance as set forth in Annex III hereto.

        (i) The CRA rating of the Company Bank shall be no lower than "satisfactory."

        (j) Acquiror shall have received all state securities laws and "Blue Sky" permits necessary to consummate the transactions contemplated hereby.

        (k) As of the Effective Time, the Acquiror Common Stock shall be included for quotation on NASDAQ.

    SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF THE ACQUIROR. The obligations of the Acquiror to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) (i) The Acquiror shall have received from the Company's independent certified public accountants a "cold comfort" letter or "specified procedures" letter (as described in SAS No. 72), dated (A) the effective date of the Registration Statement and (B) shortly prior to the Effective Date, with respect to certain financial information regarding the Company, each of such letters to be in the form customarily issued by "Big Six" independent auditors in transactions of this type, and (ii) the Company shall have received from the Company's independent public accountants a letter confirming that activities of the Company would not preclude the Merger from being treated as a "pooling of interests" for accounting purposes (PROVIDED, HOWEVER, that for purposes of such letter, it may be assumed that the Company satisfies the "independence" test).

        (b) Each of the representations and warranties of the Company contained in this Plan shall have been true and correct on the date hereof and shall be true and correct in all material respects at the

    Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period), PROVIDED, HOWEVER, that for purposes of this Section 5.2(b) a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such representation or warranty to be true and correct has or constitutes, or is likely to have or constitute or relates to, either individually or in the aggregate with other representations or warranties, a Material Adverse Effect on the Company and its subsidiaries taken as a whole; the Company shall have performed, or shall have caused to be performed, in all material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and the Acquiror shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

        (c) The Acquiror shall have received the written resignation of each director (in such director's capacity as director) of the Company, effective as of the Effective Time.

        (d) [AS AMENDED SEPTEMBER 5, 1997] Holders of no more than 10% of the outstanding shares of Company Common Stock shall have given notice that their shares of Company Common Stock be treated as Dissenters' Shares.

        (e) The Acquiror shall have received a conformed copy of a certificate of satisfaction of the Franchise Tax Board of the State of California that all taxes imposed by law on the Company have been paid or secured, as filed with the Secretary of State for the State of California pursuant to Section 1103 of the California Corporations Code.

        (f) All outstanding Rights with respect to the Company Common Stock shall have been exercised in full.

        (g) There shall be no pending litigation, controversy, claim, action or proceeding against the Company or any of its subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or the Company Bank or to hinder or delay consummation of the transactions contemplated hereby and, to the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

        (h) The Acquiror shall have received from Hogan & Hartson, counsel to the Company, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Acquiror, covering such matters as are customarily covered in opinions delivered in similar transactions.

        SECTION 5.3. CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) The Company shall have received from the Acquiror's independent certified public accountants a "cold comfort" letter or letters or "specified procedures" letter or letters (as described in SAS No. 72), dated
    (A) the effective date of the Registration Statement and (B) shortly prior to the Effective Date, with respect to certain financial information regarding the Acquiror, each of such letters to be in the form customarily issued by "Big Six" independent auditors in transactions of this type.

        (b) Each of the representations, warranties and covenants of the Acquiror contained in this Plan shall have been true and correct on the date hereof and shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period), PROVIDED, HOWEVER, that for purposes of this Section 5.3 a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such representation or warranty to be true and correct has or constitutes or relates to, or is likely to have or constitute or relate to, either individually or in the aggregate with other representations or warranties, a Material Adverse Effect on the Acquiror; the Acquiror shall have performed, or shall have caused to be performed, in all material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and the Company shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.

        (c) The Company shall have received from Sullivan & Cromwell, counsel to the Acquiror, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, covering such matters as are customarily covered in opinions delivered in similar transactions.

                            ARTICLE VI. TERMINATION

    SECTION 6.1. TERMINATION. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company and the Acquiror:

        (a) by the mutual consent of the Acquiror and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

        (b) by the Acquiror or the Company, by written notice to the other parties, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of the Company to approve the principal terms of the Plan at its meeting called to consider such approval or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party;

        (c) by the Acquiror or the Company, by written notice to the other parties, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger;

        (d) by the Acquiror or the Company, by written notice to the other parties, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate;

        (e) by the Acquiror, by written notice to the Company, if the Company takes, causes to be taken or allows to be taken any action that, without giving effect to the exception contained in Section 4.1 regarding the exercise by the Company's board of directors of its fiduciary duties, would otherwise be prohibited under Section 4.1; or

        (f) by the Company, by written notice to the Acquiror prior to the approval by the shareholders of the Company of the principal terms of this Plan, if the Company receives an Acquisition Proposal on terms and conditions which the board of directors determines, after receiving the advice of its outside counsel, (i) that to proceed with the Merger will violate the fiduciary duties of the board of directors to the Company's shareholders and (ii) to accept such proposal; PROVIDED, HOWEVER, that the Company shall not be entitled to terminate this Plan pursuant to this clause (f) unless it shall have provided the Acquiror with written notice of such a possible determination (which written notice will inform the Acquiror of the material terms and conditions of the Acquisition Proposal, including the identity of the proponent) two business days prior to such determination.

    SECTION 6.2.  EFFECT OF TERMINATION.

        (a) In the event of the termination of this Plan by either the Acquiror or the Company, as provided above, this Plan shall thereafter become void and, subject to the provisions of Section 8.2, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan.

        (b) The Company hereby agrees to pay the Acquiror, and the Acquiror shall be entitled to receive payment of, a termination fee (the "Termination Fee") of three million dollars ($3,000,000) upon the termination of this Plan by the Acquiror pursuant to Section 6.1(e) hereof or the Company pursuant to 6.1(f) hereof. Such payment shall be made to the Acquiror in immediately available funds simultaneously with such termination, and the payment of the Termination Fee shall be a condition to the effectiveness of any termination pursuant to Section 6.1(e) hereof or Section 6.1(f) hereof.

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

    SECTION 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. On such date as the Acquiror selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger are satisfied or waived, or on such earlier or later date as may be agreed in writing by the parties, articles of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such articles of merger.

                          ARTICLE VIII. OTHER MATTERS

    SECTION 8.1. CERTAIN DEFINITIONS; INTERPRETATION. As used in this Plan, the following terms shall have the meanings indicated:

        "knowledge of the Company" or the "Company's knowledge" means the actual knowledge of any senior vice president of the Company or the Company Bank or any officer of the Company or the Company Bank ranking senior to any such senior vice president or any director of the Company or the Company Bank.

        "material" means material to the Acquiror or the Company (as the case may be) and its respective subsidiaries, taken as a whole.

        "Material Adverse Effect", with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the condition (financial or other), properties, assets, business, results of operations or prospects of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan.

        "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

        "subsidiary", with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

    SECTION 8.2. SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Section 8.6, Section 8.7 and the last three sentences of
Section 4.4 shall survive such termination.

    SECTION 8.3. WAIVER. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors.

    SECTION 8.4. COUNTERPARTS. This Plan may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    SECTION 8.5. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to conflicts of laws principles thereof.

    SECTION 8.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 8.7. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

    SECTION 8.8. NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, U.S. mail (with receipt), overnight delivery (with receipt), telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

        If to the Company, to:

           GB Bancorporation
           4320 La Jolla Village Drive, Suite 270
           San Diego, California 92122

           Telecopier: (619) 239-7999

           Attention: Robert G. Sarver, Chairman and
           Chief Executive Officer

           With copies to:

           Hogan & Hartson L.L.P.
           555 Thirteenth Street, N.W.
           Washington, D.C. 20004-1109

           Telecopier: (202) 637-5910

           Attention: Stuart G. Stein

        If to the Acquiror, to:

           Zions Bancorporation
           One South Main Street, Suite 1380
           Salt Lake City, Utah 84111

           Telecopier: (801) 524-2129

           Attention: Dale M. Gibbons

           With copies to:

           Sullivan & Cromwell
           444 South Flower Street
           Los Angeles, California 90071

           Telecopier: (213) 683-0457

           Attention: Stanley F. Farrar

    SECTION 8.9.  ENTIRE AGREEMENT; ETC.   This Plan represents the entire
understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, other than the Confidentiality Agreement dated June 10, 1997 between the Acquiror and the Company. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.6, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

    SECTION 8.10. ASSIGNMENT. This Plan may not be assigned by any party hereto without the written consent of the other parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                          ZIONS BANCORPORATION

                                          By: /s/ DALE M. GIBBONS
                                            ------------------------------------
                                            Name: Dale M. Gibbons
                                            Title: Chief Financial Officer

                                          GB BANCORPORATION
                                          By: /s/ ROBERT G. SARVER
                                            ------------------------------------
                                            Name: Robert G. Sarver
                                            Title: Chief Executive Officer

                                                                      APPENDIX B

                                 [LOGO]

PERSONAL AND CONFIDENTIAL

October 8, 1997

Board of Directors
GB Bancorporation
4320 La Jolla Village Drive
Ste. 355
San Diego, CA 92122

Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), of GB Bancorporation (formerly, Bancomer Holding Company) (the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of the Company with Zions Bancorporation ("Zions") pursuant to the Agreement and Plan of Merger dated as of July 3, 1997 by and between the Company and Zions (the "Agreement"). Pursuant to the Agreement, among other things, each Share issued and outstanding at the effective time of the Merger (other than Shares held by holders who perfect their rights to dissent under applicable law) will be converted into the right to receive 2.2748 (the "Exchange Ratio") Shares of Common Stock, no par value ("Common Stock"), of Zions.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time. We also have provided certain investment banking services to Zions from time to time and may provide investment banking services to Zions in the future. Goldman, Sachs & Co. is a full service securities firm and in the course of our normal trading activities we may from time to time effect transactions, for our own account or the account of customers, and hold positions in securities or options on securities of Zions. At the present time, we own no shares of Common Stock of Zions.

                                      New
 York -- London -- Tokyo -- Boston -- Chicago -- Dallas -- Frankfurt -- George
             Town -- Hong Kong -- Houston -- Los Angeles -- Memphis
      Miami -- Milan -- Montreal -- Osaka -- Paris -- Philadelphia -- San
       Francisco -- Singapore -- Sydney -- Toronto -- Vancouver -- Zurich

GB Bancorporation
October 8, 1997
Page 2

In connection with this opinion, we have reviewed, among other things, the Agreement; annual audited Financial Statements for the Company and Grossmont Bank (a wholly-owned subsidiary of the Company) for the five years ended December 31, 1996; Annual Reports to Stockholders and Annual Reports on Form 10-K of Zions for the five years ended December 31, 1996; certain interim reports to the Company's Board of Directors and Quarterly Reports on Form 10-Q for Zions; and certain internal financial analyses and forecasts for the Company and for Zions prepared by their respective managements. We also have held discussions with members of the senior management of the Company and Zions regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company and Zions with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us, and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Zions or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of the Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of the Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.
------------------------------------

(GOLDMAN, SACHS & CO.)

                                                                      APPENDIX C

                         CHAPTER 13. DISSENTERS' RIGHTS

    1300 [SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER].--(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-firm merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions: (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any nationals securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class. (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the organization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

    1301 [DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES].--
(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or shortform merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

    1302. [DISSENTING SHARES, STAMPING OR ENDORSING].-- Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

    1303 [DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT].-- (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

    1304 [DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS].-- (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

    1305 [APPRAISERS DUTY AND REPORT; COURT JUDGEMENT; PAYMENT; APPEAL; COSTS OF ACTION].-- (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

    1306 [DISSENTING SHAREHOLDERS: EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE].-- To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

    1307 [DISSENTING SHARES, DISPOSITION OF DIVIDENDS].-- Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

    1308 [DISSENTING SHARES, RIGHTS AND PRIVILEGES].-- Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

    1309 [DISSENTING SHARES, LOSS OF STATUS]-- Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

    1310 [SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING].-- If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

    1311 [CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES].-- This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

    1312 [VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDER'S RIGHTS; BURDEN OF PROOF].-- (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of the shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.